Filed pursuant to Rule 424(b)(2)
                                                      File Number: 333-122696


            PROSPECTUS               INFORMATION STATEMENT
                OF                             OF
         IPI FUNDRAISING, INC.        IMPRINTS PLUS, INC.


       INFORMATION STATEMENT         INFORMATION STATEMENT
                OF                             OF
  BF ACQUISITION GROUP III, INC.     FUNDRAISINGDIRECT.COM


We are pleased to report that the boards of directors of IPI Fundraising, Inc., BF Acquisition Group III, Inc., FundraisingDirect.com, Inc. and Imprints Plus, Inc. have approved an agreement and plan of merger that provides for the merger of BF Acquisition Group, FundraisingDirect (the majority-owned subsidiary of BF Acquisition Group), and Imprints Plus with and into IPI Fundraising. In connection with this, IPI Fundraising is registering up to 10,064,628 shares of its common stock and 3,000,000 shares of its series A preferred stock (a total of up to 13,064,628 shares) whereby upon completion of the proposed merger, (i) each outstanding share of BF Acquisition Group series A preferred stock shall be converted into the right to receive one (1) share of IPI Fundraising's series A preferred stock, (ii) each outstanding share of BF Acquisition Group common stock shall be converted into the right to receive one (1) share of IPI Fundraising's common stock; (iii) each outstanding share of FundraisingDirect common stock shall be converted into the right to receive one hundred (100) shares of IPI Fundraising's common stock (except as otherwise described herein); and (iv) each outstanding share of Imprints Plus common stock shall be converted into the right to receive one (1) share of IPI Fundraising's common stock. A copy of the merger agreement is attached as Annex A to this prospectus/information statement. IPI Fundraising was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect and otherwise facilitate the merger.

The proposed merger is more fully described in this prospectus/ information statement. Upon the closing of the merger,
(i) BF Acquisition Group stockholders will own approximately 9.69% (975,000 shares) of IPI Fundraising's outstanding common stock and 100% (3,000,000 shares) of IPI Fundraising's outstanding series A preferred stock immediately after the proposed merger; (ii) Imprints Plus stockholders will own approximately 50.64% (5,096,628 shares) of IPI Fundraising's outstanding common stock immediately after the proposed merger; and (iii) the stockholders who own all of the outstanding securities of FundraisingDirect not owned by BF Acquisition Group III, will own approximately 39.67% (3,993,000 shares) of IPI Fundraising's outstanding common stock immediately after the proposed merger (all of the outstanding securities of FundraisingDirect owned by BF Acquisition Group III will be cancelled).

If you are an Imprints Plus stockholder or a FundraisingDirect Stockholder, and you are not in favor of the merger, Delaware law provides that the stockholders of Imprints Plus common stock and FundraisingDirect common stock who have not approved the merger and the merger agreement and who otherwise strictly comply with the applicable requirements of Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex B to this prospectus/information statement, are entitled to an appraisal of the fair value of their shares and may demand payment of the fair value of their shares.

All of the stockholders of BF Acquisition Group series A preferred stock have voted in favor of the merger. If you are a BF Acquisition Group common stockholder and you are not in favor of the merger, Florida law provides that the stockholders of BF Acquisition
Group common stock who have not approved the merger and the merger agreement and who otherwise strictly comply with the applicable requirements of Sections 1301-1333 of the Florida Business Corporation Act, a copy of which is attached as Annex C to this prospectus/information statement, are entitled to an appraisal of the fair value of their shares and may demand payment of the fair value of their shares.

This prospectus/information statement constitutes notice of appraisal rights pursuant to Section 262 of the Delaware General
Corporation  Law  and Sections 1301-1333 of the Florida  Business
Corporation Act.


We encourage you to read this Prospectus/Information Statement carefully. In particular, you should review the matters discussed under the caption "Risk Factors" beginning on page 20 for a discussion of matters relating to an investment in IPI Fundraising common stock and series A preferred stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the IPI Fundraising common stock and series A preferred stock to be issued in the merger or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus/information statement is October 5, 2005 and it is first being mailed on or about October 5, 2005.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus/information statement, and, if given or made, such information or representations must not be relied upon as having been authorized by IPI Fundraising. This prospectus/information statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus/information statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of IPI Fundraising since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                        TABLE OF CONTENTS
                        -----------------





                                                                      Page No.
                                                                      --------

HOW TO OBTAIN ADDITIONAL INFORMATION                                      5

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION                      5

SUMMARY                                                                   5

  The Companies                                                           7

  Effect of the Merger                                                    7

  Conditions to the Merger                                                9

  Indemnification                                                         9

  Expenses Related to the Merger                                          10

  Termination of the Merger Agreement                                     10

  IPI Fundraising Common Stock Is Freely Transferable by Non-Affiliates   10

  Restrictions on the Ability of BF Acquisition Group,
     FundraisingDirect and Imprints Plus Affiliates to sell
     IPI Fundraising Stock                                                10

  Penny Stock Regulations that May Impair Your Ability to Resell
     IPI Fundraising Common Stock                                         10

  Material Federal Income Tax Consequences                                11

  Imprints Plus' Reasons for the Merger                                   11

    Imprints Plus Board of Directors Did Not Seek or Obtain a
     Fairness Opinion                                                     12

  BF Acquisition Group/FundraisingDirect's Reasons for the Merger         12

  BF Acquisition Group Board of Directors and the FundraisingDirect
  Board of Directors Did Not Seek or Obtain a
     Fairness Opinion                                                     12

  Sales Restriction Agreements                                            13

  Accounting Treatment                                                    13

  Regulatory Approvals                                                    13

  Interests of Certain Persons in the Merger                              13

RISK FACTORS                                                              13

Risks Related to the Merger Transaction                                   14

   - If BF Acquisition Group, FundraisingDirect and Imprints Plus are
   not successful in integrating their organizations,
   the anticipated benefits of the merger transaction may not be
   realized.                                                              14

   - The Merger Could Adversely Affect The Combined Companies'
   Financial Condition.                                                   14

   - If the merger transaction does not qualify as a merger under the Internal Revenue Code, the receipt of IPI Fundraising stock will be a taxable event to Imprint Plus, BF Acquisition Group and
   FundraisingDirect stockholders.                                        14

   - None of the Imprints Plus, BF Acquisition Group or
   FundraisingDirect Board of Directors Sought or Obtained a
   Fairness Opinion; and the merger consideration has been
   arbitrarily determined.                                                14

   - Certain Affiliate's Interested Party Status Subjects the Merger
   to Section 144 of the Delaware General Corporation Law.                14

   - Dissenters' Rights Of Appraisal In Connection With The Merger
   Could Have A Severe Material Adverse Effect On
   The Combined Companies.                                                15

Risks Related to IPI Fundraising                                          15

   - IPI Fundraising Management Will Have the Ability To Elect All Of
   Its Directors, Appoint Officers And Otherwise
   Control IPI Fundraising's Affairs And Operations.                      15

   - IPI Fundraising's Board of Directors Has the Discretion to
   Assign Rights And Preferences to Its Blank Check
   Preferred Stock.                                                       15

   - No Public Trading Market For The IPI Fundraising Common Stock
   Exists And There Can Be No Assurances That
   A Regular Trading Market Will Ever Develop For The Shares Of IPI Fundraising Common Stock Or That, If
   Developed; Any Such Market Will Be Sustained.                          15

   - IPI Fundraising's Common Stock Will Likely Be Subject to The
   Commission's Penny Stock Regulations, Which
   May Cause Stockholders to Experience Difficulties in Reselling
   Their Common Stock.                                                    15

   - If IPI Fundraising Authorizes the Issuance of Additional
   Securities, Stockholders May Experience Future Ownership
   Dilution, Which May Have a Potential Adverse Effect on
   The Market Price of Such Securities.                                   16

   - Shares Eligible For Future Sale; Potential Adverse Effect on Any
   Future Market Price of Securities From Sales of Stock; Potential
   Adverse Effect on IPI Fundraising's Ability to Raise Capital
   Through The Sale of Its Securities.                                    16

   - Since IPI Fundraising Does Not Anticipate Paying Cash Dividends
   at this Time, Its Shareholders Will Not Receive
   Dividend Income.                                                       16

Risks Related To Imprints Plus and FundraisingDirect                      16

   - Both Imprints Plus' and FundraisingDirect's Quarterly
   Operating Results May Fluctuate Significantly in the Future
   as a Result of a Variety of Factors, Many of Which Are
   Outside of their Control.                                              16

   - If Imprints Plus and FundraisingDirect Cannot Retain Their Key Personnel And Attract And Retain Additional Key Personnel, Their
   Business Will Be Adversely Impacted.                                   17

   - A Significant Downturn In General Economic Conditions Could Result
   In A Reduction In Discretionary Spending Which Could Reduce
   Demand For Imprints Plus' and FundraisingDirect's Products And
   Could Harm Their Business.                                             17

   - Imprints Plus' and FundraisingDirect's Consumable Products May
   Subject Them To Certain Liability Claims That Could Harm Their
   Business.                                                              17

   - Imprints Plus and FundraisingDirect Face Intense Competition Now
   and They Expect to Face More Competition in the Future.                17

Risks Related To Imprints Plus                                            18

   - Imprints Plus' Resources May Not Be Adequate to Manage Its
   Growth                                                                 18

   - Imprints Plus' Inability To Continue To Successfully Implement
   Their Newly Adopted "Ship To The Seller" Program Could
   Negatively Affect Their Future Revenues                                18

   - Imprints Plus' Capital Requirements in Connection with Their
   Growth Plans Will Be Significant, and to the Extent
   That Additional Capital Proves to Be Unavailable When Needed,
   Their Plans in this Regard May Be Materially and Adversely
   Affected                                                               18

   -  Imprints Plus Relies On Independent Sales Agents To Market
   and Sell Most of Their Products.  If They Fail to Establish New
   Sales Relationships Or Maintain Their Existing Relationships,
   Or If Their Independent Sales Agents Fail to Commit Sufficient
   Resources Or Are Otherwise Ineffective In Selling Imprints Plus' Products, Imprints Plus' Results Of Operations and Future Growth
   Will Be Adversely Impacted.                                            18

   - Imprints Plus' Distribution Arrangements With Their Suppliers
   Are Subject to Prevailing Market Conditions Which Means They
   Could Lose Revenue Or Incur Disruption In Product Distribution
   Process.                                                               19

   - Imprints Plus' Reliance Upon Their Suppliers and Industry Supply Conditions Could Have a Material Adverse Affect On Imprints
   Plus' Financial Results                                                19

   - Imprints Plus' Management Has Conflicts of Interest                  19

Risks Related to FundraisingDirect and BF Acquisition Group               19

   - FundraisingDirect Has A History of Net Losses and May Not Be
   Profitable in the Future                                               19

MARKET PRICE AND DIVIDEND INFORMATION                                     19

THE MERGER                                                                20

   Background of the Merger                                               20

   Imprints Plus' Reasons for the Merger; Actions of Imprints Plus'
   Board of Directors and Stockholders                                    21

   BF Acquisition Group/FundraisingDirect's Reasons for the Merger;
   Actions of BF Acquisition Group/FundraisingDirect's Board of
   Directors and Stockholders                                             23

   Interests of Certain Persons in the Merger                             24

   Management After the Merger                                            25

   Directors, Executive Officers and Significant Employees of BF
   Acquisition Group/FundraisingDirect                                    25

   Directors, Executive Officers and Significant Employees of
   Imprints Plus                                                          26

   Material Federal Income Tax Consequences                               27

   Accounting Treatment                                                   30

   Appraisal Rights                                                       30

   Regulatory Approvals                                                   33

   Resale of IPI Fundraising Common Stock Issued in the Merger            33

   Penny Stock Regulations that May Impair Your Ability to Resell
   IPI Fundraising Common Stock                                           34

   Relationships Between IPI Fundraising, BF Acquisition Group,
   FundraisingDirect and Imprints Plus                                    34

   Stock Ownership Following the Merger                                   35

TERMS OF THE MERGER AGREEMENT                                             37

   General                                                                37

   Manner and Basis of Converting Shares in the Merger                    37

   Exchange Ratios                                                        37

   Treatment of Options                                                   38

   Representations and Warranties                                         38

   The Written Consent of Certain Stockholders                            41

   Additional Covenants of the Parties                                    41

   Conditions to the Merger                                               41

   Indemnification                                                        42

   Termination                                                            42

   Effect of Termination                                                  43

   Amendment and Waiver                                                   43

   Fees and Expenses                                                      43

SALES RESTRICTION AGREEMENTS                                              43

THE COMPANIES                                                             44

   IPI Fundraising                                                        44

   Imprints Plus                                                          44

   BF Acquisition Group                                                   53

   FundraisingDirect                                                      55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            61

COMPARISONS OF STOCKHOLDER RIGHTS                                         61

   Capitalization                                                         61

   Voting Rights                                                          61

   Limitation of Liability of Directors                                   62

   Indemnification                                                        62

   Dividends                                                              64

   Control Share Acquisitions                                             64

   Certain Business Combinations                                          65

LEGAL MATTERS                                                             65

EXPERTS                                                                   65

INTERESTS OF NAMED EXPERTS AND COUNSEL                                    65


WHERE CAN YOU FIND MORE INFORMATION                                       65

FORWARD-LOOKING INFORMATION                                               66

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                               67

  IPI Fundraising Audited Balance Sheet                                   67
  IPI Fundraising Unaudited Balance Sheet                                 70
  Unaudited Pro Forma Consolidated Financial Statements                   72
  BF Acquisition Group And Subsidiary Financial Statements                75
  Imprints Plus Financial Statements                                      95
  ANNEX A, Merger Agreement                                              115
  ANNEX B, Section 262 of Delaware General Corporation Law               147
  ANNEX C, Sections 1301-1333 of Florida Business Corporation Act        150

              HOW TO OBTAIN ADDITIONAL INFORMATION

                      IMPORTANT INFORMATION

This document, which is sometimes referred to as the prospectus/information statement, constitutes an information statement of BF Acquisition Group, FundraisingDirect and Imprints Plus, and a prospectus of IPI Fundraising for the shares of IPI Fundraising common stock and preferred stock that IPI Fundraising will issue to stockholders of BF Acquisition Group, FundraisingDirect and Imprints Plus in the merger.

In the "QUESTIONS AND ANSWERS ABOUT THE MERGER" and in the "SUMMARY" below, we highlight selected information from this prospectus/information statement but we have not included all of the information that may be important to you. To better understand the merger agreement and the merger, and for a complete description of their legal terms, you should carefully read this entire prospectus/information statement, including the appendices.
See "HOW TO OBTAIN ADDITIONAL INFORMATION."

The information contained in this prospectus/information statement speaks only as of the date indicated on the cover of this prospectus/information statement unless the information specifically indicates that another date applies.

           QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: What are IPI Fundraising, BF Acquisition Group,
FundraisingDirect and Imprints Plus proposing?

A: BF Acquisition Group, FundraisingDirect and Imprints Plus have entered into a merger agreement as of February 8, 2005, pursuant to which shares of BF Acquisition Group, FundraisingDirect and Imprints Plus stock convert to the right to receive merger consideration from IPI Fundraising in the form of capital stock. BF Acquisition Group, FundraisingDirect and Imprints Plus will merge with and into IPI Fundraising, a newly formed Delaware corporation formed by Justin P. DiNorscia, the controlling shareholder of each of BF Acquisition Group, FundraisingDirect and Imprints Plus, solely for this purpose. Immediately prior to that merger, all of the outstanding securities of BF Acquisition Group, FundraisingDirect and Imprints Plus will be exchanged for shares of IPI Fundraising stock or cancelled. As a result of this proposed merger, each of BF Acquisition Group, FundraisingDirect and Imprints Plus will disappear into IPI Fundraising. The proposed merger is the second step of a two-step plan of reorganization created by the board of directors of Imprints Plus and FundraisingDirect whereby FundraisingDirect would first reorganize with BF Acquisition Group, and then second, Imprints Plus would reorganize with the resulting corporation pursuant to an S-4 registration statement filed with the United States Securities and Exchange Commission subsequent to the closing of Imprints Plus' self- underwritten private offering.

Q: What will I receive in exchange for my shares of Imprints Plus common stock?

A: Unless you validly exercise your appraisal rights, upon completion of the merger, you will receive one share of IPI Fundraising common stock for each share of Imprints Plus common stock you hold at the effective time of the merger. IPI Fundraising was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect the merger.

Q: What will I receive in exchange for my shares of BF
Acquisition Group common stock?

A: Unless you validly exercise your appraisal rights, upon completion of the merger, you will receive one share of IPI Fundraising common stock for each share of BF Acquisition Group common stock you hold at the effective time of the merger. IPI Fundraising was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect the merger.

Q: What will I receive in exchange for my shares of BF
Acquisition Group preferred stock?

A: Unless you validly exercise your appraisal rights, upon completion of the merger, you will receive one share of IPI
Fundraising series A preferred stock for each share of BF
Acquisition Group series A preferred stock you hold at the effective time of the merger. IPI Fundraising was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect the merger.

Q: What will I receive in exchange for my shares of FundraisingDirect stock?

A: Unless you validly exercise your appraisal rights, upon completion of the merger, you will receive one hundred shares of IPI Fundraising common stock for each share of FundraisingDirect common stock you hold at the effective time of the merger. IPI Fundraising was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect the merger.

For a complete description of the exchange ratios, see "TERMS OF
THE MERGER AGREEMENT - Exchange Ratios."

Q: Is a vote of BF Acquisition Group stockholders needed to approve the merger?

A: No. Florida law allows stockholders to act by written consent instead of holding a meeting. All of the holders of BF Acquisition Group preferred stock have already executed a unanimous written consent voting their shares in favor of the merger, and the holders of a majority of the shares of common stock of BF Acquisition Group have already executed written consents voting their shares in favor of the merger. No other vote of BF Acquisition Group stockholders is required. BF Acquisition Group is not soliciting proxies or consents. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of IPI Fundraising, Imprints Plus and FundraisingDirect, officers, affiliates, founders and their families, as well as William R. Colucci, who is a director of BF Acquisition Group and was a consultant to Imprints Plus at the time of his initial execution of the written consent.

Q: Is a vote of FundraisingDirect stockholders needed to approve the merger?

A: No. Delaware law allows stockholders to act by written consent instead of holding a meeting. The holders of a majority of the shares of FundraisingDirect common stock have already executed written consents voting their shares in favor of the merger, and no other vote of FundraisingDirect stockholders is required. FundraisingDirect is not soliciting proxies or consents. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of IPI Fundraising, Imprints Plus and BF Acquisition Group, officers, affiliates, founders and their families.

Q: Is a vote of Imprints Plus stockholders needed to approve the merger?

A: No. Delaware law allows stockholders to act by written consent instead of holding a meeting. The holders of a majority of the shares of Imprints Plus common stock have already executed written consents voting their shares in favor of the merger, and no other vote of Imprints Plus stockholders is required. Imprints Plus is not soliciting proxies or consents. The stockholders who have executed written consents include certain Imprints Plus directors including Justin DiNorscia, who is also a director of IPI Fundraising, BF Acquisition Group and FundraisingDirect, officers, affiliates, founders and their families, as well as William R. Colucci, who is a director of BF Acquisition Group and was a consultant to Imprints Plus at the time of his initial execution of the written consent.

Q: What are the tax consequences to me of the merger?

A: A condition to the completion of the merger is that IPI Fundraising's tax counsel must render a legal opinion stating that the merger will qualify as a tax free merger under the Internal Revenue Code, which IPI Fundraising's tax counsel has done. So long as the merger qualifies as a tax-free merger under the Internal Revenue Code, the exchange of your stock for IPI Fundraising stock is not considered a sale or exchange upon which taxable gain or loss is recognized. The tax basis of the IPI Fundraising stock you acquired in the merger remains the same as the basis of the stock you are surrendering. In other words, if you surrender stock held at a $100 tax basis, the IPI Fundraising stock you received will also have a $100 tax basis. The market value of the stock received is unimportant. Please read carefully the discussion in "THE MERGER - Material Federal Income Tax Consequences." Whether the merger qualifies as a tax-free merger under the Internal Revenue Code depends upon some facts that are not currently known. See "RISK FACTORS."

Q: If I hold options convertible into Imprints Plus stock, how will those securities be treated?

A: Pursuant to the terms of the merger agreement, at the effective time of the merger, IPI Fundraising will assume each outstanding Imprints Plus option under the Imprints Plus option plans, each of which options will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Imprints Plus option plans, the same number of shares of IPI Fundraising common stock as the holder of such option would have been entitled to receive pursuant to the merger had such option holder exercised such option in full immediately prior to the effective time of the merger. Please read carefully the discussion in "TERMS OF THE MERGER AGREEMENT - Treatment of Options."

Q: Will Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders be able to trade IPI Fundraising common stock that they receive pursuant to the merger transaction?

A: There is currently no trading market for the shares of IPI Fundraising common stock, and we cannot assure you that a trading market will develop. IPI Fundraising common stock will apply to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") effective at the time of the closing of the merger transaction. The IPI Fundraising common stock issued pursuant to the merger transaction will be registered under the Securities Act of

1933 and will be eligible for trading if and when a trading market develops for the IPI Fundraising common stock. You should contact a stockbroker or a financial advisor to assist you with decisions regarding the surrender of your common stock for IPI Fundraising common stock. In the event a trading market does develop for the IPI Fundraising common stock, all shares of IPI Fundraising common stock that you receive pursuant to the merger will be freely transferable unless you are deemed to be an affiliate of Imprints Plus, BF Acquisition Group or FundraisingDirect at the time the merger was approved by written consent or your shares are subject to contractual transfer restrictions. For more information, see RISK FACTORS - "SALES RESTRICTION AGREEMENTS."

Q: Am I entitled to exercise any dissenters' or appraisal rights in connection with the merger?

A: Yes. If you are an Imprints Plus stockholder or a FundraisingDirect stockholder, you have appraisal rights under Delaware law in connection with the merger. To perfect your appraisal rights, you must strictly comply with the procedures in
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this prospectus/information statement, as Annex B. Failure to strictly comply with these procedures will result in the loss of these appraisal rights. If you are a BF Acquisition Group stockholder, you have appraisal rights under Florida law in connection with the merger. To perfect your appraisal rights, you must strictly comply with the procedures in Sections 1301-1333 of the Florida Business Corporation Act, a copy of which is attached to this prospectus/information statement, as Annex C. Failure to strictly comply with these procedures will result in the loss of these appraisal rights. See "THE MERGER-Appraisal Rights."

Q: How do the rights of IPI Fundraising stockholders compare to those of Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders?

A: The rights of IPI Fundraising stockholders, Imprints Plus stockholders and FundraisingDirect stockholders are governed by Delaware law and by their respective certificates of incorporation and bylaws. The rights of BF Acquisition Group stockholders are governed by Florida law and by its articles of incorporation and bylaws. After the merger, Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect outside stockholders will become IPI Fundraising stockholders, whose stockholder rights will be governed by Delaware law and IPI Fundraising's certificate of incorporation and bylaws. For a summary of significant differences between the rights of BF Acquisition Group stockholders and Imprints Plus stockholders and FundraisingDirect stockholders, see "COMPARISONS OF STOCKHOLDER RIGHTS."

Q: What do I need to do now?

A: Nothing, other than carefully reading the information contained in this document. After the merger is completed, Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders will receive written instructions and a letter of transmittal for exchanging their shares of Imprints Plus, BF Acquisition Group and FundraisingDirect stock for shares of IPI Fundraising stock. Please do not send your Imprints Plus stock certificates, BF Acquisition Group stock certificates or your FundraisingDirect stock certificates until you receive the instructions and letter of transmittal.

Q: When do you expect to complete the merger transaction?

A: Assuming that IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect satisfy or waive all of the other conditions to closing contained in the merger agreement, the closing of the merger is scheduled to occur 21 days after the effective date of the registration statement on Form S-4 filed with the SEC or at such other time as the parties may agree.

Q: Where can I find more information?

A: You can find more information as described in the section entitled "WHERE YOU CAN FIND MORE INFORMATION."

Q: Whom should I contact if I have questions about the merger transaction?

A: If you have questions about the merger transaction, you should contact: Justin P. DiNorscia at IPI Fundraising, Inc., at 4 Mill Park Ct., Newark, Delaware 19713. Telephone Number: (302) 366-8992. Fax Number: (302) 366-8995, E-mail: DINORSCIA@aol.com.

                             SUMMARY

This summary highlights selected information from this prospectus/information statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you in order to understand fully the merger transaction. See "WHERE YOU CAN FIND MORE INFORMATION." The merger agreement is attached as Annex A to this prospectus/information statement. IPI Fundraising, Imprints Plus, BF Acquisition Group, and FundraisingDirect encourage you to read the merger agreement as it is the legal document that governs the merger transaction. Page references are included in parentheses below to direct you to a more detailed description in this prospectus/information statement of the topics presented in this summary.

The Companies (page 44)

                      IPI Fundraising, Inc.

IPI Fundraising, Inc. was incorporated on December 6, 2004 in the State of Delaware and it has not engaged in any operations and exists solely to effect and otherwise facilitate the merger. Justin P. DiNorscia, the controlling shareholder of each of BF Acquisition Group, FundraisingDirect and Imprints Plus, is the sole initial officer and director of IPI Fundraising.

                       Imprint Plus, Inc.

Imprints Plus, Inc. is a privately held company based in Newark, Delaware that was incorporated in the State of Delaware on February 5, 1988. Imprints Plus operates in the $5 billion product fund raising market where it provides schools, institutions, athletic leagues and other organizations with affordable products to sell in connection with their organizational fund raising activities. For over 15 years, Imprints Plus has been an innovator in a fragmented, slow changing industry. They were among the first to introduce frozen cheesecakes, New York style soft pretzels and pizza and cookie dough to their customers, and they created their "ship to the seller" program, which has enabled them to expand their product market from regional to nationwide without incurring the costs of opening additional warehouses or shipping hubs. They provide their customers with a cost effective and efficient proven method to sell a variety of products in order for such customers to meet their fund raising goals.

Imprints Plus offers its customers a vast array of products nationwide including, but not limited to, candies, foodstuffs such as gourmet spreads, candles, coffee, nationally known magazines, gift-wrapping, jewelry and garden products. They provide more than 100+ products to its customers in the U.S. They currently service their clients through their sales and distribution center located in Newark, Delaware. Their "ship to the seller" program enables them to serve nationwide customers more than 100 individual product choices, including frozen cheesecakes, New York style soft pretzels and pizza and cookie dough. They have developed and implemented for their customers a cost effective and efficient proven method to sell a variety of products so that their customers can meet their fund raising goals. They market their products through a unique independent outside sales representatives sales force using full color catalogues of their product offerings. They also work with FundraisingDirect, their strategic Internet partner ,whereby they have a complete Internet marketing approach consisting of constant updates, promotions and sign-up incentives to their current customer base, along with any organization that has requested information from them in the past. We accomplish this by contacting these customers and potential customers via our e-mail service on a monthly basis.

In December 2004, Imprints Plus closed its 2004 $700,000 self-underwritten private offering, successfully raising $680,500. Additionally, during December 2004 to January 2005, Imprints Plus successfully completed a second self-underwritten private offering of its common stock raising approximately $150,500 in aggregate offering proceeds to pay professional fees and costs related to this merger and registration statement, and for other general working capital purposes.

Imprint Plus' Net sales were $1,162,426 in the nine months ended September 30, 2004, which is the transition period from December 31, 2003 to September 30, 2004, compared to $3,544,230 in the year ended December 31, 2003. Net sales for the three months ended December 31, 2004 were $2,112,555 compared to $2,052,456 for the three months ended December 31, 2003. Net income (loss) was $(808,745) in the nine months ended September 30, 2004, and $(96,290) in the year ended December 31, 2003. Net income for the three months ended December 31, 2004 was $280,655 compared to $416,617 for the three months ended December 31, 2003.

             BF Acquisition Group III, Inc. and
                 FundraisingDirect.com, Inc.

BF Acquisition Group III, Inc. was incorporated under the laws of the State of Florida on April 15, 1999 as a corporate vehicle created to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business that desired to employ the Company to become a reporting corporation under the Securities Exchange Act of 1934. In March 2001, BF Acquisition Group ultimately ceased its business activities and became dormant until July 2004. On August 31, 2004, BF Acquisition Group completed the acquisition of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect, Inc., a Delaware corporation pursuant to a share exchange agreement between BF Acquisition Group; FundraisingDirect; and Mr. Justin P. DiNorscia and Mrs. Diane DiNorscia, who were the owners of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect, making FundraisingDirect BF Acquisition Group's 92% majority owned subsidiary. Additionally, pursuant to that share exchange agreement, BF Acquisition Group elected a majority of new members to its board of directors and appointed new management.

For accounting purposes, this acquisition transaction was accounted for as a reverse-acquisition, whereby FundraisingDirect was deemed to have purchased BF Acquisition Group. As a result, the historical financial statements of FundraisingDirect became the historical financial statements of BF Acquisition Group, and BF Acquisition Group's April 30 fiscal year end was changed to FundraisingDirect's December 31 fiscal year. Subsequently, on November 1, 2004, BF Acquisition Group changed its fiscal year end from December 31 to September 30. BF Acquisition Group operates as a holding company on behalf of its majority owned subsidiary FundraisingDirect. Unless the context otherwise requires, all references to the "BF Acquisition Group" include BF Acquisition Group and FundraisingDirect, both of which are headquartered in Newark, Delaware. Additionally, all references to FundraisingDirect's financial statements means the consolidated financial statements of BF Acquisition Group and FundraisingDirect.

FundraisingDirect is a nationwide Internet based fundraising products broker that operates in the $5 billion product fund raising market. It provides schools, institutions, athletic leagues, youth leagues, civic associations, scouts, churches, clubs, private organizations and other organizations with affordable products to sell in connection with their organizational fund raising activities. FundraisingDirect's typical products consist of wrapping paper, gift items, pizza kits, candy, cookie dough, magazines, candles, etc. FundraisingDirect's customers engage in fundraising activities in order to maintain or increase desired activities (full sports activities for both boys and girls), scoreboards, fund trips for marching bands, new computers for schools or libraries, playground equipment for elementary schools, day care centers, pre-schools, etc.

FundraisingDirect is the strategic Internet partner to Imprints Plus, which, like FundraisingDirect, was founded by and is controlled by Mr. Justin P. DiNorscia and Mrs. Diane DiNorscia. FundraisingDirect is a separate corporate entity that processes significantly all of Imprint Plus' Internet sales, although it has none of its own employees, office space or other business facets. Pursuant to an unwritten contract between FundraisingDirect and Imprints Plus, FundraisingDirect operates out of Imprints Plus' office space, and has access to all of Imprints Plus' personnel and all other business aspects in exchange for paying a percentage of Imprint Plus' operating expenses, which is equal to the ratio of FundraisingDirect's revenue to Imprints Plus' revenue.

FundraisingDirect's Net sales were $16,827 in the nine months ended September 30, 2004, which is the transition period from December 31, 2003 to September 30, 2004, compared to $128,090 in the year ended December 31, 2003. Net sales for the three months ended December 31, 2004 were $52,688 compared to $115,031 for the three months ended December 31, 2003. Net income was $(91,234) in the nine months ended September 30, 2004, and $(11,635) in the year ended December 31, 2003. Net income for the three months ended December 31, 2004 was $(15,652) compared to $(11,605) for the three months ended December 31, 2003.

Effect of the Merger Agreement (page 37)

Immediately after the merger becomes effective, assuming an effective date of May 1, 2005:

1. The former holders of Imprints Plus common stock will hold in the aggregate approximately 50.64% of the shares of IPI Fundraising common stock to be outstanding immediately after the consummation of the merger (calculated on the basis of no outstanding shares of IPI Fundraising common stock immediately prior to the effective time of the merger and assuming the issuance of an aggregate of 5,096,628 shares of IPI Fundraising common stock to the Imprints Plus common stockholders upon the effective time of the merger);

2. The former holders of BF Acquisition Group series A preferred stock will hold in the aggregate 100% of the shares of IPI Fundraising series A preferred stock to be outstanding immediately after the consummation of the merger (calculated on the basis of no outstanding shares of IPI Fundraising series A preferred stock immediately prior to the effective time of the merger and assuming the issuance of an aggregate of 3,000,000 shares of IPI Fundraising series A preferred stock to the BF Acquisition Group series A preferred stockholders upon the effective time of the merger);

3. The former holders of BF Acquisition Group common stock will hold in the aggregate approximately 9.69% of the shares of IPI Fundraising common stock to be outstanding immediately after the consummation of the merger (calculated on the basis of no outstanding shares of IPI Fundraising common stock immediately prior to the effective time of the merger and assuming the issuance of an aggregate of 975,000 shares of IPI Fundraising common stock to the BF Acquisition Group common stockholders upon the effective time of the merger);

4. The former outside holders of FundraisingDirect common stock will hold in the aggregate approximately 39.67% of the shares of IPI Fundraising common stock to be outstanding immediately after the consummation of the merger (calculated on the basis of no outstanding shares of IPI Fundraising common stock immediately prior to the effective time of the merger and assuming the issuance of an aggregate of 3,973,000 shares of IPI Fundraising common stock to the outside FundraisingDirect common stockholders upon the effective time of the merger); and

5. Any and all shares of FundraisingDirect common stock owned by BF Acquisition Group shall be canceled and retired and shall cease to exist and no IPI Fundraising common stock or other consideration shall be delivered in exchange therefore.

IPI Fundraising will not issue certificates representing fractional shares of its common stock or preferred stock in the merger. Any stockholder who would otherwise be entitled to a fractional share of IPI Fundraising under the merger agreement will be entitled to a whole share resulting from such fractional share being rounded up to the nearest whole share.

Conditions to the Merger (page 41)

To complete the merger, a number of conditions must be satisfied.
These include, among others:

* There must not be any action by any governmental entity or law challenging or preventing the merger;

* Each of the parties must have performed in all material respects each of its covenants and obligations contained in the merger agreement, and each of the representations and warranties of the parties contained in the merger agreement must generally be true and correct except as would not in the aggregate have a material adverse effect on the party making such representations (for purposes of determining the accuracy of a party's representations);

* The SEC must have declared the registration statement covering the IPI Fundraising common stock and preferred stock issuable in the merger effective;

* There must not have been any material adverse change to the assets, liabilities, results of operations or financial condition of Imprints Plus, BF Acquisition Group or FundraisingDirect which could reasonably be expected to have a material adverse effect on the ability of each of them to consummate the merger and the transactions contemplated thereby;

* Each of IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect must have all necessary consents or approvals in connection with the merger and the transactions contemplated thereby;

* None of Imprints Plus, BF Acquisition Group or FundraisingDirect stockholders holding more than 20% of the common stock in the aggregate of each such respective company will have delivered to such companies written notice of their intent to exercise their appraisal rights and demand payment for their shares of such companies' common stock pursuant to their appraisal rights; and

* IPI Fundraising's tax counsel must have rendered a legal opinion stating that the merger will qualify as a tax free merger under the Internal Revenue Code;

IPI Fundraising, BF Acquisition Group, FundraisingDirect or
Imprints Plus, as applicable, may waive the conditions to completion of the merger to the extent that a waiver would be permitted by law.

Indemnification (page 42)

Given the prior existing relationship between the principals of IPI Fundraising, BF Acquisition Group, Imprints Plus and
FundraisingDirect, no indemnification provisions are included in the merger agreement.

Expenses Related to the Merger (page 43)

Imprints Plus has agreed to pay the fees and expenses related to the merger given the prior existing relationship between the principals of IPI Fundraising, BF Acquisition Group, Imprints
Plus and FundraisingDirect.

Termination of the Merger Agreement (page 42)

The merger agreement may be terminated and abandoned:

* By any party if another party materially breaches any provision of the merger agreement and such breach has not been waived or cured;

* By any party if the conditions required of another party to closing in the merger agreement have not been satisfied or become impossible and such conditions have not been waived;

* By mutual consent of all of the parties.

IPI Fundraising Common Stock Is Freely Transferable by Non-
Affiliates (page 33)


Approximately 5,986,378 shares (59.48%) of IPI Fundraising common stock issued in the merger to non-affiliates of BF Acquisition Group, FundraisingDirect and Imprints Plus will be freely transferable immediately following the merger, subject to certain sales restriction agreements. Approximately 5,092,384 or 85.06% of these 5,986,378 non- affiliate shares are subject to sales restriction agreements with BF Acquisition Group, FundraisingDirect or Imprints Plus; and approximately 893,994 or 14.93% of these 5,986,378 non-affiliate shares will be freely tradable without restriction. Generally, the sales restriction agreements provide that (i) certain shareholders will not sell in any given month more than 20,000 shares of IPI Fundraising common stock from the date of the merger until eighteen (18) months after IPI Fundraising initiates trading in its common stock; and
(ii) certain other shareholders will not sell in any given month the amount equal to 10% of the number of shares of IPI Fundraising common stock such shareholder owns from the period commencing 30 days after IPI Fundraising initiates trading in its common stock until eighteen (18) months thereafter; but during the period prior to the 30th day after IPI Fundraising initiates trading in its common stock, such shareholders shall be precluded from selling any shares of their common stock. See "SALES RESTRICTION AGREEMENTS." Generally, "affiliates" include directors, executive officers and persons holding more than 10% of any of BF Acquisition Group, FundraisingDirect or Imprints Plus outstanding stock.


Restrictions on the Ability of BF Acquisition Group,
FundraisingDirect and Imprints Plus Affiliates to Sell IPI
Fundraising Stock (page 33)

Approximately 4,078,250 shares (40.52%) of IPI Fundraising common stock issued in the merger to affiliates of BF Acquisition Group, FundraisingDirect or Imprints Plus may be sold only pursuant to a registration statement or an exemption under the Securities Act. The registration statement of which this prospectus/information statement forms a part does NOT constitute a registration statement for the resale of the IPI Fundraising common stock that will be owned after the merger by persons that may be deemed affiliates of any of BF Acquisition Group, FundraisingDirect or Imprints Plus and will not be affiliates of IPI Fundraising. These persons, whether subject to the sales restriction agreement restrictions or not, will not be able to freely sell the shares they receive pursuant to the merger, but they will be required to rely on an appropriate registration exemption under the Securities Act.

Penny Stock Regulations May Impair your Ability to Resell IPI
Fundraising Common Stock (page 34)

IPI Fundraising expects to seek the listing of its common stock on the over-the-counter bulletin board immediately after the effective time of the merger. In order to become listed on the over-the-counter bulletin board, an NASD market maker must apply on IPI Fundraising's behalf to make a market of its common stock on the over-the-counter bulletin board. We cannot assure you that a market maker will make an application on IPI Fundraising's behalf, or that if an application is made on its behalf, that the NASD will list IPI Fundraising on the over-the-counter bulletin board.

Additionally, the IPI Fundraising common stock will likely be subject to the United States Securities and Exchange Commission's (the "SEC" or "Commission") rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities traded over-the-counter with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since IPI Fundraising's securities are subject to the penny stock rules, stockholders in of IPI Fundraising may encounter some difficulties while selling their shares of IPI Fundraising common stock.

Material Federal Income Tax Consequences (page 27)

Completion of the merger is conditioned upon receipt by IPI Fundraising of an opinion of IPI Fundraising's counsel that: (1) the merger will qualify as a "merger" under the Internal Revenue Code; (2) IPI Fundraising, BF Acquisition Group, Imprints Plus and FundraisingDirect will each be a party to that merger; and
(3) Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders will not recognize any gain or loss, if any, on the exchange of their respective shares of Imprints Plus, BF Acquisition Group and FundraisingDirect common stock and preferred stock (as applicable) for IPI Fundraising common stock and preferred stock (as applicable) in the merger. None of BF Acquisition Group, Imprints Plus and FundraisingDirect have received, nor do they intend to seek an opinion of their counsel to the effect that the transaction will qualify as a "merger" under the Internal Revenue Code. This tax treatment may not apply to certain BF Acquisition Group stockholders, Imprints Plus stockholders or FundraisingDirect stockholders; or certain shares of BF Acquisition Group stock, Imprints Plus stock or FundraisingDirect stock, including stockholders who are non-U.S. persons or dealers in securities and shares of BF Acquisition Group stock, Imprints Plus stock or FundraisingDirect stock acquired in compensatory transactions.

BF Acquisition Group stockholders, Imprints Plus stockholders or FundraisingDirect stockholders are urged to carefully read the discussion in the section entitled "THE MERGER - Material Federal Income Tax Consequences." That discussion includes a summary of the material U.S. federal income tax consequences of the merger in the event that the merger does not qualify as a merger.

Tax aspects of the merger are complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the exchange offer and the merger to you.

Imprints Plus' Reasons for the Merger (page 21)

Imprints Plus' reasons for entering into the merger agreement and a number of factors considered by Imprints Plus' board of directors in determining whether to enter into the merger are described below:

* The merger is an integral part of Imprints Plus' and FundraisingDirect's financial, marketing, growth and capital raising plans.

* The strategic fit and overall compatibility of management, employees and business philosophies, strategies and technologies of the two companies.

* The fact that the IPI Fundraising/Imprints Plus exchange ratio is an integral part of Imprints Plus' and FundraisingDirect's previously contemplated overall merger structure.

* IPI Fundraising is expected to make an application to publicly trade its common stock on the over-the- counter bulletin board; as a result, Imprints Plus stockholders will obtain a more liquid investment upon the exchange of their Imprints Plus capital stock for IPI Fundraising common stock.

* The combined companies will have the opportunity to realize significant synergies by utilizing the combined companies' businesses information, operations, competitive position and future business prospects, thus reducing operating costs. For example, IPI Fundraising will be able to take advantage of FundraisingDirect's previously developed extensive database of potential customers originally created to drive traffic to the FundraisingDirect web site.

* The integrated products and services offerings of the combined companies will create and enhance cross- selling opportunities to the existing customer bases of each company, resulting in new opportunities to generate revenue.

* The combined companies will have the opportunity to streamline their operations into one company, thus reducing operating costs, which should benefit their financial results.

* The strengthening of the combined companies financial statements as a result of reducing overall operating costs and the resulting reduction of operating expenses as a percentage of income that will occur with the increase in sales derived from access to FundraisingDirect's previously developed but under-utilized extensive database of potential customers. The appeal of FundraisingDirect has always been that organizations, on average, would receive an extra 10 to 16% profit over traditional fundraising companies, such as Imprints Plus, because by going direct, there was no middleman sales representative to pay commissions to.
This has always attracted a lot of interest; but unfortunately for FundraisingDirect, most organizations are more secure working with a local company or local representative. The FundraisingDirect database was always kept separate from Imprints Plus' operations to avoid the conflict that Imprints Plus' Independent Sales Representatives would feel that Imprints Plus was allowing FundraisingDirect to compete with the Independent Sales Representatives for sales. The merger opens up the database of both companies and now enables the information from both companies to be shared; and the extensive responses on the FundraisingDirect website will now provide our local representatives lists of organizations in their areas that seek fundraising ideas and allow them to directly contact those leads. This should result in an increased volume of sales for the combined companies for the traditional fundraising operations.



* The expectation that future earnings prospects will be stronger on a combined basis since Imprints Plus will no longer separately charge FundraisingDirect outsider distributor prices for products and services, which, as a result, will generate a higher profit base for the Internet division of IPI Fundraising.

* The fact that Mr. Justin P. DiNorscia, an executive officer and director of each of BF Acquisition Group, Imprints Plus and FundraisingDirect will continue to serve IPI Fundraising subsequent to the merger. Also, that Imprint Plus' other current officers, directors and significant employees will serve in their same capacity with IPI Fundraising.

* The expectation that the merger will constitute a tax free merger under section 368(a) of the Internal Revenue Code. See
"THE MERGER - Material Federal Income Tax Consequences."


Imprints Plus Board of Directors Did Not Seek or Obtain a
Fairness Opinion

Mr. and Mrs. DiNorscia have conflicts of interest in that they are controlling shareholders of each of BF Acquisition Group, Imprints Plus and FundraisingDirect, and Mr. DiNorscia is the sole initial officer and director of IPI Fundraising. The Imprints Plus board of directors has not received, nor do they intend to seek or rely upon any opinion that the merger transaction is fair from a financial point of view to the Imprints Plus stockholders. As a result, the merger transaction could adversely affect the Imprints Plus stockholders. See "THE MERGER - Interests of Certain Persons in the Merger."

BF Acquisition Group/FundraisingDirect's Reasons for the Merger
(page 23)

BF Acquisition Group/FundraisingDirect's reasons for entering into the merger agreement and a number of factors considered by BF Acquisition Group's board of directors in determining whether to enter into the merger are described below:

* BF Acquisition Group/FundraisingDirect will be able to benefit from the substantially greater financial resources of Imprints Plus. As a result, the combined companies will be better able to compete in the highly competitive organizational fundraising industry.

* The historic results of operations and financial condition of Imprints Plus and the projected financial results for Imprints
Plus; and

* The strategic fit and overall compatibility of management, employees and business philosophies, strategies and technologies of the combined companies;

* The combined companies will have the opportunity to streamline their operations into one company, thus reducing operating costs, which should benefit their financial results.

* The expectation that future earnings prospects will be stronger on a combined basis.

* The fact that Mr. Justin P. DiNorscia, an executive officer and director of each of BF Acquisition Group, Imprints Plus and FundraisingDirect will continue to serve these companies subsequent to the merger. Also, that Imprints Plus' other current officers, directors and significant employees will continue to serve in their same capacity with IPI Fundraising.

The BF Acquisition Group Board of Directors and the
FundraisingDirect Board of Directors Did Not Seek or Obtain a
Fairness Opinion

Mr. and Mrs. DiNorscia have conflicts of interest in that they are controlling shareholders of each of BF Acquisition Group, Imprints Plus and FundraisingDirect, and Mr. DiNorscia is the sole initial officer and director of IPI Fundraising. Neither the BF Acquisition Group board of directors or the FundraisingDirect board of directors has received, or do they intend to seek or rely upon any opinion that the merger transaction is fair from a financial point of view to the their respective stockholders. As a result, the merger transaction could adversely affect either or both of the BF Acquisition Group stockholders or the FundraisingDirect stockholders. See "Interests of Certain Persons in the Merger."

Sales Restriction Agreements (page 43)

As of the effective date of the merger, certain significant stockholders of Imprints Plus, BF Acquisition Group and FundraisingDirect will have entered into sales restriction agreements with IPI Fundraising in connection with the merger transaction. Immediately after the merger is effective, these stockholders will beneficially own approximately 92% of the outstanding shares of common stock of IPI Fundraising. Pursuant to the respective sales restriction agreements, these stockholders: (i) that purchased common stock in the Imprints Plus 2004-2005 private offerings will agree not to offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of in any given month more than 20,000 shares of IPI Fundraising common stock that such stockholders acquired as consideration pursuant to the merger agreement from the effective time of the merger until eighteen (18) months after the date that a bid and an ask price for IPI Fundraising's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange); (ii) that did not purchase common stock in the Imprints Plus 2004-2005 private offerings, but shall have in excess of 20,000 shares of IPI Fundraising common stock that such stockholders acquired as consideration pursuant to the merger agreement, will agree not to offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of in any given month more than the amount equal to 10% of the number of shares of IPI Fundraising common stock held by these stockholders immediately after the merger is effective from the date that is thirty (30) days after the date that a bid and an ask price for IPI Fundraising's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), and terminating eighteen (18) months thereafter. See "SALES RESTRICTION AGREEMENTS."

Accounting Treatment (page 30)


For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger.


Regulatory Approvals (page 33)

BF Acquisition Group and Imprints Plus have determined that a filing of a notification under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, is not required in connection with the merger.

Interests of Certain Persons in the Merger (page 24)

In considering the recommendation of the Imprints Plus board of directors with respect to approval of the merger and merger agreement, Imprints Plus stockholders should be aware that certain members of the Imprints Plus board and executive officers of Imprints Plus have interests in the merger in addition to their interests as stockholders of Imprints Plus. The stockholders who have executed written consents include certain FundraisingDirect directors (including Justin DiNorscia, who is also a director of BF Acquisition Group), officers, affiliates, founders and their families, as well as stockholders of both Imprints Plus and BF Acquisition Group.

Mr. Justin P. DiNorscia is currently the president and a director of BF Acquisition Group and FundraisingDirect, and is also a director, president and chief executive officer of Imprints Plus, which he founded in 1988. Mr. and Mrs. DiNorscia combined own in excess of 50% of Imprints Plus, Inc. Mr. DiNorscia is the sole initial officer and director of IPI Fundraising. Mr. William R. Colucci and Mr. Joseph T. Drennan, are both directors of BF Acquisition Group and consultants to Imprints Plus.

                          RISK FACTORS

As a result of the merger, the business of each of Imprints Plus, BF Acquisition Group and FundraisingDirect will be subject to the following new or increased risks related to each other and the structure of the merger. In addition, as a result of the merger, each of the stockholders of Imprints Plus, BF Acquisition Group and FundraisingDirect will be subject to the following new or increased risks related to the business of each of the aforementioned companies and/or the structure of the merger. If any of the risks or uncertainties described below actually occur, IPI Fundraising's business, results of operations and financial condition could be materially and adversely affected. Investing in IPI Fundraising's stock involves a high degree of risk and you may lose part or all of your investment in IPI Fundraising's shares. Please read the section on "FORWARD LOOKING INFORMATION."


Further, you should understand that upon the closing of the merger, Imprints Plus, BF Acquisition Group and FundraisingDirect will disappear. Imprints Plus, BF Acquisition Group and outside FundraisingDirect shareholders will receive IPI Fundraising stock as consideration for the merger, and will be subject to IPI Fundraising's resulting capital structure because for legal purposes, IPI Fundraising, which is a Delaware corporation, will be the resulting corporation of the merger transaction. For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger.

Throughout this section, when we use the terms "we," "us" or "our," we are referring to IPI Fundraising.

             Risks Related to the Merger Transaction

If BF Acquisition Group, FundraisingDirect and Imprints Plus are not successful in integrating their organizations, the anticipated benefits of the merger transaction may not be realized.

If BF Acquisition Group, FundraisingDirect, Imprints Plus and the stockholders of IPI Fundraising, the combined company, are to realize the anticipated benefits of the merger transaction, the operations of BF Acquisition Group, FundraisingDirect and Imprints Plus must be integrated and combined efficiently. IPI Fundraising cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be fully realized. IPI Fundraising cannot guarantee that the BF Acquisition Group, FundraisingDirect and Imprints Plus stockholders will achieve greater value through their ownership of IPI Fundraising stock than they would have achieved as stockholders of BF Acquisition Group, FundraisingDirect and Imprints Plus as separate entities. The dedication of IPI Fundraising's management resources to integration activities relating to this merger and other acquisitions IPI Fundraising is pursuing may detract attention from the day-to-day business of the IPI Fundraising. IPI Fundraising cannot assure you that there will not be substantial costs associated with the integration process, that integration activities will not result in a decrease in revenues or a decrease in the value of IPI Fundraising common stock, or that there will not be other material adverse effects from IPI Fundraising's integration efforts. See "UNAUDITED PRO FORMA FINANCIAL STATEMENTS"

The Merger Could Adversely Affect The Combined Companies'
Financial Condition.


If the benefits of the merger do not exceed the costs associated with the merger, the combined companies' financial results could be adversely affected. Also, the additional costs associated with being a reporting corporation under the Securities Exchange Act of 1934 could materially adversely affect the combined companies' financial condition. For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger. See "UNAUDITED PRO FORMA FINANCIAL STATEMENTS"


If the merger transaction does not qualify as a merger under the Internal Revenue Code, the receipt of IPI Fundraising stock will be a taxable event to Imprint Plus, BF Acquisition Group and FundraisingDirect stockholders.

The merger transaction is structured with the expectation that it will qualify as a merger within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, also referred to as the "Code." However, the tax treatment of the merger depends on, among other things, some facts that will not be known before the completion of the merger, including the number of Imprints Plus, BF Acquisition Group and FundraisingDirect shares for which appraisal rights are exercised. If the merger does not qualify as a merger, the merger will result in the recognition of a gain or loss for Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders for federal income tax purposes that will take into account the value of the IPI Fundraising common stock that they receive. See "THE MERGER - Material Federal Income Tax Consequences."

None of the Imprints Plus, BF Acquisition Group or
FundraisingDirect Board of Directors Sought or Obtained a
Fairness Opinion; and the merger consideration has been arbitrarily determined.

None of the Imprints Plus, BF Acquisition Group or FundraisingDirect board of directors has received or relied upon any opinion that the merger transaction is fair from a financial point of view to the Imprints Plus, BF Acquisition Group or FundraisingDirect stockholders, either collectively or on a company-by-company basis. Each Imprints Plus, BF Acquisition Group and FundraisingDirect stockholder will be required to make an independent evaluation of the fairness of the offering price. The merger consideration has been arbitrarily determined, and it does not necessarily bear any relationship to the combined companies' asset value, net worth or other established criteria of value. As a result, any or all of the Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders could be exposed to a substantial risk of a decline in the value of their shares as a result of dilution or other factors.

Additionally, IPI Fundraising cannot predict or give any assurance of what the market price of its common stock will be when a trading market is developed for the IPI Fundraising common stock, or if a trading market will ever develop at all. See "THE
MERGER - Interests of Certain Persons in the Merger."

Certain Affiliate's Interested Party Status Subjects the Merger to Section 144 of the Delaware General Corporation Law.

Certain members of the Imprints Plus board of directors and executive officers of Imprints Plus have interests in the merger in addition to their interests as stockholders of Imprints Plus. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of BF Acquisition Group and FundraisingDirect; officers; affiliates; founders and their families; as well as stockholders of both Imprints Plus and BF Acquisition Group. Mr. Justin P. DiNorscia is currently the president and a director of BF Acquisition Group and FundraisingDirect, and is also a director, president and chief executive officer of Imprints Plus, which he founded in 1988. Mr. and Mrs. DiNorscia combined own in excess of 50% of Imprints Plus and BF Acquisition Group, which also controls FundraisingDirect. As a result, the merger transaction will be considered an interested party transaction and will be subject to section 144 of the Delaware General Corporation Law statutes regulating such transactions. The purpose of section 144 is to validate an interested director or officer contract so long as the interest of the director is disclosed and approved or ratified in good faith by a majority of disinterested directors or shareholders; or the interested director or officer contract is fair as to the corporation and is approved or ratified by the board of directors, a committee or the shareholders. If the merger does not meet the standards imposed by section 144, the merger agreement could be deemed to be invalid See "THE MERGER - Interests of Certain Persons in the Merger".

Dissenters' Rights Of Appraisal In Connection With The Merger
Could Have A Severe Material Adverse Effect On The Combined
Companies'.

In the event IPI Fundraising waives the merger closing condition that Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders holding no more than 20% of their respective common stock in the aggregate will have delivered to such companies written notice of their intent to exercise their appraisal rights and demand payment for their shares of Imprints Plus, BF Acquisition Group or FundraisingDirect common stock pursuant to their appraisal rights, claims for dissenters' rights of appraisal by Imprints Plus, BF Acquisition Group or FundraisingDirect stockholders in connection with the merger could have a severe material adverse effect on the Combined Companies'. If a significant number of these companies' stockholders successfully assert their dissenter's rights in connection with the merger, the Combined Companies' operating capital could be severely depleted, which could have a severe material adverse effect on the Combined Companies. See "THE MERGER - Appraisal Rights" and "Material Federal Income Tax Consequences."

                Risks Related to IPI Fundraising

IPI Fundraising Management Will Have the Ability To Elect All Of
Its Directors, Appoint Officers And Otherwise Control IPI
Fundraising's Affairs And Operations.

Upon the closing of the merger, IPI Fundraising's officers and directors will own approximately 62% of the issued and outstanding shares of IPI Fundraising's voting stock. IPI Fundraising's Certificate of Incorporation does not provide for cumulative voting for the election of directors. Consequently, even if additional shares of IPI Fundraising's common stock are issued, so long as management continues to own in excess of 50% of its issued and outstanding shares of voting stock, management can elect all of IPI Fundraising's directors, appoint officers and otherwise control its affairs and operations. Further, IPI Fundraising's board of directors currently has no formal committees, such as a compensation committee or an audit committee. See "THE MERGER - Stock Ownership Following the Merger".

IPI Fundraising's Board of Directors Has the Discretion to Assign
Rights And Preferences to Its Blank Check Preferred Stock.

Pursuant to IPI Fundraising's Certificate of Incorporation, IPI Fundraising is authorized to issue 20,000,000 shares of preferred stock, and its board of directors has the discretion to assign rights and preferences to that preferred stock without the approval of IPI Fundraising's common stockholders. The rights and preferences of this preferred stock may be superior to the rights and preferences of IPI Fundraising's common stock; and the issuance of this preferred stock could serve to deter or prevent a takeover from a third party. This type of preferred stock is commonly referred to as "Blank Check Preferred Stock". See "THE MERGER - Description of IPI Fundraising Common Stock" and "Description of IPI Fundraising Preferred Stock".

No Public Trading Market For The IPI Fundraising Common Stock Exists And There Can Be No Assurances That A Regular Trading Market Will Ever Develop For The Shares Of IPI Fundraising Common Stock Or That, If Developed; Any Such Market Will Be Sustained.

No public trading market for IPI Fundraising common stock currently exists, and there can be no assurances that a regular trading market will ever develop for the shares of common stock or that, if developed; any such market will be sustained. IPI Fundraising expects to seek the listing of its common stock on the over-the-counter bulletin board immediately after the effective time of the merger. In order to become listed on the over-the-counter bulletin board, an NASD market maker must apply on IPI Fundraising's behalf to make a market of its common stock on the over- the-counter bulletin board. IPI Fundraising cannot assure you that a market maker will make an application on our behalf, or that if an application is made on our behalf, that the NASD will allow IPI Fundraising's common stock to trade on the over-the-counter bulletin board. Any market for IPI Fundraising's common stock that may result on the over-the-counter bulletin board will likely be less well developed than if the common stock were traded on a more recognized stock exchange. In the event a market should develop for the common stock in the future, IPI Fundraising's cannot assure you that such common stock can be resold at or near the original offering price you paid for such securities. See. "MARKET PRICE AND DIVIDEND INFORMATION"

IPI Fundraising's Common Stock Will Likely Be Subject to The
Commission's Penny Stock Regulations, Which May Cause
Stockholders to Experience Difficulties in Reselling Their Common
Stock.

IPI Fundraising's common stock, if and when available for trading, could be subject to the Securities and Exchange Commission's (the "Commission") rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities traded over-the-counter with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since IPI Fundraising's common stock will likely be subject to the penny stock rules, IPI Fundraising's stockholders may encounter some difficulties while selling their shares of common stock. See "THE MERGER - Penny Stock Regulations that may Impair Your Ability to Resell IPI Fundraising Common Stock".

If IPI Fundraising Authorizes the Issuance of Additional
Securities, Stockholders May Experience Future Ownership
Dilution, Which May Have a Potential Adverse Effect on The Market
Price of Such Securities.

IPI Fundraising's Certificate of Incorporation provides that it may issue up to (i) 50,000,000 shares of common stock, $0.001 par value; (ii) 5,000,000 shares of series A preferred stock; $0.50 par value; and (ii) 20,000,000 shares of "blank check" preferred stock. Although IPI Fundraising has no commitments as of the date of this registration statement to issue any shares of stock other than as described herein, in the event additional shares of stock are issued, in connection with its contemplated growth plans or otherwise, IPI Fundraising's stockholders will experience future ownership dilution which could adversely affect prevailing market prices, if any, for IPI Fundraising's common stock. See " THE MERGER - Description of IPI Fundraising Common Stock" and "Description of IPI Fundraising Preferred Stock".

Shares Eligible For Future Sale; Potential Adverse Effect on Any
Future Market Price of Securities From Sales of Stock; Potential
Adverse Effect on IPI Fundraising's Ability to Raise Capital
Through The Sale of Its Securities.

If and when the Securities and Exchange Commission declares this registration statement effective, IPI Fundraising's stockholders may sell their common stock in any market that may develop for the common stock. Sales of a substantial number of shares of common stock into any public market that may develop, or the perception that such sales may occur, could depress the market price of the IPI Fundraising common stock and impair its ability to raise additional capital through the sale of its equity securities. See "MARKET PRICE AND DIVIDEND INFORMATION". Approximately 5,986,378 shares (59.48%) of IPI Fundraising common stock issued in the merger to non-affiliates of BF Acquisition Group, FundraisingDirect and Imprints Plus will be freely transferable immediately following the merger, subject to certain sales restriction agreements. Approximately 5,092,384 or 85.06% of these 5,986,378 non-affiliate shares are subject to sales restriction agreements with BF Acquisition Group, FundraisingDirect or Imprints Plus; and approximately 893,994 or 14.93% of these 5,986,378 non- affiliate shares will be freely tradable without restriction. See "SALES RESTRICTION AGREEMENTS." Generally, "affiliates" include directors, executive officers and persons holding more than 10% of any of BF Acquisition Group, FundraisingDirect or Imprints Plus outstanding stock.

Since IPI Fundraising Does Not Anticipate Paying Cash Dividends at this Time, Its Shareholders Will Not Receive Dividend Income.

IPI Fundraising does not anticipate paying cash dividends at this time, or in the foreseeable future. It intends to retain earnings, if any, to finance its future growth and for other business purposes. As a result, IPI Fundraising shareholders will not receive any type of dividend income. The payment of cash dividends in the future, if any, will be contingent upon IPI Fundraising's revenues and earnings, capital requirements and general financial condition, and will be within the discretion of our board of directors.
See "MARKET PRICE AND DIVIDEND INFORMATION".

      Risks Related To Imprints Plus and FundraisingDirect


Assuming the merger is consummated, Imprints Plus and FundraisingDirect will constitute the combined companies' business. For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger. Therefore, it is important for stockholders to consider the following common ongoing risks shared by both Imprints Plus' business and FundraisingDirect's business when considering the merger. Risks related solely to Imprints Plus and Risks related solely to BF Acquisition Group and FundraisingDirect are described below under their respective separate captions.


Both Imprints Plus' and FundraisingDirect's Quarterly Operating
Results May Fluctuate Significantly in the Future as a Result of a Variety of Factors, Many of Which Are Outside of their Control.

Imprints Plus' and FundraisingDirect's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of its control.
These factors include:

1. Effects of seasonality;

2. The changing demand for their products and services;


3. Product shortages requiring suppliers to allocate minimum quantities;


4. Competitive factors;

5. Delays associated with ground or air delivery companies; or

6. Economic conditions specific to the fund raising industry, as well as general economic conditions.


Therefore, their operating results for any particular quarter may not be indicative of future operating results. Their business is seasonal, and they operate with two internal fund raising seasons, January 1 to June 30, and July 1 to December 31. Their sales are higher during the second and fourth quarters and slightly lower in the first and third quarters of each calendar year. This occurs because their biggest revenue source is scholastic sports teams, whose seasons start when schools start in the third calendar quarter, which coincides with beginning fall sports programs, and in the first calendar quarter, which coincides with the commencement of spring and summer sports programs. Both Imprints Plus and FundraisingDirect expect this seasonal business cycle to gradually flatten out as they acquire more significant non-sports oriented national customers, such as the Future Farmers of America and the 4-H Clubs.

Additionally, their operating expenses are based on their expectations of future revenues and are relatively fixed in the short term. If they have lower revenues than they expect, they may not be able to quickly reduce their spending in response. In addition, they intend to significantly increase their operating expenses to grow their business. Any shortfall in their revenues would have a direct impact on their operating results for a particular quarter and these fluctuations could affect the future market price of our common stock in a manner unrelated to their long-term operating performance or prospects. See "THE COMPANIES
- Imprints Plus" and "FINANCIAL STATEMENTS OF IMPRINTS PLUS." And See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect" and "CONSOLIDATED FINANCIAL STATEMENTS OF BF ACQUISITION GROUP AND SUBSIDIARY."

If Imprints Plus and FundraisingDirect Cannot Retain Their Key
Personnel And Attract And Retain Additional Key Personnel, Their
Business Will Be Adversely Impacted.

Imprints Plus and FundraisingDirect depend to a significant extent on the contributions and industry experience of their key personnel, in particular Imprints Plus' president, Justin P. DiNorscia; their national sales director, Thomas P. Hynson; and their operations manager, Giacamo Bonvetti. If they fail to retain the services of these key personnel, their ability to successfully operate will be impaired. They do not carry key man life insurance policies on any of these employees, and they do not presently have written employment agreements with any of them. In addition, their future success will also depend upon their ability to continue to attract, motivate and retain highly qualified employees, in particular, a qualified chief financial officer. Competition for highly skilled employees is intense and they may not be successful in attracting and retaining such personnel, and their failure to identify and retain these additional personnel could have a material adverse affect on their success. See "THE COMPANIES - Imprints Plus." And See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect."

A Significant Downturn In General Economic Conditions Could
Result In A Reduction In Discretionary Spending Which Could
Reduce Demand For Imprints Plus' and FundraisingDirect's Products
And Could Harm Their Business.

Imprints Plus' and FundraisingDirect's product sales are affected by their product end-user's ability and desire to spend disposable income on fund raising products. Any significant downturn in general economic conditions which results in a reduction of discretionary spending could result in a reduction in demand for Imprints Plus' and FundraisingDirect's products and could harm their business. In the event the United States economy enters into an economic slowdown or recession as a result of political, military, terrorist or other activities, their operating results in future periods would be significantly adversely affected. See "THE COMPANIES - Imprints Plus." And See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect."

Imprints Plus' and FundraisingDirect's Consumable Products May
Subject Them To Certain Liability Claims That Could Harm Their
Business.

Since Imprints Plus and FundraisingDirect operate in the food industry, a portion of their products may subject them to certain liability claims relating to, among other things, personal injury or death, which results from a consumer's consumption of spoiled perishable food or other causes, and their product liability insurance and other insurance may not be sufficient to cover all potential claims any third parties may bring against them. While neither Imprints Plus or FundraisingDirect are not currently a party to any material litigation, if any actions or lawsuits are brought against them in the future, such actions or lawsuits may have a material adverse effect on them, even if such lawsuits are without merit. They attempt to minimize their potential liability through effective quality control and management procedures. They also carry a variety of insurance policies including policies insuring against product liability and in-house spoilage; however, they cannot assure that such insurance policies will adequately cover their losses resulting from liability, or that they will continue to qualify for, or be able to afford or obtain, insurance in the future. See "THE COMPANIES - Imprints Plus." And See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect."

Imprints Plus and FundraisingDirect Face Intense Competition Now and They Expect to Face More Competition in the Future.

Imprints Plus and FundraisingDirect compete in a highly competitive marketplace. The market for their products is relatively fragmented with a large number of competitors. Imprints Plus and FundraisingDirect face intense competition from Cherrydale Farms, Entertainment Publications, Innisbrook, Nestle, the Hershey Company, and QSP, a division of the Readers Digest Corporation, all of which are more established than they are and have substantially greater financial, marketing, sales and other resources than they do. Competition from their competitors is based primarily on better product pricing, value and service; broader product offerings; and more established market presence and stronger customer and vendor relationships. In order to achieve and maintain expected profitability levels, Imprints Plus and FundraisingDirect must continue to grow their business while maintaining the service levels and aggressive pricing necessary to retain existing customers in each of their business segments. Their failure to adequately address these challenges could put them at a competitive disadvantage relative to these competitors. See "THE COMPANIES - Imprints Plus." And See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect."

                 Risks Related To Imprints Plus


Assuming the merger is consummated, Imprints Plus will constitute the primary aspect of the combined companies' business. For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger. Therefore, it is important for stockholders to consider the following ongoing risks related to Imprints Plus' business when considering the merger.


I. Risks Related to Imprints Plus' Financial Condition

Imprints Plus' Resources May Not Be Adequate to Manage Its
Growth.

Imprints Plus' aggressive growth strategy will result in significant additional demands on its infrastructure, and will place a significant strain on its management, administrative, operational, financial and technical resources, and increased demands on its systems and controls. We cannot assure you that its resources will be adequate to support its future operations and growth. Their inability to continue to upgrade its operating and financial control systems, the emergence of unexpected expansion difficulties or the failure to manage its proposed expansion properly could have a material adverse effect its business, financial condition and results of operations. See "THE COMPANIES -Imprints Plus."

Imprints Plus' Inability To Continue To Successfully Implement
Their Newly Adopted "Ship To The Seller" Program Could Negatively
Their Future Revenues.


Imprints Plus' revenue growth and future profitability will depend on their ability to continue to successfully implement their newly adopted "ship to the seller" program in order to increase their sales, expand and promote growth, and to effectively monitor and control their costs. Imprints Plus' inability to do this could negatively impact their future revenues. Furthermore, future operating results depend upon many factors, including general economic conditions, the level of their competition, successful implementation of their expansion plans, successful recruitment of qualified independent sales representatives, and their ability to successfully continue to attract and retain customers. A key factor that could hamper Imprints Plus' "ship to the seller" program would be a significant increase in carrier shipping costs, which would erode Imprint Plus' profit margins on that particular selling program. Over the last ten months, United Parcel Service, Imprints Plus' shipping carrier, has nominally increased its delivery rates by approximately 3% due to higher oil prices. See "THE COMPANIES - Imprints Plus" and "FINANCIAL STATEMENTS OF IMPRINTS
PLUS."


Imprints Plus' Capital Requirements in Connection with Their Growth Plans Will Be Significant, and to the Extent That Additional Capital Proves to Be Unavailable When Needed, Their Plans in this Regard May Be Materially and Adversely Affected.

Imprints Plus' capital requirements in connection with their growth plans will be significant. We currently have no plans or arrangements with respect to the possible acquisition of additional financing which may be required to implement Imprints Plus' growth plans. To the extent that such additional financing proves to be unavailable when needed, Imprints Plus' plans in this regard may be materially and adversely affected. To the extent that they require additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, Imprints Plus not having sufficient (i) credit history; (ii) income stream;
(iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities. To the extent that we undertake such financing, or use capital stock as consideration, our stockholders will experience future ownership dilution. See "THE COMPANIES - Imprints Plus" and "FINANCIAL STATEMENTS OF IMPRINTS PLUS."

II. Risks Related to Imprints Plus' Business.

Imprints Plus Relies On Independent Sales Agents To Market And Sell Most Of Their Products. If They Fail To Establish New Sales Relationships Or Maintain Their Existing Relationships, Or If Their Independent Sales Agents Fail To Commit Sufficient Resources Or Are Otherwise Ineffective In Selling Imprints Plus' Products, Imprints Plus' Results Of Operations And Future Growth Will Be Adversely Impacted.

Imprints Plus' success depends largely upon their marketing arrangements with independent sales agents, many of which work on a part time basis. Imprints Plus does not control the efforts those persons make to sell Imprints Plus' products. Those persons may terminate their relationships with them at any time, or devote insufficient sales efforts to Imprints Plus' products. With the exception of a small number of Imprints Plus sales agents who are paid on a draw, none of Imprint Plus' independent sales agents, which includes all of their "ship to the seller" sales agents, are bound by any type of non-compete agreement or any other type of employment agreement. Imprints Plus' failure to attract and retain skilled independent sales agents would have an adverse effect on their results of operations.

A significant portion of Imprints Plus' growth strategy will require affiliating with additional sales agents. Imprints Plus will face significant challenges and risks in training, managing and retaining additional qualified sales and marketing agents. They may not be able to retain a sufficient number of additional qualified personnel to create increased demand for Imprints Plus' products. If they are unable to grow effectively their sales and marketing team to sell their products, Imprints Plus' growth may be negatively affected. See "THE COMPANIES - Imprints Plus."

Imprints Plus' Distribution Arrangements With Their Suppliers Are
Subject to Prevailing Market Conditions, Which Means They Could
Lose Revenue Or Incur Disruption In Product Distribution Process.

Imprints Plus is not a party to any long-term or fixed price supply agreements. Their distribution arrangements with their suppliers are subject to prevailing market conditions, which means they could lose revenue or incur disruption in their product distribution process. If these agreements are terminated or amended in a manner adverse to Imprints Plus , they could:
(i) enter into new distribution arrangements for their products which may be on less favorable terms; (ii) lose revenue from lost sales opportunities; (iii) experience difficulties or other delays in the distribution of their products; and (iv) incur an increase in the cost of distributing their products. See "THE COMPANIES - Imprints Plus."

Imprints Plus' Reliance Upon Their Suppliers and Industry Supply
Conditions Could Have a Material Adverse Affect On Imprints Plus'
Financial Results.

Imprints Plus' operations require a high volume of quality products that are procured from, and assembled by, third party suppliers. In particular, Imprints Plus depends upon Cemac Foods for approximately 24% of its product line, and David's Cookies for approximately 12% of its product line. Reliance on suppliers, as well as industry supply conditions generally, involves several risks, including the possibility of defective merchandise, shortage of merchandise, increases in costs and reduced control over delivery schedules, any or all of which could adversely affect Imprints Plus' financial results. Also, although most products are generally available from multiple sources, they do rely upon only one or two suppliers of certain product lines. The lack of availability of timely and reliable supply of products from these sources could adversely affect Imprints Plus' business. Occasionally, such items may be subject to allocations and they may experience difficulty in obtaining sufficient quantities of such products. In some cases, alternative sources of supply may not be readily available or available at suitable prices. In other cases, they may establish a working relationship with a single source, even when multiple suppliers are available, if they believe it is advantageous to do so due to performance, quality, support, delivery, capacity or price considerations. Where alternative sources are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays. See "THE COMPANIES - Imprints Plus."

Imprints Plus' Management Has Conflicts of Interest.

Imprints Plus leases office and warehouse space at fair market value rates from a corporation that Justin and Diane DiNorscia are combined 50% owners pursuant to a non-cancelable operating lease that expires in October 2009. Minimum scheduled future rentals for this lease are approximately $81,000 per annum through October 2009. Mr. and Mrs. DiNorscia have conflicts of interest in that they are controlling shareholders of Imprints Plus and they are also combined 50% owners of Imprint Plus' lessor of office and warehouse space. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"

   Risks Related to FundraisingDirect and BF Acquisition Group


Assuming the merger is consummated, FundraisingDirect's operations will constitute an important aspect of the combined companies' business. For accounting purposes, IPI Fundraising will account for the merger similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger. Therefore, it is important for stockholders to consider the following ongoing risks related to FundraisingDirect's business operations when considering the merger. BF Acquisition Group is a holding company that, through its majority owned subsidiary, FundraisingDirect, serves as the Internet marketing division for Imprints Plus. BF Acquisition Group does not, itself, engage in any business operations or serve as a parent to any other company besides FundraisingDirect.


FundraisingDirect has a history of net losses and may not be profitable in the future.

FundraisingDirect has had a history of net losses. For its three months ended December 31, 2004 and 2003, nine months ended September 30, 2004 and year ended December 31, 2003, FundraisingDirect incurred a net loss of $(15,652), $(11,605) $(91,234), and $(11,635), respectively. We cannot assure you that FundraisingDirect will not continue to incur net losses for the foreseeable future, which could cause the value of our stock to decline and adversely affect our ability to finance our business in the future. See "THE COMPANIES - BF Acquisition Group" and "FundraisingDirect" and "CONSOLIDATED FINANCIAL STATEMENTS OF BF ACQUISITION GROUP AND SUBSIDIARY."

              MARKET PRICE AND DIVIDEND INFORMATION

There is currently no trading market for the shares of IPI Fundraising common stock, and we cannot assure you that a trading market will develop. IPI Fundraising common stock intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") effective at the time of the closing of the merger transaction. In order to become listed on the over-the-counter bulletin board, an NASD market maker must apply on our behalf to make a market of our common stock on the over-the-counter bulletin board. We cannot assure you that a market maker will make an application on our behalf, or that if an application is made on our behalf, that the NASD will approve for trading the IPI Fundraising common stock on the over-the-counter bulletin board.

IPI Fundraising has not declared or paid dividends on its common stock since its inception, and currently, it does not anticipate paying any cash dividends on its common stock in the foreseeable future. On February 8, 2005, Mr. Justin P. DiNorscia was the sole holder of record of IPI Fundraising common stock.

                           THE MERGER

This section of the prospectus/information statement describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire document including the appendices for a more complete understanding of the merger.

Background of the Merger

The management of each of Imprints Plus and FundraisingDirect continually reviews its company's strategic alternatives in order to expand their businesses and enhance their value. From time to time, Mr. DiNorscia has held conversations with various persons to explore potential opportunities, including potential capital raising transactions and/or business combinations. Mr. DiNorscia had been considering the idea of combining Imprints Plus and FundraisingDirect for some time. During December 2003, Mr. DiNorscia met with Mike Queen of Dickinson Holdings, LLC, for assistance with Imprints Plus' and FundraisingDirect's financial, marketing and expansion plans. Dickinson Holdings, a small management consulting firm, advised both Imprints Plus and FundraisingDirect, through Mr. DiNorscia, with respect to these companies short and long term financial strategies, management requirements and the advantages and disadvantages of various methods on becoming a public company. Shortly prior to that time, Imprint Plus had just initiated its promising "ship to the seller" product offering, and Mr. DiNorscia wanted to capitalize on Imprint Plus' growth momentum. In January 2004 via a conference call, Mr. Queen introduced Mr. DiNorscia to Mr. William Colucci, a business consultant, where they discussed the history of Imprints Plus and FundraisingDirect, along with the future expansion Mr. DiNorscia saw for these companies, and the amount of capital this expansion would require. At that time, Mr. and Mrs. DiNorscia were the only directors of Imprints Plus, and Mr. DiNorscia was the sole director of FundraisingDirect. In February 2004, Mr. Colucci and Mr. Queen met with Mr. and Mrs. DiNorscia at the Imprints Plus offices in Delaware to discuss the various alternatives available to the companies to raise capital and merge the Imprints Plus and FundraisingDirect operations, including a private offering of debt or equity securities, an initial public offering, merging into a trading shell company, along with the merger transaction described herein. They discussed issues related to the companies' and investor's risk, liquidity, qualifications and financial costs. Additionally, it was agreed that Mr. Queen and Mr. Colucci would assist Imprints Plus and FundraisingDirect in retaining and/or working with the appropriate auditors, accountants, securities counsel and tax counsel. The Imprints Plus board determined in February 2004 that it would be in their best interest to privately sell its equity securities to raise capital, but acknowledged the difficulties it could face as a small, privately held company that could not provide its investors with an exit strategy. They recognized that the "promise" of filing a Form SB- 2 registration statement in the future without the assistance of an underwriter was not likely to sufficiently allay potential investors fears of acquiring an illiquid investment. Alternatively, the board did not want to incur the significant costs, or subject Imprint Plus to the "taint," of reorganizing into a publicly traded shell corporation that would not provide the public with sufficient information about the company that would otherwise be provided pursuant to a registration statement filed with the SEC. The board of directors of Imprints Plus and FundraisingDirect decided to create a two-step plan of reorganization whereby FundraisingDirect would first reorganize with BF Acquisition Group, a non-trading public company shell; and then second, Imprints Plus would reorganize with the resulting corporation subsequent to the closing of its private offering memorandum pursuant to an S-4 registration statement that would provide adequate information to the public regarding each of Imprints Plus and BF Acquisition Group and FundraisingDirect; and subsequently enable the resulting entity to create a trading market for its common stock on the over-the-counter bulletin board. The rationale behind this two-step plan of reorganization was that if Imprints Plus demonstrated to potential Imprints Plus investors that FundraisingDirect had already commenced the first step of the two-step plan of reorganization, the Imprints Plus potential investor's liquidity fears would be eased since it would be more likely that Imprints Plus would follow through with the second step of the plan of reorganization of going public, given the time effort and expense Imprints Plus and FundraisingDirect expended in connection with the first step of the reorganization plan.

On April 27, 2004 Mrs. DiNorscia resigned from the Imprints Plus board of directors, and Mr. Brad Cantwell was appointed to the board of directors. On April 28, 2004 the Imprints Plus board of directors approved the final draft of the Imprint's Plus private offering memorandum, and on May 5, 2004 Imprints Plus commenced its self- underwritten $700,000 private offering, and its private offering documentation disclosed this two-step reorganization plan that would potentially provide the private offering investors with liquidity. On July 12, 2004, pursuant to a unanimous written consent, the boards of directors of each of FundraisingDirect and BF Acquisition Group approved the share exchange agreement with each of BF Acquisition Group, FundraisingDirect, Justin DiNorscia and Diane DiNorscia. On July 14, 2004 BF Acquisition Group filed its 14f-1 Information Statement with the Commission that described its planned reorganization with FundraisingDirect. On July 15, 2004, BF Acquisition Group entered into a share exchange agreement with FundraisingDirect, Justin DiNorscia and Diane DiNorscia. This reorganization transaction closed on August 31, 2004, as described in the Form 8-K filed by BF Acquisition Group with the Commission on September 1, 2004. Pursuant to the terms of the reorganization transaction, BF Acquisition Group acquired an aggregate of 425,000 shares of FundraisingDirect common stock (approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect) from Justin DiNorscia and Diane DiNorscia in exchange for issuing them 3,000,000 shares of BF Acquisition Group's Series A Preferred Stock. FundraisingDirect became BF Acquisition Group's 92% majority owned subsidiary. BF Acquisition Group's resulting capitalization was (and is) 975,000 shares of common stock outstanding; and 3,000,000 shares of Series A Preferred Stock outstanding. Justin DiNorscia and Diane DiNorscia hold all 3,000,000 shares of Series A Preferred Stock, and Mr. and Mrs. DiNorscia's collective holdings represent approximately 75.47% of BF Acquisition Group's outstanding post-reorganization transaction shares, on a fully diluted basis. Additionally, pursuant to the terms of this transaction, Mr. Justin DiNorscia, Mr. William Colucci and Mr. Joseph Drennan were each appointed to the BF Acquisition Group board of directors.


Subsequent to further consultation with the appropriate tax professionals, including tax counsel, the initial two step reorganization plan structure was finalized by Mr. DiNorscia, Mr. Colucci and Mr. Drennan in September 2004, which is the merger transaction described in this registration statement. Subsequently, in December 2004, Imprints Plus closed its 2004 $700,000 self- underwritten private offering, successfully raising $680,500. Additionally, during December 2004 to January 2005, Imprints Plus successfully completed a second self-underwritten private offering of its common stock raising approximately $150,500 in aggregate offering proceeds to pay professional fees and costs related to this merger and registration statement, and for other general working capital purposes. On February 8, 2005, pursuant to unanimous written consents, the boards of directors of each of Imprints Plus, FundraisingDirect and BF Acquisition Group approved the merger agreement. It is important to note that Mr. DiNorscia is a member of, and ultimately controls through his securities holdings, all of the boards of directors to each company that is a party to the merger.

Imprints Plus' Reasons for the Merger; Actions of the Imprints
Plus Board of Directors and Stockholders

The Imprints Plus board of directors has determined that the terms of the proposed merger are fair and in the best interests of Imprints Plus and its stockholders and has approved the merger and the merger agreement. Holders of 58.46% of the outstanding shares of Imprints Plus common stock executed written consents voting their shares in favor of the merger and the merger agreement. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of IPI Fundraising, Imprints Plus and BF Acquisition Group, officers, affiliates, founders and their families. As a result, no further action is required on the part of Imprints Plus stockholders. Under Delaware law and the terms of Imprints Plus' certificate of incorporation and bylaws, this approval is sufficient to approve the merger and the merger agreement, and no further action is required on the part of Imprints Plus stockholders. For this reason, Imprints Plus is not calling a meeting of its stockholders to vote on the merger and the merger agreement, nor is Imprints Plus asking you for a proxy or a consent.


Given the small size of the merger transaction compared to the significant costs of hiring an independent investment banking or accounting firm to provide a fairness opinion, the Imprints Plus board determined that the cost of obtaining a fairness opinion outweighed the benefits that such a fairness opinion could provide; and that it would not be in the best interests of shareholders for Imprints Plus to expend its limited resources on such an expense. Additionally, the Imprints board did not consider obtaining a fairness opinion to be absolutely necessary given the fact that the Imprints Plus shareholders have the statutory protections of: (i) DGCL section 144, that regulates interested party transactions, and (ii) DGCL section 262, that provides shareholders with statutory appraisal rights in connection with merger transactions. As a result, no independent investment banking or accounting firm was engaged by the Imprints board to evaluate the fairness of the consideration to be paid in the merger transaction.


The Imprints Plus board reached its decision regarding the two-step reorganization plan and merger transaction with the help of its management and professional advisors. The Imprints Plus board considered the advantages of the proposed merger as compared to other alternatives such as a self-underwritten initial public offering, joint ventures, acquisitions of or by other third party companies or seeking additional financing with venture capitalists. The Imprints Plus board considered a number of factors in reaching its decision, without assigning any specific or relative weight to those factors. The material factors considered include:

* The merger is the requisite second step of the two-step reorganization plan discussed above. See "THE MERGER - Background of the Merger."

* The strategic fit and overall compatibility of management, employees and business philosophies, strategies and technologies of the companies that already currently exists.

* The fact that the IPI Fundraising/Imprints Plus exchange ratio is an integral part of Imprints Plus' and FundraisingDirect's previously contemplated overall merger structure because it enables the merger transaction to ultimately provide IPI Fundraising with what the Imprints Plus board of directors previously determined (in early
2004) to be IPI Fundraising's optimal post merger capital structure. This determination is based upon the fact that the post merger capital structure takes into account the early 2004 agreement among the boards of directors of Imprints Plus and FundraisingDirect that in connection with the merger transaction and the pre-merger compensation to be paid to the consultants and other professionals retained to assist the companies with the merger, that FundraisingDirect would pay the necessary stock based fee compensation, and Imprints Plus would pay the necessary cash fee compensation and other related costs.


* IPI Fundraising is expected to make an application to publicly trade its common stock on the over-the- counter bulletin board; as a result, Imprints Plus stockholders will obtain a more liquid investment upon the exchange of their Imprints Plus capital stock for IPI Fundraising common stock.

* The combined companies will have the opportunity to realize significant synergies by utilizing the combined companies' businesses information, operations, competitive position and future business prospects, thus reducing operating costs. For example, IPI Fundraising will be able to take advantage of FundraisingDirect's previously developed extensive database of potential customers originally created to drive traffic to the FundraisingDirect web site.

* The integrated products and services offerings of the combined companies will create and enhance cross- selling opportunities to the existing customer bases of each company, resulting in new opportunities to generate revenue.

* The combined companies will have the opportunity to streamline their operations into one company, thus reducing operating costs, which should benefit their financial results.

* The strengthening of the combined companies financial statements as a result of reducing overall operating costs and the resulting reduction of operating expenses as a percentage of income that will occur with the increase in sales derived from access to FundraisingDirect's previously developed but under-utilized extensive database of potential customers. The appeal of FundraisingDirect has always been that organizations, on average, would receive an extra 10 to 16% profit over traditional fundraising companies, such as Imprints Plus, because by going direct, there was no middleman sales representative to pay commissions to.
This has always attracted a lot of interest; but unfortunately for FundraisingDirect, most organizations are more secure working with a local company or local representative. The FundraisingDirect database was always kept separate from Imprints Plus' operations to avoid the conflict that Imprints Plus' Independent Sales Representatives would feel that Imprints Plus was allowing FundraisingDirect to compete with the Independent Sales Representatives for sales. The merger opens up the database of both companies and now enables the information from both companies to be shared; and the extensive responses on the FundraisingDirect website will now provide our local representatives lists of organizations in their areas that seek fundraising ideas and allow them to directly contact those leads. This should result in an increased volume of sales for the combined companies for the traditional fundraising operations.


* The expectation that future earnings prospects will be stronger on a combined basis since FundraisingDirect will no longer be separately charged for products and services, which, as a result, will generate a higher profit base for the Internet division of IPI Fundraising.

* The fact that Mr. Justin P. DiNorscia, an executive officer and director of each of BF Acquisition Group, Imprints Plus and FundraisingDirect will continue to serve IPI Fundraising subsequent to the merger. Also, that Imprint Plus' other current officers, directors and significant employees will serve in their same capacity with IPI Fundraising.

* The expectation that the merger will constitute a tax free merger under section 368(a) of the Internal Revenue Code. See
"THE MERGER - Material Federal Income Tax Consequences".

The Imprints Plus board also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this prospectus/information statement, and the following:

* The risk that the merger would not be completed in a timely manner or at all.

* The fact that IPI Fundraising will not have future market support from an underwriter, which could have an adverse affect on its market performance.

* The fact that market analysts tend not to focus strongly, if at all, on public companies that did not engage in an underwritten
IPO transaction.


* The potential disadvantage to Imprints Plus' stockholders of the dilution of their interests pursuant to the merger because Imprints Plus is contributing approximately 98% of the revenues of the combined company, but Imprints Plus' stockholders are receiving only slightly more than 50% of IPI Fundraising's common stock.


* The risk that the potential benefits of the merger may not be realized.

* The substantial management time and effort and the substantial costs required to complete the merger. After careful consideration and discussion, the board of directors of Imprints Plus concluded that these potentially negative factors were outweighed by the potential benefits of the merger and that the merger is preferable to the other alternatives that might be available to Imprints Plus, such as remaining private and growing at a slower pace and through future illiquid financings.

The above discussion of information and factors considered by the Imprints Plus board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Imprints Plus board. In view of the wide variety of factors considered by the Imprints Plus board, the Imprints Plus board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Imprints Plus board did not make any specific conclusions on each factor considered, but, rather, the Imprints Plus board conducted an overall analysis of these factors. Individual members of the Imprints Plus board may have given different weight to different factors.

For the reasons set forth above, the board of directors of Imprints Plus recommended that holders of Imprints Plus stock approve the merger and the merger agreement.

BF Acquisition Group's and FundraisingDirect's Reasons for the
Merger; Actions of the BF Acquisition Group and FundraisingDirect
Board of Directors and Stockholders

Both the BF Acquisition Group's and FundraisingDirect's boards of directors have determined that the terms of the proposed merger are fair and in the best interests of their respective companies and its stockholders and have approved the merger and the merger agreement. Holders of 100% of the outstanding shares of BF Acquisition Group preferred stock executed written consents voting their shares in favor of the merger and the merger agreement and executed the merger agreement. Holders of (i) 69.23% of the outstanding shares of BF Acquisition Group common stock; and (ii) 93.49% of the outstanding shares of FundraisingDirect common stock executed written consents voting their shares in favor of the merger and the merger agreement. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of IPI Fundraising and Imprints Plus, officers, affiliates, founders and their families. As a result, no further action is required on the part of BF Acquisition Group and FundraisingDirect stockholders. Under Florida law and the terms of the BF Acquisition Group articles of incorporation and bylaws, this approval is sufficient to approve the merger and the merger agreement, and no further action is required on the part of BF Acquisition Group stockholders. Under Delaware law and the terms of the FundraisingDirect certificate of incorporation and bylaws, this approval is sufficient to approve the merger and the merger agreement, and no further action is required on the part of FundraisingDirect stockholders. For these reason, neither BF Acquisition Group nor FundraisingDirect are calling meetings of its stockholders to vote on the merger and the merger agreement, nor are either of BF Acquisition Group or FundraisingDirect asking you for a proxy or a consent.


Given the small size of the merger transaction compared to the significant costs of hiring an independent investment banking or accounting firm to provide a fairness opinion, both the BF Acquisition Group's and FundraisingDirect's boards of directors determined that the cost of obtaining a fairness opinion outweighed the benefits that such a fairness opinion could provide; and that it would not be in the best interests of their shareholders for these companies to expend its limited resources on such an expense. Additionally, their boards did not consider obtaining a fairness opinion to be absolutely necessary given the fact that (A) the FundraisingDirect shareholders have the statutory protections of: (i) DGCL section 144, that regulates interested party transactions, and (ii) DGCL section 262, that provides shareholders with statutory appraisal rights in connection with merger transactions; and (B) the BF Acquisition Group shareholders have the statutory protections of FBCA sections 1301-1333, that provides shareholders with statutory appraisal rights in connection with merger transactions. As a result, no independent investment banking or accounting firm was engaged by their boards to evaluate the fairness of the consideration to be paid in the merger transaction.


Both the BF Acquisition Group's and FundraisingDirect's boards of directors reached their decision regarding the two-step reorganization plan and merger transaction with the help of its management and professional advisors. Given the small size of the merger transaction, the fact that with respect to FundraisingDirect, the merger transaction is subject to DGCL section 144 that regulates interested party transactions, BF Acquisition Group's and FundraisingDirect's shareholders statutory right to dissent to the merger transaction, and the significant costs involved in a fairness opinion, no independent investment banking or accounting firm was engaged by their boards to evaluate the fairness of the consideration to be paid in the merger transaction. The BF Acquisition Group's and FundraisingDirect's boards of directors considered the advantages of the proposed merger as compared to other alternatives such as a self underwritten initial public offering, joint ventures, acquisitions of or by other third party companies or seeking additional financing with venture capitalists. The BF Acquisition Group's and FundraisingDirect's boards of directors considered a number of factors in reaching its decision, without assigning any specific or relative weight to those factors. The material factors considered include:


* The merger is the requisite second step of the two-step reorganization plan discussed above. See "THE MERGER - Background of the Merger."


* The strategic fit and overall compatibility of management, employees and business philosophies, strategies and technologies of the three companies that already currently exists.


* The fact that the exchange ratios are an integral part of Imprints Plus' and FundraisingDirect's previously contemplated overall merger structure because it enables the merger transaction to ultimately provide IPI Fundraising with what the FundraisingDirect board of directors previously determined (in early 2004) to be IPI Fundraising's optimal post merger capital structure. This determination is based upon the fact that the post merger capital structure takes into account the early 2004 agreement among the boards of directors of Imprints Plus and FundraisingDirect that in connection with the merger transaction and the pre-merger compensation to be paid to the consultants and other professionals retained to assist the companies with the merger, that FundraisingDirect would pay the necessary stock based fee compensation, and Imprints Plus would pay the necessary cash fee compensation and other related costs.


* IPI Fundraising is expected to make an application to publicly trade its common stock on the over-the- counter bulletin board; as a result, BF Acquisition Group and FundraisingDirect stockholders will obtain a more liquid investment upon the exchange of their BF Acquisition Group and FundraisingDirect capital stock for IPI Fundraising common stock.

* The strengthening of the combined companies financial statements as a result of reducing overall operating costs.

* The expectation that future earnings prospects will be stronger on a combined basis.

* The fact that Mr. Justin P. DiNorscia, an executive officer and director of each of BF Acquisition Group, Imprints Plus and FundraisingDirect will continue to serve IPI Fundraising subsequent to the merger. Also, that Imprint Plus' other current officers, directors and significant employees will serve in their same capacity with IPI Fundraising.

* The expectation that the merger will constitute a tax free merger under section 368(a) of the Internal Revenue Code. See
"THE MERGER - Material Federal Income Tax Consequences".

The BF Acquisition Group's and FundraisingDirect's boards of directors also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this prospectus/information statement, and the following:

* The risk that the merger would not be completed in a timely manner or at all.

* The fact that IPI Fundraising will not have future market support from an underwriter, which could have an adverse affect on its market performance.

* The fact that market analysts tend not to focus strongly, if at all, on public companies that did not engage in an underwritten
IPO transaction.

* The risk that the potential benefits of the merger may not be realized.

* The substantial management time and effort and the substantial costs required to complete the merger.

After careful consideration and discussion, the BF Acquisition Group's and FundraisingDirect's boards of directors concluded that these potentially negative factors were outweighed by the potential benefits of the merger and that the merger is preferable to the other alternatives that might be available to BF Acquisition Group and FundraisingDirect, such as growing at a slower pace and through future illiquid financings.

The above discussion of information and factors considered by the BF Acquisition Group's and FundraisingDirect's boards of directors is not intended to be exhaustive but is believed to include all material factors considered by the respective boards. In view of the wide variety of factors considered by the BF Acquisition Group's and FundraisingDirect's boards of directors, the BF Acquisition Group's and FundraisingDirect's boards of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the BF Acquisition Group's and FundraisingDirect's boards of directors did not make any specific conclusions on each factor considered, but, rather, they conducted an overall analysis of these factors. Individual members of the BF Acquisition Group's and FundraisingDirect's boards of directors may have given different weight to different factors.

For the reasons set forth above, the BF Acquisition Group's and FundraisingDirect's boards of directors recommended that holders of BF Acquisition Group and FundraisingDirect stock approve the merger and the merger agreement.

Interests of Certain Persons in the Merger

You should be aware that certain members of the Imprints Plus board and executive officers of Imprints Plus have interests in the merger in addition to their interests as stockholders of Imprints Plus. The stockholders who have executed written consents include certain FundraisingDirect directors (including Justin DiNorscia, who is also a director of BF Acquisition Group), officers, affiliates, founders and their families, as well as stockholders of both Imprints Plus, BF Acquisition Group and FundraisingDirect.

Mr. Justin P. DiNorscia is currently the president and a director of BF Acquisition Group and FundraisingDirect, and is also a director, president and chief executive officer of Imprints Plus, which he founded in 1988. Mr. and Mrs. DiNorscia combined own approximately 58.41% of Imprints Plus, Inc. and approximately 86.02% of BF Acquisition Group (on a fully diluted basis). BF Acquisition Group owns approximately 92% of FundraisingDirect. Mr. and Mrs. DiNorscia's son, Angelo DiNorscia, is one of FundraisingDirect's largest outside shareholders. Barbara Queen, Mr. Michael Queen's wife, and Mr. Dan Caputo, Jr., Imprint Plus' interim Chief Financial

Officer and FundraisingDirect's accountant and financial advisor, are indirect and direct shareholders of FundraisingDirect. Also, at the time of the adoption of the two-step plan of reorganization described above, Mr. William Colucci, Imprint Plus' consultant, was the sole officer and director, and a controlling shareholder of BF Acquisition Group; and David M. Bovi, Imprints Plus' legal counsel, was also a controlling shareholder of BF Acquisition Group. Upon the closing of the merger transaction, the following interested persons will own, directly and/or indirectly, the amount and percentage of IPI Fundraising common stock and preferred stock, described on an actual and fully diluted basis (not including unvested outstanding options), in the amount set forth next to their name:


                            Amount and % of common      Amount and % of Preferred         Amount and % of common
Name                      Shares Owned (Actual Basis)  Shares Owned (Actual Basis)   Shares Owned (Fully Diluted Basis)
----                      ---------------------------  ---------------------------   ----------------------------------
Justin P. DiNorscia(1)         3,402,000 (33.80%)            3,000,000 (100%)           6,402,000(48.99%)
Diane DiNorscia(1)             3,402,000 (33.80%)            3,000,000 (100%)           6,402,000(48.99%)
Angelo DiNorscia                 302,500 (3.00%)                                        402,500 (3.08%)
Dan Caputo, Jr.                  476,250 (4.73%)             *                          476,250 (3.64%)
William R. Colucci               200,000 (1.99%)             *                          200,000 (1.53%)
David M. Bovi                    400,000 (3.97%)             *                          400,000 (3.06%)
Universal Capital Management(2)  500,000 (4.97%)             *                          500,000 (3.82%)
Zenith Holdings (Barbara Queen)  270,000 (2.68%)             *                          270,000 (2.06%)
                               -----------------             ----------------           -----------------
Total                          5,550,750 (55.15%)            3,000,000 (100%)           8,650,750 (66.21%)


(1) Consists of (i) 1,630,000 shares of IPI Fundraising common stock and 1,500,000 shares of IPI Fundraising preferred stock owned directly by Mr. Justin DiNorscia; and (ii) 1,771,500 shares of IPI Fundraising common stock and 1,500,000 shares of IPI Fundraising preferred stock owned directly by Mrs. Diane DiNorscia. Mr. and Mrs. DiNorscia have been separated since October 2001, and they divided all of their assets in 2002. In 2004, they filed a petition for divorce that has not yet been granted.

(2) Michael Queen and Joseph Drennan serve as directors of Universal Capital Management. Michael Queen; William R. Colucci and Joseph Drennan serve as Universal Capital Management's President; Vice President and Secretary; and Vice-President and Treasurer, respectively; in addition to being shareholders. Also, Justin DiNorscia, Dan Caputo, Jr., and David Bovi are Universal Capital Management non-affiliate shareholders. Universal Capital Management is a closed-end, non-diversified management investment company that is treated as a business development company under the Investment Company Act of 1940.


See "THE MERGER - Relationships Between IPI Fundraising, BF
Acquisition Group, FundraisingDirect and Imprints Plus."

Management After the Merger

After the completion of the merger, it is anticipated that all of the executive officers, directors and significant employees of Imprints Plus will continue to serve as officers, directors and significant employees of IPI Fundraising. Additionally, Mr. Joseph Drennan, a director of BF Acquisition Group, will continue his service with IPI Fundraising. IPI Fundraising's directors, executive officers and significant employees are as follows:

Name                     Position
----                     --------

Justin P. DiNorscia      Director, President, Chief
                         Executive Officer

Dan Caputo, Jr.          Interim Chief Financial Officer

Diane DiNorscia          V.P. Human Resources and
                         Administration

Bradley S.  Cantwell     Director

Joseph T. Drennan        Director

Thomas P. Hynson         National Sales Director

Giacamo Bonvetti         Operations Manager


Additional information concerning these persons is described below.

Directors, Executive Officers and Significant Employees of BF
Acquisition Group/ FundraisingDirect

Pursuant to the provisions of BF Acquisition Group's Bylaws, its current directors and executive officers hold office until his or her successor is elected or appointed and qualified, or until his or her death, resignation or removal by the Board of Directors. Certain information about BF Acquisition Group's current directors and executive officers is set forth below.

The following table sets forth the full name, present principal occupation or employment, five-year employment history and certain other information concerning Directors and Executive
Officers of BF Acquisition Group.


Name                     Age   Position                 Term/Period Served
----                     ---   --------                 ------------------
Justin P. DiNorscia (1)   51   Director, President,     1yr./since August 2004
                               Chief Executive Officer,
                               Treasurer

William R. Colucci        65    Director                 1yr./Director since
                                                         inception

Joseph T. Drennan        59    Director                  1yr./since August 2004
___________________________________



(1) Mr. DiNorscia also serves as FundraisingDirect's sole member of its board of directors, and as its president, treasurer and secretary.

Justin P. DiNorscia. Mr. DiNorscia is currently also a director, president and chief executive officer of Imprints Plus, which he founded in 1988. Imprints Plus, Inc. operates in the $5 billion product fund raising market. It provides schools, institutions, athletic leagues and other organizations with affordable products to sell in connection with their organizational fund raising activities. After graduating from the University of Delaware as a teacher and athletic coach, Mr. DiNorscia began his career at a private high school in Wilmington, Delaware. In 1975, he joined NASCO, Inc., a national product fund raising company based in Nashville, Tennessee. After receiving the outstanding award of "Rookie of the Year" with sales in his territory exceeding any representative in the seventeen- year history of NASCO, he was quickly made an Area Manager covering the states of Maryland, Delaware, Pennsylvania, and New Jersey. In 1977, just two short years after joining NASCO, he was promoted to Regional Manager of the entire Northeast portion of the United States. As both area and regional manager, he was responsible for recruiting, hiring and training all independent representatives and area managers. Just a few years later, Mr. DiNorscia became a Divisional Manager responsible for overseeing a national management team and sales force. Subsequently, he was promoted to a Senior Vice President level in charge of all nationwide sales where he remained until 1988. Diane DiNorscia is Justin P. DiNorscia's wife.

William R. Colucci. Mr. Colucci is an independent consultant who provides investment banking and business consulting services for emerging growth companies. From September 1997 to December 1999, Mr. Colucci served as a consultant with Harbor Town Management Group Inc., a privately held management firm that provided investment banking and business consulting services. From June 1996 to May 1997, Mr. Colucci served as Chief Operating Officer and SEC Compliance Officer for Physicians' Laser Services, Inc. From April 1991 to May 1996, he served as a senior partner of Decision Dynamics, Inc., a private business and real estate consulting firm, where he provided clients such as Alcoa Properties, the Branigar Corporation, and Mobil Land Development Corporation with consulting services that included market and investment analysis, property positioning and economic payback analysis.

Joseph T. Drennan. Mr. Drennan has more than 30 years of experience in management, marketing and finance in the financial services and information technology industries. He has directed and implemented business turnarounds, crisis management and strategic planning for customers and clients ranging in size from $5 million in revenue to Fortune 100 companies in a variety of industries. Since 2001 Mr. Drennan has been a partner in and a co-founder of Mulberry Consulting Group, LLC. Mulberry provides business and management consulting services to small and mid-market companies in a variety of industries with emphasis on operational analysis, strategic and operational planning and implementation solutions and processes. From 1996 to 2000 Mr. Drennan served as Vice President and corporate secretary for CoreTech Consulting Group, Inc., a leading Information Technology consulting firm. His responsibilities included planning, marketing, finance, legal and facilities management. Mr. Drennan currently serves on the Board of Directors of United Bank of Philadelphia and serves on its Audit and Capital and Planning Committees. He is a past Chairman of the Board of St. Joseph's Prep, the Jesuit high school in Philadelphia.

Directors, Executive Officers and Significant Employees of
Imprints Plus

Pursuant to the provisions of Imprint Plus' Bylaws, its current directors and executive officers hold office until his or her successor is elected or appointed and qualified, or until his or her death, resignation or removal by the Board of Directors. Certain information about Imprint Plus' current directors and executive officers is set forth below.

The following table sets forth the full name, present principal occupation or employment, five year employment history and certain other information concerning Directors, Executive
Officers and Significant Employees of Imprints Plus.


Name                    Age   Position                 Term/Period Served
----                    ---   --------                 ------------------
Justin P. DiNorscia     51    Director, President,     1yr./since inception
                              Chief Executive Officer

Dan Caputo, Jr.         47    Interim Chief Financial  At will/since
                              Officer                  December 2004

Diane DiNorscia         52    V.P. Human Resources     1yr./since inception
                              and Administration

Thomas P. Hynson        51    National Sales Director

Giacamo Bonvetti        38    Operations Manager

Bradley S. Cantwell     40    Director                 1yr./since August 2004


Justin P. DiNorscia. See above.

Dan Caputo, Jr. Mr. Caputo is a certified public accountant and is presently the owner of Caputo, Coll & Associates, a regional CPA firm that services various businesses in the northeastern part of the United States. Mr. Caputo has held this position since 1982, supplying his clients with tax, financial, and investing services. Mr. Caputo has a Bachelor of Science Degree in Business with a concentration in accounting from the University of Salsbury, and he is a member of AICPA and Delaware Society of CPA's.

Diane DiNorscia. For the past fourteen years, Ms. DiNorscia has been responsible for establishing and overseeing Imprint Plus' office staff, accounting department, human resources department and customer service department. She is responsible for all of Imprint Plus' staffing and the implantation of all of its policies. Justin P. DiNorscia is Diane DiNorscia's husband, and Giacamo Bonvetti is Diane DiNorscia's brother.

Thomas P. Hynson. Mr. Hynson joined Imprint Plus as its National Sales director in 1992. Previously, Mr. Hynson worked for the NASCO Company of Tennessee. Mr. Hynson advanced from an independent representative position to management where he was responsible for the recruiting, hiring and training of independent representatives for eight Eastern States. He resigned from NASCO in 1983 in order to introduce a new- patented industrial product developed by Aerostat Industries. At Aerostat Industries, Mr. Hynson was ultimately responsible for developing all national accounts, and as Vice President of Sales, he was instrumental in expanding distribution into the international markets of Canada, Australia, Japan and Europe. In 1987, Mr. Hynson started his own company where he distributed water filtration products for National Safety Associates (NSA), based in Memphis Tennessee. After creating monthly sales of $100,000, Mr. Hynson became their National Marketing Director. In November 2003, Mr. Hynson filed a petition under Chapter 7 of the United States Bankruptcy Code. His Chapter 7 bankruptcy was approved and discharged in February 2004.

Giacamo Bonvetti. Mr. Bonvetti has been a member of Imprint Plus for the past fifteen years. For the past five years, he has been serving as its Operations Manager, and as such, he has been instrumental in developing innovative methods of purchasing, inventory control and distribution. Mr. Bonvetti maintains his skills by participating in Certified Business Courses developed by the American Production and Inventory Control Society. These included Material Manufacturing, Manufacturing Planning and Inventory Control. Moreover, he has also attended a succession of various management courses. Diane DiNorscia is Giacamo Bonvetti's brother.

Bradley S. Cantwell. Mr. Cantwell was named as one of Imprint Plus' directors in April 2004. From 1998 to 2002, Mr. Cantwell served as the Sales Manager - Eastern Division of Dole Fresh Fruit Company's Deciduous Division. In March 2002, Mr. Cantwell became the National Sales Manager of Dole's Deciduous Division. Since March 2004, Mr. Cantwell has served as Dole's Vice President of North America - Deciduous Division where he is responsible for managing all operations, administrative, and sales groups for the deciduous division of Dole Fresh Fruit Company.

Presently, the only persons who perform material operations on behalf of Imprint Plus' are its officers and directors and they do not expect any significant changes in the composition of their management team in the near future. All directors and executive officers of Imprint Plus' hold office during the term for which they are elected and qualify.

Material Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the merger transaction that are expected to apply generally to Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders upon an exchange of your respective company's shares of stock for shares of IPI Fundraising stock in the merger transaction.

The following discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the transaction. The discussion also does not address tax consequences which may vary with, or are contingent on, your individual circumstances. The discussion does not address any non-income tax or any foreign, state or local tax consequences of the transaction. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state and local or foreign income or other tax consequences to you of the transaction.

This summary is based upon interpretations of current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as well as existing Treasury Regulations promulgated under the Code, existing Treasury rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to IPI Fundraising, BF Acquisition Group, Imprints Plus or the Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders described in this summary.

No attempt has been made to comment on all U.S. federal income tax consequences of the merger transaction that may be relevant to particular holders of Imprints Plus stock, BF Acquisition Group stock or FundraisingDirect stock, including holders:

* Who do not hold their shares of Imprints Plus stock, BF
Acquisition Group stock or FundraisingDirect stock, or will not hold the shares of BF Acquisition Group common stock received pursuant to the merger, as capital assets.

* Who are subject to special tax rules such as financial institutions, dealers in securities, foreign persons, mutual funds, insurance companies or tax-exempt entities.

* Who are subject to the alternative minimum tax provisions of the Code.

* Who acquired their shares in connection with the exercise of stock options or under stock purchase plans or in other compensatory transactions.

* Who are not U.S. persons.

In addition, the following discussion does not address:

* The consequences of the merger under state, local or foreign tax or non-income tax laws.

* The tax consequences to holders of options issued by Imprints
Plus which are converted into the right to receive shares of IPI
Fundraising common stock in connection with the merger.

* The tax consequences of the receipt of shares of IPI
Fundraising stock other than in exchange for shares of Imprints
Plus stock, BF Acquisition Group stock or FundraisingDirect stock.

None of the parties to the merger transaction have requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the merger transaction. IPI Fundraising has received a tax opinion from its tax counsel, Connolly Bove Lodge & Hutz LLP, as to the federal income tax consequences of the merger transaction. As described below, the opinion of IPI Fundraising's counsel depends upon certain facts that are currently not known and upon certain customary representations made by the management of IPI Fundraising. This opinion is also based upon the Code, Treasury Regulations currently in effect thereunder, current administrative rulings and practice by the IRS and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the IRS, and there can be no assurance, and none is given, that the IRS will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the IRS. Each Imprints Plus stockholder, BF Acquisition Group stockholder or FundraisingDirect stockholder is urged to consult such stockholder's personal tax and financial advisors as to the specific federal income tax consequences to such stockholder, based on such stockholder's own particular status and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the merger.

As described below, the opinions of IPI Fundraising's counsel depends upon certain facts that are currently not known and upon certain customary representations made by the management of IPI Fundraising. These opinions are also based upon the Code, Treasury Regulations currently in effect thereunder, current administrative rulings and practice by the IRS and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the IRS, and there can be no assurance, and none is given, that the IRS will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the IRS. Each Imprints Plus stockholder, BF Acquisition Group stockholder and FundraisingDirect stockholder is urged to consult such stockholder's personal tax and financial advisors as to the specific federal income tax consequences to such stockholder, based on such stockholder's own particular status and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the merger.

Tax Opinion. The opinion received by each of Imprints Plus, BF
Acquisition Group and FundraisingDirect reflects the following concerning the material federal income tax consequences of the merger:

* Provided the merger qualifies as a statutory merger under the Delaware General Corporation Law and the Florida Business Corporation Act, the merger will constitute a merger within the meaning of Section 368(a) of the Code, and IPI Fundraising, BF Acquisition Group, FundraisingDirect and Imprints Plus will each be a "party to the merger" within the meaning of Section 368(b) of the Code;

* No gain or loss will be recognized by IPI Fundraising, Imprints
Plus, BF Acquisition Group, FundraisingDirect as a result of the merger;

* No sale or exchange upon which taxable gain or loss is recognized will occur for an Imprints Plus stockholder, BF
Acquisition Group stockholder or FundraisingDirect stockholder who exchanges shares of Imprints Plus stock, BF Acquisition Group stock or FundraisingDirect stock for IPI Fundraising stock;

* The tax basis of the shares of IPI Fundraising stock received by an Imprints Plus stockholder, BF Acquisition Group stockholder or FundraisingDirect stockholder will be equal to the tax basis of such stock exchanged therefor; and

* The holding period of the shares of IPI Fundraising stock received by an Imprints Plus stockholder, BF Acquisition Group stockholder or FundraisingDirect stockholder will include the holding period or periods of the such stock exchanged therefor, provided that such stock was held as a capital asset within the meaning of Section 1221 of the Code at the effective time of the merger.

The basis of IPI Fundraising's counsel's opinion depends upon certain assumptions regarding facts that are currently not known and the occurrence of certain facts may cause the merger not to constitute a merger. IPI Fundraising's counsel has received and relied upon representations, unverified by counsel, contained in certificates of IPI Fundraising. The inaccuracy of those assumptions or representations might affect the validity of the opinions rendered.

Except as otherwise specifically noted, the following discussion of the tax consequences assumes that the merger qualifies as a merger, each Imprints Plus stockholder, BF Acquisition Group stockholder and FundraisingDirect stockholder reports on the cash basis method of accounting and that the Imprints Plus stock, BF Acquisition Group stock and FundraisingDirect stock was held by such stockholder as a capital asset within the meaning of Section 1221 of the Code at the effective time of the merger.

If certain conditions are met, the merger transaction will be treated as a merger.

The parties have structured the merger transaction to qualify as a merger under Internal Revenue Code Sections 368(a)(1)(A).

The Merger
----------

Among the requirements for the merger to qualify as a merger are the "substantially all" and "continuity of interest" requirements. Whether these requirements are met may depend upon facts that may not be known until closing.

"Substantially all" test
------------------------

One statutory requirement for the merger to qualify as a merger is that "substantially all of the properties" of each of Imprints Plus, BF Acquisition Group and FundraisingDirect are acquired under the merger. Under Internal Revenue Service advance ruling guidelines, the "substantially all" requirement is satisfied if assets are transferred in the merger representing at least 90% of the fair market value of the net assets of each of Imprints Plus, BF Acquisition Group and FundraisingDirect and at least 70% of the fair market value of the gross assets of each of Imprints Plus, BF Acquisition Group and FundraisingDirect held by such companies immediately prior to the merger.


Payments from Imprints Plus' assets to dissenting stockholders, if any, will reduce the percentage of assets transferred in the merger. If payments to dissenting stockholders cause either aspect of the 90/70 guideline to not be met, there is a risk that the merger will not qualify as a merger. However, if IPI Fundraising assumes in writing before closing the responsibility for paying dissenting Imprints Plus stockholders directly, such payments may be disregarded for purposes of the 90/70 guidelines. IPI Fundraising has agreed in writing to assume the responsibility for directly paying dissenting Imprints Plus stockholders. The Internal Revenue Service provides no rules or guidelines concerning how many shares dissenters may hold before the merger's tax-free status may be challenged, and we have found no rulings that set forth a safe harbor with respect to the number of shares that may be held by dissenters. The Internal Revenue Service's decision making on this matter is based on the totality of the facts and circumstances. In the opinion of our counsel, if no controlling shareholder of any constituent corporation elects to dissent, and the statutory requirements are followed, the merger will qualify as a tax-free merger under the Internal Revenue Code.


Continuity of interest
----------------------

Another requirement for the merger to qualify as a merger is that the stockholders of each of Imprints Plus, BF Acquisition Group and FundraisingDirect have a substantial continuing interest in IPI Fundraising after the merger. This concept is referred to as "continuity of interest." The purpose of the continuity of interest requirement is to prevent transactions that are in effect sales from qualifying for non-recognition of gain or loss available to corporate reorganizations. Continuity of interest requires that in substance a substantial part of the value of the ownership interests in the merging corporations be preserved in the merger. Generally, this means that (1) the shareholders of the acquired corporations must acquire a definite and substantial interest in the merged corporation, and (2) the stock in the merged corporation must represent a material part of the consideration furnished to the shareholders in return for their stock in the acquired corporations. Under Internal Revenue Service advance ruling guidelines, in order to receive an advance ruling that a transaction will constitute a merger, the stockholders of the target corporation must receive acquiror stock equal in value, as of the effective date of the merger, to at least 50% of the value of the outstanding target stock at that date. The ruling guideline does not establish the lowest percentage that can exist for a transaction to constitute a merger.

In measuring continuity of interest, there are several factors that are currently not settled by the courts. One unsettled factor is whether the value calculations should be made at the date that the merger agreement is entered into or at the time that the stock is issued in the transaction. In the event that it is determined that the value calculations should be made at the date that the stock is issued in the transaction, it will not be finally determined what this value is until the effective date of the merger. Another uncertain factor is the treatment of contingent payments; that is, whether contingent payments are included in the calculation, disregarded or based upon the likely amount that will be paid.

The amount to be paid to dissenting stockholders must be taken into account in determining continuity of interest and will be considered non-stock consideration. The amounts to be paid to dissenting stockholders, if any, may not be finally determined until after the effective date of the merger.


Because each of the constituent corporations is closely held, if the controlling shareholders of the constituent corporations do not assert any dissenter's rights in connection with the merger, the continuity of interest requirement will be satisfied. The continuity of interest requirement does not mandate that the controlling shareholders retain their investment in the resulting corporation for a specified period of time. It rather requires that (1) after the transaction, they will possess the benefits and risks of ownership and the discretion to retain or dispose of the stock in the resulting corporation, and (2) before the merger, they have no preconceived plan or arrangement to dispose of the stock. Because each of the controlling shareholders has certified that they have no preconceived plan to dispose of their stock in the resulting corporation, and because no other facts are known that would indicate otherwise, it is reasonable to expect that the continuity of interest requirement will be satisfied.


Merger Consideration. In the merger, you are entitled to receive
--------------------
consideration consisting of shares of IPI Fundraising common stock to be issued at the closing or upon exercise of your stock options, if any. Additionally, those BF Acquisition preferred stockholders will receive consideration consisting of shares of IPI Fundraising preferred stock to be issued at the closing;

No Gain or Loss. No sale or exchange upon which taxable gain or
---------------
loss is recognized will occur for an Imprints Plus stockholder, BF Acquisition Group stockholder or FundraisingDirect stockholder who exchanges their shares of stock for IPI Fundraising stock.

Taxable Nature of Transaction if Merger Not Treated as a Merger.
---------------------------------------------------------------
If the merger does not constitute a merger within the meaning of
Section 368(a) of the Code, the U.S. federal income tax consequences of the merger are not as set forth above. Rather than the federal income tax consequences described above, if the merger fails to qualify as a "merger" and cannot be characterized as another type of "tax-free merger" under Section 368(a) of the Code, the merger will be treated as a taxable sale of assets by Imprints Plus, BF Acquisition Group and FundraisingDirect to IPI Fundraising followed by a liquidation of each of Imprints Plus, BF Acquisition Group and FundraisingDirect. In such event, the amount of gain or loss each of Imprints Plus, BF Acquisition Group and FundraisingDirect will recognize will equal the difference between (i) the sum of the fair market value of the IPI Fundraising common stock at the effective date of the merger received by the Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders, and the liabilities of Imprints Plus, BF Acquisition Group and FundraisingDirect, and (ii) the adjusted basis of the net assets of each of Imprints Plus, BF Acquisition Group and FundraisingDirect which are transferred to IPI Fundraising in the merger. Furthermore, in certain scenarios IPI Fundraising may be required to recognize gain or loss on the exchange of IPI Fundraising common stock with the Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders for their respective stock. Upon the constructive liquidation of Imprints Plus, BF Acquisition Group and FundraisingDirect, the amount of gain or loss a respective stockholder will recognize will equal the difference between (i) the sum of the fair market value of the IPI Fundraising common stock at the effective date of the merger he receives, and (ii) the adjusted basis of the Imprints Plus, BF Acquisition Group and FundraisingDirect stockholder in his IPI Fundraising stock exchanged in the merger. If the Imprints Plus, BF Acquisition Group and FundraisingDirect stock exchanged in the constructive liquidation was held by the respective stockholder for more than one year, then the gain or loss will be a long-term capital gain or long-term capital loss, and if held for one year or less, then the gain or loss will be a short-term capital gain or short-term capital loss. The discussion of the installment method of reporting gain, above, would be applicable.

Reporting Requirements. You will be required to file a statement
----------------------
with your federal income tax return setting forth your basis in your Imprints Plus, BF Acquisition Group and FundraisingDirect stock surrendered and the fair market value of the IPI Fundraising common stock that you received in the merger, and to retain permanent records of these facts relating to the merger.

The discussion above is intended only as a summary of the material federal income tax consequences of the merger and is not a complete analysis or listing of all potential tax effects relevant to a decision whether to exercise your appraisal rights in connection with the merger agreement and the merger.

Accounting Treatment


For accounting and financial reporting purposes, the merger transaction described in this prospectus/information statement will be accounted for similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies will be combined for all periods presented; as a result, the combined historical financial statements of each of Imprint Plus, BF Acquisition Group and FundraisingDirect will be the financial statements of IPI Fundraising after the merger.

Appraisal Rights

Generally, appraisal rights are available to any stockholder who has not consented to the merger and the merger agreement. Imprint Plus stockholders and FundraisingDirect stockholders are entitled to the appraisal rights described herein pursuant to Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex B to this prospectus/information statement. BF Acquisition Group shareholders are entitled to the appraisal rights described herein pursuant to Sections 1301 to 1333 of the Florida Business Corporation Act, a copy of which is attached as Annex C to this prospectus/information statement.

Section 262 of the Delaware General Corporation Law
---------------------------------------------------

Pursuant to Section 262 of the Delaware General Corporation Law, any Imprints Plus stockholder who has not consented to the merger and the merger agreement may dissent from the proposed merger and elect to have the fair value of his or her shares judicially determined and paid in cash (exclusive of any element of value arising from the accomplishment or expectation of the merger), but only if the stockholder complies with the provisions of
Section 262.

The following is a brief summary of the statutory procedures that must be followed by you to perfect your appraisal rights under Delaware law. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS DOCUMENT.

To dissent from the proposed merger and demand appraisal, you must satisfy the following conditions:

* You must deliver a written demand for appraisal of your shares to Imprints Plus within 20 days after the date of the mailing of this prospectus/information statement;

* You must not have consented to the merger and the merger agreement, which would terminate your right to appraisal, even if a written demand for appraisal was previously filed; and

* You must continuously hold your shares of Imprints Plus stock from the date of making the demand for appraisal through the closing of the merger.

All written demands for appraisal should be addressed to:

Imprints Plus, 4 Mill Park Ct., Newark, Delaware 19713, Attention:
Corporate Secretary. It is important that Imprints Plus receive all written demands promptly as provided above. This written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

If you fail to comply with any of the above conditions or otherwise fail to comply with the requirements of Section 262 of the Delaware General Corporation Law, you will have no appraisal rights with respect to your shares and you will only be entitled to receive the merger consideration provided in the merger agreement. A written demand for appraisal of Imprints Plus shares is only effective if it reasonably informs Imprints Plus of the identity of the stockholder and that the stockholder demands appraisal of his or her shares.

Dissenting stockholders who are beneficial owners, but not the stockholder of record, must have the stockholder of record sign a demand for appraisal. Dissenting stockholders who own Imprints Plus stock in a fiduciary capacity, such as a trustee, guardian or custodian, must disclose the fact that they are signing the demand for appraisal in that capacity. Dissenting stockholders who own Imprints Plus stock together with another person, such as in a joint tenancy or tenancy in common, must ensure that all the owners sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

Dissenting stockholders who are record owners, such as a broker or trustee, of Imprints Plus stock as a nominee for others, may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, they should specify in the written demand the number of shares as to which they wish to demand appraisal. If the demand does not expressly specify the number of shares, the demand will be assumed to cover all the shares of Imprints Plus common stock that are in their name.

Either before or within ten days after the effective date of the merger, Imprints Plus must give written notice that the merger has or will become effective and that dissenting stockholders are entitled to the rights described in this section. If given on or after the effective date of the merger, the notice must specify the effective date of the merger. If the notice does not specify the effective date of the merger, then a second notice must be sent prior to the effective date of the merger or within 10 days of the effective date of the merger specifying such date.

Within 120 days after the merger, either Imprints Plus or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Court of Chancery determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. BF Acquisition Group has no intention at this time to cause Imprints Plus to file this petition. Because Imprints Plus has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, dissenting stockholders will lose their rights of appraisal.

A dissenting stockholder who no longer wants appraisal rights must withdraw such stockholder's demand for appraisal rights within 60 days after the effective date of the merger. A stockholder may also withdraw a demand for appraisal rights after 60 days after the effective date of the merger, but only with the written consent of Imprints Plus. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the merger agreement.

If a petition for appraisal is duly filed by a stockholder and a copy is delivered to Imprints Plus, then Imprints Plus will be obligated within 20 days of receipt of the copy to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of their shares has not been reached. After notice to these stockholders, the Court of Chancery is empowered to conduct a hearing to determine which stockholders are entitled to appraisal rights.

The Court of Chancery will then appraise the Imprints Plus shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger and any future earnout value. When the value is determined, the Court will direct the payment by New Imprints Plus of this value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive this money.

Stockholders of Imprints Plus who are considering seeking an appraisal should bear in mind that the fair value of their Imprints Plus shares as determined under Section 262 could be more than, the same as or less than the merger consideration they are to receive pursuant to the merger agreement if they do not seek appraisal of their shares.

Costs of the appraisal proceeding may be assessed against the stockholder by the Court of Chancery as the Court deems equitable under the circumstances.

FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE YOU
TO LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU DESIRE TO
EXERCISE YOUR APPRAISAL RIGHTS YOU ARE URGED TO CONSULT A LEGAL
ADVISOR BEFORE ATTEMPTING TO EXERCISE THESE RIGHTS.

Sections 1301 to 1333 of the Florida Business Corporation Act
-------------------------------------------------------------

Pursuant to Sections 1301 to 1333 of the Florida Business Corporation Act, any BF Acquisition Group shareholder who has not consented to the merger and the merger agreement may dissent from the proposed merger and elect to have the fair value of his or her shares judicially determined and paid in cash (exclusive of any element of value arising from the accomplishment or expectation of the merger), but only if the shareholder complies with the provisions of Sections 1301 to 1333 of the Florida Business Corporation Act.

The following is a brief summary of the statutory procedures that must be followed by you to perfect your appraisal rights under Florida law.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SECTIONS 1301 TO 1333 OF THE FLORIDA
BUSINESS CORPORATION ACT, A COPY OF WHICH IS ATTACHED AS ANNEX C
TO THIS DOCUMENT.

All written demands for appraisal should be addressed to: BF
Acquisition Group, 4 Mill Park Ct., Newark, Delaware 19713, Attention:
Corporate Secretary. It is important that BF Acquisition Group receive all written demands promptly as provided above. This written demand should be signed by, or on behalf of, the shareholder of record. The written demand for appraisal should be made pursuant to a fully executed appraisal form, a copy of which is attached to Annex C.

Within 10 days after BF Acquisition Group receives written consents without a meeting from the requisite number of shareholders to authorize the merger, BF Acquisition Group will furnish written notice of the shareholder authorization to each shareholder who did not vote for, or consent in writing to, the proposed action.

Within 20 days after BF Acquisition Group notifies the shareholder of the shareholders' authorization of the proposed corporate action, a shareholder who elects to dissent must file with BF Acquisition Group a notice of election to dissent. That notice must include the dissenting shareholder's name and address; the number, class, and series of shares as to which he or she dissents; and a demand for payment of the fair value of those shares. A dissenting shareholder failing to file an election to dissent within that 20-day period will be bound by the terms of the proposed corporate action.

Dissenting shareholders may dissent as to less than all shares registered in their names. Thus, fiduciaries, such as brokers and trustees, may object to a proposal on behalf of some beneficial owners and vote in favor of it on behalf of others. If a dissenting shareholders dissents as to less than all shares registered in his or her name, the dissenting shareholders 's rights will be determined as if the shares to which he or she dissents and the other shares registered in his or her name were registered in the names of different shareholders.

Once a notice of election to dissent is filed, a dissenting shareholder is entitled only to payment of the fair value of the shares and is not entitled to vote or exercise any other rights of a shareholder. A dissenting shareholder must deposit with BF Acquisition Group the certificates for the shares to which the shareholder dissents at the time the notice of election to dissent is filed. BF Acquisition Group also may restrict the transfer of uncertificated shares from the date the dissenting shareholder's election to dissent is filed with BF Acquisition Group.

A dissenting shareholder may withdraw a notice of election to dissent at any time before BF Acquisition Group offers to purchase the shares. After BF Acquisition Group makes an offer, the dissenting shareholder may not withdraw the election unless BF Acquisition Group consents.

A dissenting shareholder's right to receive the fair value of those shares ceases, and the dissenting shareholder's status will be restored without prejudice to any interim corporate proceedings, if (i) the dissenting shareholder properly and timely withdraws the notice of election to dissent; (ii) the merger is rescinded or the shareholders revoke the authority to effect the merger; (iii) a court does not make or file a demand or petition for the determination of fair value within the statutory time period; or (iv) a court determines that the dissenting shareholder is not entitled to dissenters' rights relief.

Once shareholder status is restored, the dissenting shareholder's rights are reinstated as of the date the notice of election was filed, including the right to any intervening preemptive rights and to payment of any intervening dividend or other distribution. If any of those rights have expired, or if any dividend or distribution other than cash has been completed, BF Acquisition Group may pay the fair value (as determined by the board of directors at the time of the expiration or completion) of those rights, dividends, or distributions in cash.

BF Acquisition Group must make a written offer to pay an amount it estimates to constitute the fair value of a dissenting shareholder's shares to each dissenting shareholder who properly demanded appraisal of his or her shares. The written offer must be made within 10 days after the expiration of the 20-day period during which a dissenting shareholder may file a notice of election to dissent or within 10 days after the corporate action is effected, whichever is later. In any case, BF Acquisition Group must deliver its written offer to a dissenting shareholder not later than 90 days after the shareholders' authorization date. BF Acquisition Group may condition its offer on the consummation of the merger if the action has not been completed before the expiration of the 90-day period.

BF Acquisition Group's notice and offer must be accompanied by a balance sheet of BF Acquisition Group as of the latest available date that is not more than 12 months before the offer, and a profit and loss statement of BF Acquisition Group for the 12-month period ended on the date of the accompanying balance sheet.

If the dissenting shareholder accepts BF Acquisition Group's offer of stock valuation within 30 days after the offer, BF Acquisition Group must pay for all the shares to which the dissenting shareholder properly dissented. Payment must be made within 90 days after the later of the date of BF Acquisition Group's offer or consummation of the merger. When BF Acquisition Group pays the agreed value, the dissenting shareholder ceases to have any interest in the shares.

If BF Acquisition Group fails to offer to purchase a dissenting shareholder's shares within the prescribed time period or if a dissenting shareholder fails to accept BF Acquisition Group's offer within the 30-day time limit, then, within 30 days after receipt of the dissenting shareholder's timely written demand, BF Acquisition Group must file a court action to determine the fair value of the shares. The shareholder's written demand must be made within 60 days after the date the merger was effected. If the shareholder fails to accept BF Acquisition Group's offer, BF Acquisition Group may file the action at any time within the 60-day period. The action must be filed in a court of competent jurisdiction in Palm Beach County, Florida. If BF Acquisition Group requests, the court also will determine whether each dissenting shareholder is entitled to receive payment for shares. A dissenting shareholder may institute the same valuation proceedings in the name of BF Acquisition Group if BF Acquisition Group fails to do so.

At its sole election, the court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. A court-appointed appraiser has the power and authority specified in the court's order of appointment. The court's jurisdiction is plenary and exclusive.

All dissenting shareholders (whether or not residents of Florida), other than dissenting shareholders who agreed with BF Acquisition Group regarding the value of their shares, must be made parties to the valuation proceeding. BF Acquisition Group must serve each dissenting shareholder who is a Florida resident with a copy of the initial pleading in the manner provided by law for the service of a summons and complaint. Each nonresident dissenting shareholder must be served by either certified or registered mail and by publication, or in any other manner permitted by law.

Dissenting shareholders who are proper parties to the valuation proceeding are entitled to judgment against BF Acquisition Group for the fair value of their shares. BF Acquisition Group must pay each dissenting shareholder the amount determined by the court within 10 days after the final determination of the proceeding. At the court's discretion, the judgment may include interest at a rate the court determines to be fair. On payment of the judgment, the dissenting shareholder ceases to have any interest in the shares.

The court will determine the costs and expenses of the proceeding and assess them against BF Acquisition Group. However, the court may apportion and assess costs and expenses against any dissenting shareholders to whom BF Acquisition Group made an offer if it determines that the shareholders' failure to accept BF Acquisition Group's offer was arbitrary, vexatious, or in bad faith.

FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE YOU
TO LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU DESIRE TO
EXERCISE YOUR APPRAISAL RIGHTS YOU ARE URGED TO CONSULT A LEGAL
ADVISOR BEFORE ATTEMPTING TO EXERCISE THESE RIGHTS.

Regulatory Approvals

Other than the filing of a certificate of merger under Delaware law and articles of merger under Florida law with respect to the merger, IPI Fundraising does not believe that any additional material governmental filings are required with respect to the merger.

Resale of IPI Fundraising Common Stock Issued in the Merger

There is currently no trading market for the shares of IPI Fundraising common stock, and we cannot assure you that a trading market will develop. IPI Fundraising intends to apply to have its common stock quoted on the Over-the -Counter Bulletin Board ("OTCBB") effective at the time of the closing of the merger transaction. In order to become listed on the over-the-counter bulletin board, an NASD market maker must apply on our behalf to make a market of our common stock on the over-the-counter bulletin board. We cannot assure you that a market maker will make an application on our behalf, or that if an application is made on our behalf, that the NASD will approve for trading the IPI Fundraising common stock on the over-the -counter bulletin board.

The IPI Fundraising common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for IPI Fundraising common stock issued to any person who is deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Imprints Plus, BF Acquisition Group or FundraisingDirect. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Imprints Plus, BF Acquisition Group or FundraisingDirect and include Imprints Plus, BF Acquisition Group and FundraisingDirect directors and officers as well as its principal stockholders. Affiliates may not sell their IPI Fundraising common stock acquired in the merger except pursuant to:

* An effective registration statement under the Securities Act covering the resale of those shares;

* An exemption under paragraph (d) of Rule 145 under the Securities Act so long as (i) such person does not sell within any three month period beginning 90 days after the date of this registration statement, a number of shares of common stock that does not exceed the greater of: (a) 1% of the number of shares of common stock then outstanding, which will equal approximately 100,646 shares immediately after the merger; or (b) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. These sales are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about IPI Fundraising; (ii) such person or party is not an affiliate of IPI Fundraising, and a period of at least one year has elapsed since the date the securities were acquired from IPI Fundraising in the merger, subject to the availability of current public information about from IPI Fundraising; or (iii)
Such person or party is not, and has not been for at least three months, an affiliate of IPI Fundraising, and a period of at least two years has elapsed since the date the IPI Fundraising Common
Stock was acquired from IPI Fundraising in the merger;

* An exemption under Rule 144 under the Securities Act. In general, under Rule 144, as currently in effect, a person who owns shares that were acquired from IPI Fundraising or one of its affiliates at least one year prior to the proposed sale is entitled to sell within any three month period beginning 90 days after the date of this registration statement, a number of shares that does not exceed the greater of: (a) 1% of the number of shares of common stock then outstanding, which will equal approximately 100,646 shares immediately after the merger; or (b) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. These sales are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about IPI Fundraising. Rule 144 also provides that our affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement; or

* Any other applicable exemption under the Securities Act.

Penny Stock Regulations May Impair your Ability to Resell IPI
Fundraising Common Stock

In the event the IPI Fundraising common stock is approved for trading on the over-the-counter bulletin board, the IPI Fundraising common stock will likely be subject to the United States Securities and Exchange Commission's (the "Commission") rules that regulate broker- dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities traded over-the-counter with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since IPI Fundraising securities are subject to the penny stock rules, stockholders in IPI Fundraising may encounter some difficulties while selling their shares of common stock.

Relationships Between IPI Fundraising, BF Acquisition Group,
FundraisingDirect and Imprints Plus

BF Acquisition Group, FundraisingDirect and Imprints Plus are all related companies. FundraisingDirect is the Internet sales division of Imprints Plus, although it is a separate and distinct corporation, which processes significantly all of Imprint Plus' Internet sales. FundraisingDirect has none of its own employees, office space or other business facets. Pursuant to an unwritten contract between FundraisingDirect and Imprints Plus, FundraisingDirect operates out of Imprints Plus' office space, and has access to all of Imprints Plus' personnel and all other business aspects. In exchange for this, FundraisingDirect reimburses Imprint Plus for its operating expenses, on a quarterly basis, the amount that is equal to the ratio of the total combined sales of Imprints Plus' and FundraisingDirect's sales revenue to FundraisingDirect's sales revenue. For example, if FundraisingDirect's revenue was 10% of the total combined sales of Imprints Plus' and FundraisingDirect's sales revenue, FundraisingDirect would reimburse Imprints Plus 10% of Imprints Plus' and FundraisingDirect's combined operating expenses. Mr. Justin P. DiNorscia is currently the president and a director of BF Acquisition Group and is also a director, president, chief executive officer and the founder of Imprints Plus. Mr. DiNorscia is also currently the president and a director and the founder of FundraisingDirect. On July 15, 2004, BF Acquisition Group entered into a share exchange agreement with FundraisingDirect, Mr. DiNorscia and Mrs. Diane DiNorscia, who owned 425,000 shares (approximately 92% of all of the issued and outstanding shares) of capital stock of FundraisingDirect. Upon the closing of that share exchange agreement on August 31, 2004, BF Acquisition Group acquired the 425,000 shares of FundraisingDirect from Mr. and Mrs. DiNorscia, in exchange for 3,000,000 shares of BF Acquisition Group's Series A Preferred Stock, which effectively transferred control of BF Acquisition Group to Mr. and Mrs. DiNorscia. Also, pursuant to the terms of that share exchange agreement, BF Acquisition Group's board of directors agreed to elect Mr. DiNorscia and Mr. Joseph T. Drennan to its board of directors. Mr. William R. Colucci, previously BF Acquisition Group's sole officer and director, agreed to continue to serve on its board of directors; but he resigned as BF Acquisition Group's president.

BF Acquisition Group's board of directors consists of Mr. Justin
P. DiNorscia, Mr. Joseph T. Drennan and Mr. William R. Colucci. BF Acquisition Group's sole officer is Mr. Justin P. DiNorscia, who serves as its chief executive officer, president, treasurer and secretary. FundraisingDirect's board of directors consists solely of Mr. Justin P. DiNorscia; and FundraisingDirect's sole officer is Mr. Justin P. DiNorscia, who serves as its chief executive officer, president, treasurer and secretary.

Imprint Plus' board of directors consists of Mr. Justin P. DiNorscia and Bradley S. Cantwell. Imprint Plus' executive officers are Mr. Justin P. DiNorscia, who serves as its chief executive officer and president, Dan Caputo, Jr., who serves as its interim Chief Financial Officer, Diane DiNorscia, who serves as its V.P. Human Resources and Administration, Thomas P. Hynson, who serves as its National Sales Director, and Giacamo Bonvetti, who serves as its Operations Manager.

Prior to the August 31, 2004 share exchange between BF Acquisition Group and FundraisingDirect, Mr. and Mrs. DiNorscia owned and controlled Imprints Plus and FundraisingDirect. Subsequent to the August 31, 2004 share exchange, Mr. and Mrs. DiNorscia now control, directly or indirectly, BF Acquisition Group, Imprints Plus and FundraisingDirect. Mr. and Mrs. DiNorscia have voted all of their shares in each of BF Acquisition Group, Imprints Plus and FundraisingDirect to effectuate the merger agreement.

Mr. and Mrs. DiNorscia combined own 2,977,000 shares and 429,250 shares of Imprints Plus common stock and Fundraising Direct common stock, respectively, and they will combined acquire 3,402,000 shares of IPI Fundraising common stock in connection with the merger transaction. Also, Mr. and Mrs. DiNorscia currently combined own 3,000,000 shares of BF Acquisition Group Series A Preferred Stock, which have identical voting rights and powers as BF Acquisition Group common stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) common stock votes on all matters that holders of BF Acquisition Group common stock are entitled to vote on, without provision for cumulative voting. Mr. and Mrs. DiNorscia will combined acquire 3,000,000 shares of IPI Fundraising series A preferred stock in connection with the merger transaction. IPI Fundraising series A preferred stock has practically the identical rights and preferences of the BF Acquisition Group Series A Preferred Stock.


Universal Capital Management, Inc., Dickinson Holdings, LLC, BF Acquisition Group IV, Inc., and McCrae Associates, LLC each assisted Imprints Plus and FundraisingDirect with its financial, marketing and expansion plans. Universal Capital Management, Inc., is a business development company. Mr. Michael Queen is a director and the president of Universal Capital Management, Inc., and his wife Barbara Queen is an indirect shareholder of Universal Capital Management, Inc., through Zenith Holdings, Inc. (Michael Queen disaffirms any beneficial ownership in Zenith Holdings, Inc.) Mr. William R. Colucci and Mr. Joseph T. Drennan are also officers and shareholders of that company, and Mr. Drennan, is also a director of Universal Capital Management, Inc. BF Acquisition Group IV, Inc., which recently merged with Universal Capital Management, Inc., owns 75,000 shares of common stock of BF Acquisition Group. FundraisingDirect issued Zenith Holdings, Inc., and McCrae Associates, LLC, 270,000 and 300,000 shares of FundraisingDirect common stock, respectively, and Universal Capital Management, Inc. 500,000 shares of common stock, all in connection with their assistance with FundraisingDirect's financial, marketing and expansion plans.

Mr. Justin P. DiNorscia, IPI Fundraising's sole officer and director, is currently the president and a director of BF Acquisition Group and FundraisingDirect, and is also a director, president and chief executive officer of Imprints Plus. Mr. and Mrs. DiNorscia combined own in excess of 58.41% of Imprints Plus, Inc. and 86.02% of BF Acquisition Group (on a fully diluted basis). BF Acquisition Group owns approximately 92% of FundraisingDirect. Mr. and Mrs. DiNorscia's son, Angelo DiNorscia, is one of FundraisingDirect's largest outside shareholders. Mrs. Barbara Queen, Michael Queen's wife, and Mr. Dan Caputo, Jr., Imprint Plus' interim chief financial officer and FundraisingDirect's accountant and financial advisor, are indirect and/or direct shareholders of FundraisingDirect. Also, at the time of the adoption of the two-step plan of reorganization described above, Mr. William Colucci, Imprint Plus' consultant, was the sole officer and director, and a controlling shareholder of BF Acquisition Group; and David M. Bovi, Imprints Plus' legal counsel, was also a controlling shareholder of BF Acquisition Group. Mr. Bovi is also a shareholder of Universal Capital Management, Inc.


Stock Ownership Following the Merger

Assuming that no additional shares of BF Acquisition Group, FundraisingDirect or Imprints Plus stock or options to purchase Imprints Plus stock are issued and none of the currently outstanding options to purchase Imprints Plus stock are cancelled prior to the closing of the merger transaction, and in light that the agreed exchange ratio of IPI Fundraising common stock is 1:1 for both Imprints Plus stock and BF Acquisition Group stock and 100:1 for FundraisingDirect stock, IPI Fundraising will issue an aggregate of approximately 10,064,628 shares of its common stock and 852,000 options to purchase shares of its common stock upon the closing of the merger transaction. Pursuant to the plan of merger, with the cancellation at the effective time of the merger of the 100 shares of IPI Fundraising common stock issued and outstanding as of February 8, 2005, upon the closing of the merger, (i) BF Acquisition Group stockholders will own approximately 9.69% of IPI Fundraising's outstanding common stock and 100% of IPI Fundraising's outstanding series A preferred stock immediately after the proposed merger; (ii) the stockholders who own all of the outstanding securities of FundraisingDirect not owned by BF Acquisition Group III, will own approximately 39.67% of IPI Fundraising's outstanding common stock immediately after the proposed merger; and (iii) Imprints Plus stockholders will own approximately 50.64% of IPI Fundraising's outstanding common stock immediately after the proposed merger.

The total number of shares of all classes of stock that IPI Fundraising has the authority to issue is 75,000,000 shares of stock, consisting of 50,000,000 shares of common stock, par value $.001 per share; 5,000,000 shares of series A preferred stock, par value $.50 per share and 20,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of the stockholders. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder's voting and financial interest in IPI Fundraising. Cumulative voting does not apply to the election of directors, so holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Delaware law permits the holders of the minimum number of shares necessary to take action at a meeting of stockholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided prompt notice of such action is given to all other stockholders.

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of IPI Fundraising, holders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders do not have any conversion, redemption provisions or other subscription rights. All of the outstanding shares of common stock will be fully paid and non- assessable.

IPI Fundraising has not paid any cash dividends on our common stock to date, and we do not anticipate paying cash dividends at this time, or in the foreseeable future. We intend to retain earnings, if any, to finance our future growth and for other business purposes. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of our board of directors.

Series A preferred stock

The shares of the series A preferred stock have identical voting rights and powers as common stock, except that each share of the series A preferred stock is entitled to vote two (2) common stock votes per share of series A preferred stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the series A preferred stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the series A preferred stock, without provision for cumulative voting.

The holders of the shares of the series A preferred stock shall have the right, at their option, to convert shares of the series A preferred stock into shares of IPI Fundraising's common stock at any time subsequent to the three-year anniversary of the date of issuance of the shares of the series A preferred stock. The shares of the series A preferred stock, upon surrender, shall be convertible at the office of any transfer agent for IPI Fundraising's common stock into fully paid and non-assessable shares of IPI Fundraising's common stock. The number of shares deliverable upon conversion of one (1) share of the series A preferred stock shall be one (1).

In the event of any liquidation, dissolution or winding up of IPI Fundraising, whether voluntarily or involuntarily, the holders of shares of the series A preferred stock shall be entitled to be paid in full, the par value of their shares before any amount shall be paid to the holders of shares of any class of IPI Fundraising's common stock. Subsequently, the holders of shares of the series A preferred stock shall have identical rights and preferences as the holders of shares of any class of IPI Fundraising's common stock, except that each share of the series A preferred stock shall be entitled to receive and to be paid out of the assets of IPI Fundraising available for distribution to its shareholders the ratable amount equal to the number of shares of common stock into which such share of the series A preferred stock is convertible.

Preferred Stock

IPI Fundraising is authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is empowered, without stockholder approval, to issue series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock and/or the series A preferred stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

Our Transfer Agent

We do not currently utilize a third party transfer agent. We expect to retain Interwest Transfer Company, Inc., as the transfer agent for our IPI Fundraising common stock upon the effectiveness of this registration statement. They are located at 1981 East Murray Holladay Road, 4800 South, Suite 100, Salt Lake City, Utah 84117.

                  TERMS OF THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. However, the following is not a complete description of all provisions of the merger agreement. We urge you to carefully read the entire merger agreement, which is attached as Annex A to this prospectus/information statement and is incorporated into this document by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

General

On February 8, 2005, IPI Fundraising, BF Acquisition Group, FundraisingDirect, Imprints Plus, certain stockholders of IPI Fundraising, BF Acquisition Group, FundraisingDirect and Imprints Plus entered into a merger agreement that provides for the merger (the "merger" or "merger transaction") of BF Acquisition Group, FundraisingDirect, and Imprints Plus with and into IPI Fundraising. As a result of this proposed merger transaction, Imprints Plus, BF Acquisition Group and FundraisingDirect will disappear into IPI Fundraising, and IPI Fundraising will be the surviving corporation. Stockholders of Imprints Plus, BF Acquisition Group and FundraisingDirect will become stockholders of IPI Fundraising. The merger will be completed upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law; and the filing of properly executed articles of merger with the Secretary of State of the State of Florida in accordance with the Florida Business Corporation Act.

Manner and Basis of Converting Shares in the Merger

Upon completion of the proposed merger, (i) each outstanding share of BF Acquisition Group series A preferred stock shall converted into the right to receive one (1) share of IPI Fundraising's series A preferred stock,
(ii) each outstanding share of BF Acquisition Group common stock shall converted into the right to receive one (1) share of IPI Fundraising's common stock; (iii) each outstanding share of FundraisingDirect common stock shall converted into the right to receive one hundred (100) shares of IPI Fundraising's common stock; and (iv) each outstanding share of Imprints Plus common stock shall converted into the right to receive one (1) share of IPI Fundraising's common stock. All options to purchase common stock of Imprints Plus will be assumed by IPI Fundraising at the effective time.

Exchange Ratios


The merger transaction exchange ratios were pre-determined by each of BF Acquisition Group, Imprints Plus and FundraisingDirect in early 2004 upon consideration of the following factors:

*Imprints Plus' 2003 fiscal year end gross sales compared to FundraisingDirect's 2003 fiscal year end gross sales, along with the ensuing strengthening of the combined companies financial statements resulting from reducing overall operating costs, and the resulting reduction of operating expenses as a percentage of income that will occur with the increase in sales derived from access to FundraisingDirect's previously developed but under-utilized extensive database of potential customers. Since the overall two step reorganization plan was effectively implemented as planned up to the time the merger agreement was signed, the parties to the merger agreement determined that it was not necessary or desirable to make adjustments to the exchange ratios as a result of any changes in Imprints Plus and FundraisingDirect 2004 fiscal year end gross sales, as compared to 2003 fiscal year end gross sales.

*The anticipated number of issued and outstanding shares of each of BF Acquisition Group, Imprints Plus and FundraisingDirect at the time the merger agreement was signed, on a fully diluted basis. These anticipated share amounts were effectively pre-determined as a result of the terms of the previously contemplated overall two step reorganization plan, which also took into account: (i) The stock compensation previously issued by FundraisingDirect to the consulting professionals retained to assist the companies with the two step reorganization plan; and
(ii) the exchange ratios with respect to the first step of the two-step reorganization plan, which was the reorganization transaction between BF Acquisition Group, Mr. and Mrs. DiNorscia (the 91.6% owners of FundraisingDirect) and FundraisingDirect. The exchange ratio with respect to this first step, which was also pre-determined as part of the overall two step reorganization plan, was based upon BF Acquisition Group's value, as a company that reports to the SEC, to the two step plan of reorganization.


                          Imprints Plus

The number of shares of IPI Fundraising common stock that Imprints Plus stockholders will receive will be determined by multiplying the number of shares of Imprints Plus common stock held by each stockholder by the Imprints Plus exchange ratio. The Imprints Plus exchange ratio will equal 1. Upon the exercise of Imprints Plus options assumed by IPI Fundraising, option holders will be entitled to purchase the number of shares of IPI Fundraising common stock determined by multiplying the number of shares of Imprints Plus common stock subject to options at the closing of the merger by 1.

                      BF Acquisition Group

The number of shares of IPI Fundraising series A preferred stock that BF Acquisition Group series A preferred stockholders will receive will be determined by multiplying the number of shares of BF Acquisition Group series A preferred stock held by each series A preferred stockholder by the BF Acquisition Group exchange ratio. The BF Acquisition Group exchange ratio will equal 1. The number of shares of IPI Fundraising common stock that BF Acquisition Group common stockholders will receive will be determined by multiplying the number of shares of BF Acquisition Group common stock held by each common stockholder by the BF Acquisition Group exchange ratio. The BF Acquisition Group exchange ratio will equal 1. BF Acquisition Group has no options outstanding.

                        FundraisingDirect

The number of shares of IPI Fundraising common stock that FundraisingDirect stockholders will receive will be determined by multiplying the number of shares of FundraisingDirect common stock held by each stockholder by the FundraisingDirect exchange ratio. The FundraisingDirect exchange ratio will equal 100. FundraisingDirect has no options outstanding.

IPI Fundraising will not issue certificates representing fractional shares of its stock in the merger. Any stockholder who would otherwise be entitled to a fractional share of IPI
Fundraising under the merger agreement will be entitled to a whole share resulting from such fractional share being rounded up to the nearest whole share.

The merger agreement contemplates that, upon receipt of any Imprints Plus, BF Acquisition Group or FundraisingDirect stock certificate and a duly executed letter of transmittal in such form as may be reasonably specified by IPI Fundraising, the exchange agent will issue to each record holder of Imprints Plus, BF Acquisition Group or FundraisingDirect stock a certificate representing the number of whole shares of IPI Fundraising stock into which the Imprints Plus, BF Acquisition Group or FundraisingDirect stock evidenced by the certificates so surrendered will have been converted.

After the completion of the merger, until it is surrendered, each certificate that previously evidenced Imprints Plus, BF Acquisition Group or FundraisingDirect common stock will only represent the right to receive shares of IPI Fundraising stock. IPI Fundraising will not pay dividends or other distributions on any shares of IPI Fundraising stock to be issued in exchange for any Imprints Plus, BF Acquisition Group or FundraisingDirect stock certificate that is not surrendered until the Imprints Plus, BF Acquisition Group or FundraisingDirect stock certificate is surrendered in accordance with the merger agreement.

Treatment of Options

The merger agreement provides that at the effective time of the merger, IPI Fundraising will assume each outstanding Imprints Plus option under the Imprints Plus option plan, whether vested or unvested, that by its terms survives the closing date. Such options will be deemed to constitute on option to acquire, on the same terms and conditions as were applicable under the Imprints Plus option plan, the same number of shares of IPI Fundraising common stock as the holder of such options would have been entitled to receive pursuant to the merger had such option holder exercised such option in full immediately prior to the effective time of the merger. Imprints Plus has no other type of warrant or similar securities outstanding. BF Acquisition Group has no options, warrants or similar securities outstanding. FundraisingDirect has no options, warrants or similar securities outstanding.

Representations and Warranties

The merger agreement contains customary representations and warranties of IPI Fundraising, Imprints Plus, BF Acquisition Group, FundraisingDirect and certain stockholders of each company relating to, among other things, the respective businesses and assets of the parties and their ability to complete the merger. The representations and warranties made by IPI Fundraising, Imprints Plus, FundraisingDirect and BF Acquisition Group survive the closing of the merger until the expiration of all applicable statute of limitations periods.

The representations made by Imprints Plus include, among others, representations relating to:

* Its capital structure, including the number of its shares of stock and other securities that are issued and outstanding, and their due authorization and validity;

* Its due organization, valid existence, good standing in Delaware and any other relevant jurisdictions;

* The completeness and delivery of its certificate of incorporation, bylaws, and records;

* The authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

* The noncontravention of any of the provisions of Imprints Plus' constituent documents, material contracts, applicable laws and governmental authorizations with the consummation of the merger, the merger agreement and the agreements related to the merger;

* The fair presentation, accuracy and completeness of its financial statements and compliance of its financial statements with generally accepted accounting principles;

* The accuracy and completeness of Imprints Plus' books and records;

* The absence of undisclosed liabilities;

* Tax matters, including the completeness, and filing, of its tax returns, and the payment of its due and payable taxes;

* Absence of certain changes and events;

* The absence of false or misleading information regarding
Imprints Plus in the merger agreement and in this prospectus/information statement;

* Legal proceedings and orders, including disclosure of any pending or threatened litigation; and

* The absence of a finder's fee, except as disclosed to IPI
Fundraising.

The representations made by FundraisingDirect include, among others, representations relating to:

* Its capital structure, including the number of its shares of stock and other securities that are issued and outstanding, and their due authorization and validity;

* Its due organization, valid existence, good standing in Delaware and any other relevant jurisdictions;

* The completeness and delivery of its certificate of incorporation, bylaws, and records;

* The authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

* The noncontravention of any of the provisions of FundraisingDirect's constituent documents, material contracts, applicable laws and governmental authorizations with the consummation of the merger, the merger agreement and the agreements related to the merger;

* The fair presentation, accuracy and completeness of its financial statements and compliance of its financial statements with generally accepted accounting principles;

* The accuracy and completeness of FundraisingDirect's books and records;

* The absence of undisclosed liabilities;

* Tax matters, including the completeness, and filing, of its tax returns, and the payment of its due and payable taxes;

* Absence of certain changes and events;

* The absence of false or misleading information regarding
FundraisingDirect in the merger agreement and in this prospectus/information statement;

* Legal proceedings and orders, including disclosure of any pending or threatened litigation; and

* The absence of a finder's fee, except as disclosed to IPI
Fundraising.

The representations made by BF Acquisition Group include, among others, representations relating to:

* Its capital structure, including the number of its shares of stock and other securities that are issued and outstanding, and their due authorization and validity;

* Its due organization, valid existence, good standing in Florida and any other relevant jurisdictions;

* The completeness and delivery of its certificate of incorporation, bylaws, and records;

* The authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

* The noncontravention of any of the provisions of BF Acquisition Group's constituent documents, material contracts, applicable laws and governmental authorizations with the consummation of the merger, the merger agreement and the agreements related to the merger;

* The fair presentation, accuracy and completeness of its financial statements and compliance of its financial statements with generally accepted accounting principles;

* The accuracy and completeness of BF Acquisition Group's books and records;

* The absence of undisclosed liabilities;

* Tax matters, including the completeness, and filing, of its tax returns, and the payment of its due and payable taxes;

* Absence of certain changes and events;

* The absence of false or misleading information regarding BF
Acquisition Group in the merger agreement and in this prospectus/information statement;

* The absence of a finder's fee, except as disclosed to IPI
Fundraising.

* Legal proceedings and orders, including disclosure of any pending or threatened litigation; and

* BF Acquisition Group's Securities and Exchange Commission filings;

In addition to the above described representations and warranties made by each of Imprints Plus, BF Acquisition Group and FundraisingDirect, each Stockholder who was party to the merger agreement made additional representations and warranties as follows:

* That such stockholder is acquiring shares of IPI Fundraising common stock for its own account for investment and not with a view towards resale, transfer or distribution thereof;

* That such stockholder has the full power, and legal right and authority to execute the merger agreement and perform its obligations thereunder;

* That such stockholder has taken all action necessary with respect to the merger agreement and that the merger agreement constitutes a valid and binding obligation of the stockholder;

* That such stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in IPI Fundraising and is able to bear the economic risk of such an investment for an indefinite period of time;

* That such stockholder has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions;

* That such stockholder is not in material violation of any applicable federal, state or local laws, rules or regulations and the receipt by it of shares of IPI Fundraising stock will not result in any material violation thereof.

The representations made by IPI Fundraising include, among others, representations relating to:

* Its capital structure, including the number of its shares of stock and other securities that are issued and outstanding, and their due authorization and validity;

* Its due organization, valid existence, good standing in Delaware and any other relevant jurisdictions;

* The completeness and delivery of its certificate of incorporation, bylaws, and records;

* The authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

* The noncontravention of any of the provisions of IPI
Fundraising's constituent documents, material contracts, applicable laws and governmental authorizations with the consummation of the merger, the merger agreement and the agreements related to the merger;

* The fair presentation, accuracy and completeness of its financial statements and compliance of its financial statements with generally accepted accounting principles;

* The accuracy and completeness of IPI Fundraising's books and records;

* The absence of undisclosed liabilities;

* Tax matters, including the completeness, and filing, of its tax returns, and the payment of its due and payable taxes;

* Absence of certain changes and events;

* The absence of false or misleading information regarding
Imprints Plus in the merger agreement and in this prospectus/information statement;

* Legal proceedings and orders, including disclosure of any pending or threatened litigation;

* The absence of a finder's fee, except as disclosed to herein;
and

* Availability of IPI Fundraising common stock and preferred stock for merger consideration.

The Written Consent of Certain Stockholders

The proposed merger requires approval by a majority of the outstanding shares of Imprints Plus common stock, BF Acquisition Group common stock and preferred stock and FundraisingDirect common stock. All of the holders of the outstanding shares of BF Acquisition Group preferred stock executed written consents voting their shares in favor of the merger and the merger agreement. Holders of (i) 69.23% of the outstanding shares of BF Acquisition Group common stock; (ii) 93.49% of the outstanding shares of FundraisingDirect common stock; and (iii) 58.46% of the outstanding shares of Imprints Plus common stock have executed written consents voting their shares in favor of the merger and the merger agreement. These stockholders include each of BF Acquisition Group, FundraisingDirect and Imprints Plus directors (including Justin P. DiNorscia who is a director of BF Acquisition Group, FundraisingDirect and Imprints
Plus), officers, affiliates, founders and their families. As a result, no further action is required on the part of Imprints Plus, BF Acquisition Group and FundraisingDirect stockholders. The stockholders who have executed written consents include Justin DiNorscia, who is also a director of IPI Fundraising, Imprints Plus and FundraisingDirect, officers, affiliates, founders and their families, as well as William R. Colucci, who is a director of BF Acquisition Group and a consultant to Imprints Plus.

Additional Covenants of the Parties

Covenants of Imprints Plus, BF Acquisition Group and
FundraisingDirect. Each of Imprints Plus, BF Acquisition Group and FundraisingDirect have covenanted in the merger agreement, among other things:

* To conduct their business only in the ordinary course consistent with past practices.

Covenants of IPI Fundraising. IPI Fundraising has covenanted in the merger agreement, among other things:

* To conduct its business only in the ordinary course consistent with past practices.

* To deliver to participants in the Imprints Plus option plan notices setting forth their rights under that plan and under the terms of the merger agreement and to use its best efforts to ensure that Imprint Plus' options continue to qualify as incentive stock options after the merger.

Conditions to the Merger

Conditions to Obligations of IPI Fundraising. The obligations of
IPI Fundraising to complete the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or waiver, at or prior to the closing of the merger, of each of the following conditions:

* Each of Imprints Plus, BF Acquisition Group, FundraisingDirect and the Stockholders' representations and warranties in the merger agreement must have been true, complete and correct when made and must be true, complete and correct in all material respects as of the closing date, except that representations and warranties that are subject to materiality qualifications will be true and correct, as of the closing date of the merger;

* All of the covenants and obligations required by each of Imprints Plus, BF Acquisition Group and FundraisingDirect pursuant to the merger agreement must have been duly performed and complied with in all material respects;

* All consents required to be obtained by each of Imprints Plus, BF Acquisition Group and FundraisingDirect pursuant to the merger agreement must have been obtained and must be in full force and effect;

* All documents required to be delivered to IPI Fundraising pursuant to the merger agreement must have been delivered to IPI
Fundraising at or prior to the closing date;

* No proceeding will have been threatened or commenced against IPI Fundraising involving any challenge to, or seeking damages or other relief in connection with the merger or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the merger;

* No claim will have been made or threatened asserting that any person is the holder or beneficial owner of any of Imprints Plus, BF Acquisition Group or FundraisingDirect's stock, other than their respective stockholders, or that any such person has the right to acquire or obtain beneficial ownership of any stock of, or any other voting, equity, or ownership interest in Imprints Plus, BF Acquisition Group or FundraisingDirect or that such person is entitled to all or any portion of the merger consideration;

* The consummation of the merger and the transaction contemplated thereby must not directly or indirectly, materially contravene, or conflict with, or result in a material violation of, or cause IPI Fundraising to suffer any material adverse consequence under any applicable law or order;

* All action required to be taken by each of Imprints Plus, BF Acquisition Group and FundraisingDirect's board of directors to authorize the execution, delivery and performance of the merger agreement and the consummation of the merger will have been taken;

* At least a majority of the shares of Imprints Plus entitled to vote thereon will have executed a written consent approving the merger agreement and the merger;

* Each of the Imprints Plus, BF Acquisition Group or FundraisingDirect board of directors will have fixed the date on which the board of directors will have approved the merger and the merger agreement as the record date for determination of the stockholders entitled to notice or to vote on the same and such notice will have been mailed to such stockholders not more than ten days after such record date advising them of the actions taken by written consent, the merger, the merger agreement and the availability (as applicable) to such stockholders of appraisal rights under Delaware law;

* There must not be in effect any injunction or other order prohibiting the consummation of the merger;

* The registration statement of which this prospectus/ information statement forms a part will have been declared effective by the SEC, no stop order suspending the effectiveness of the registration statement will have been issued by the SEC, and no proceeding for that purpose will have been initiated or threatened by the SEC or any state securities administrator;

* As of the effective time of the merger, none of Imprints Plus, BF Acquisition Group or FundraisingDirect stockholders holding more than 20% of the common stock in the aggregate of each such respective company will have delivered to such companies written notice of their intent to exercise their appraisal rights and demand payment for their shares of such companies' common stock pursuant to their appraisal rights;

Conditions to Obligations of Imprints Plus, BF Acquisition Group and FundraisingDirect. The obligations of each of Imprints Plus, BF Acquisition Group and FundraisingDirect to complete the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or waiver, at or prior to the closing, of each of the following conditions:

* The representations and warranties made by IPI Fundraising in the merger agreement must have been true and correct in all material respects when made and must be true, complete and correct in all material respects as of the closing date, except that representations and warranties that are subject to materiality qualifications will be true and correct, as of the closing date of the merger;

* All of the covenants and obligations of IPI Fundraising being complied with and performed in all material respects at or prior to the closing date of the merger;

* There must not be in effect any injunction or other order prohibiting the consummation of the merger;

* Each of Imprints Plus, BF Acquisition Group and
FundraisingDirect will have received a legal opinion from IPI
Fundraising's tax counsel stating that the merger will qualify as a tax free merger under the Internal Revenue Code; and

* All documents required to be delivered to Imprints Plus, BF
Acquisition Group and FundraisingDirect pursuant to the merger agreement must have been obtained and must be in full force and effect.

Indemnification

Given the prior existing relationship between the principals of IPI Fundraising, BF Acquisition Group, Imprints Plus and
FundraisingDirect, no indemnification provisions are included in the merger agreement.

Termination

The merger agreement may be terminated and abandoned:

* By any party if another party materially breaches any provision of the merger agreement and such breach has not been cured or waived;

* By any party if the conditions required of another party to closing in the merger agreement have not been satisfied or become impossible and such conditions have not been waived;

* By mutual consent of all of the parties;

Effect of Termination

Pursuant to the merger agreement, each party's right of termination is in addition to any other rights it may have under the merger agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If the merger agreement is terminated, all further obligations of the parties under the merger agreement will terminate, except that the obligations of the general provisions of the merger agreement will survive; provided, however, that if the merger agreement is terminated by a party because of a breach of the merger agreement by the other party or because one or more of the conditions to the terminating party's obligations under the merger agreement is not satisfied as a result of the other party's failure to comply with its obligations under the merger agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

Amendment and Waiver

The merger agreement may be amended in writing signed by the party to be charged with the amendment, without the requirement by that party to again seek shareholder approval for such amendment.

* To the extent legally permitted;

* No claim or right arising out of the merger agreement or the documents referred to in the merger agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

* No waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

* No notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in the merger agreement or the documents referred to in the merger agreement.

Fees and Expenses

Imprints Plus has agreed to pay the fees and expenses related to the merger given the prior existing relationship between the principals of IPI Fundraising, BF Acquisition Group, Imprints
Plus and FundraisingDirect.

                  SALES RESTRICTION AGREEMENTS

The following is a summary of the material provisions of the sales restriction agreements that are to be entered into pursuant to the merger agreement. However, the following is not a complete description of all of the provisions of these agreements. If you would like to review a copy of any of these agreements, please contact Imprints Plus at 4 Mill Park Ct., Newark, Delaware 19713. Telephone Number: (302) 366-8992. Fax Number: (302) 366-8995,

E-mail: DINORSCIA@aol.com. Additionally, the sales restriction agreements are Exhibits C-1, C-2, and C-3 to the merger agreement, which is attached hereto as Appendix A.

As of the effective date of the merger, certain significant stockholders of Imprints Plus, BF Acquisition Group and FundraisingDirect will have entered into sales restriction agreements with IPI Fundraising in connection with the merger transaction. Immediately after the merger is effective, these stockholders will beneficially own approximately 92% of the outstanding shares of common stock of IPI Fundraising. Pursuant to the respective sales restriction agreements, these stockholders (i) that purchased common stock in the Imprints Plus 2004-2005 private offerings will agree not to offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of in any given month more than 20,000 shares of IPI Fundraising common stock that such stockholders acquired as consideration pursuant to the merger agreement from the effective time of the merger until eighteen (18) months after the date that a bid and an ask price for IPI Fundraising's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange); (ii) that did not purchase common stock in the Imprints Plus 2004-2005 private offerings, but shall have in excess of 20,000 shares of IPI Fundraising common stock that such stockholders acquired as consideration pursuant to the merger agreement, will agree not to offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of in any given month more than the amount equal to 10% of the number of shares of IPI Fundraising common stock held by these stockholders immediately after the merger is effective from the date that is thirty (30) days after the date that a bid and an ask price for IPI Fundraising's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), and terminating eighteen (18) months thereafter.

Notwithstanding the foregoing, the stockholders who will enter into the sales restriction agreements may transfer any of the IPI Fundraising common stock received pursuant to the merger by will or intestacy, provided that any recipient of such stock must execute an agreement stating that the recipient is receiving or holding the IPI Fundraising common stock subject to the provisions of the sales restriction agreement. In addition, these stockholders must cause the transfer agent for IPI Fundraising to note stop transfer instructions with respect to such shares on the transfer books and records of the transfer agent or IPI Fundraising, as applicable.

The Parties who have entered into the sales restriction agreements are as follows:


----------------------------------------------------------------------------------------------
DiEmidio, Joseph              BF Acquisition Group IV, Inc       Pack, John / Mary
Gregory, Russell              Bonvetti, Domenick II              Smith, Robert
Houghton, Charles             Bonvetti, Giacomo                  Scarrone, Michael
Iacono, Leonard F             Caputo, Dan, Jr.                   Wilson, Paul
Klein, Kenneth J & Janet C    Caputo, Jeffery:  Dan Caputo c/f   Zenith Holdings Corporation
Pierce, Brian C & Shirley A   Caputo, Laura:  Dan Caputo c/f     Colucci, William R.
Quill, Leonard                Caputo, Michael                    Bovi, David M.
Stella, Robert M              Delcon Holdings, Inc               Drennan, Joseph T.
Caputo, Robert                DiNorscia, Angelo                  Nortia Capital Partners, Inc.
Szczepanski, Lucien           DiNorscia, Diane                   BAMF Enterprises, Inc.
Thirgen LLC                   DiNorscia, Domenic                 Imirage, Inc
Urban, Richard                DiNorscia, Justin P.               Insight Capital, Inc
Gregory, Russell              Foraker, Diane                     Liberator Holdings
Krueger, Christopher          Forrest, Marie                     Lynden Capital
Osbourne, A: Dan Caputo c/f   Harpoon Capital                    Orga, Tom
Mullens, James                Wilmington Prop Mngnt & Acq.       Universal Capital Management
Four Mile Ltd Partnership I   McCrae Assoicates, LLC
Whitehouse Partners, Inc.
----------------------------------------------------------------------------------------------



                          THE COMPANIES

                         IPI FUNDRAISING

IPI Fundraising, Inc. is a newly formed corporation formed by Justin P. DiNorscia for the purpose of effecting the merger.


                     Executive Compensation

Since inception, no officer or director received any type of compensation from IPI Fundraising for serving as an officer or director. The following table describes the annual compensation IPI Fundraising expects to pay its highest paid officers and directors for serving as such subsequent to the merger transaction. Currently, it is not expected that any additional salary or other compensation is will be paid to any of these persons. Presently, none of these persons have entered into written employment agreements with IPI Fundraising.


Executive Compensation
----------------------
                                                                                Long Term         Compensation
                                                                         -----------------------------------------
                               Annual Compensation                           Awards                    Payouts
---------------------------------------------------------------------------------------------------  ----------
(a)                   (b)      (c)        (d)          (e)              (f)            (g)            (h)
                                                                       Restricted     Securities
Name &                 Fiscal                        Other Annual       Stock         Underlying/      LTIP       All Other
Position               Year   Salary($)   Bonus($)  Compensation($)   Award(s)($)(1) Options/SARs(#)  Payouts($) Cmpnstion($)
-----------------------------------------------------------------------------------------------------------------------------
Justin DiNorscia       2005     120,000      -0-        -0-              -0-             -0-            -0-         -0-
  Director, President
Diane DiNorscia        2005     105,000      -0-        -0-              -0-             -0-            -0-         -0-
  Vice President
-----------------------------------------------------------------------------------------------------------------------------

                    Compensation of Directors
                    -------------------------

Since inception, no director received any type of compensation from IPI Fundraising for serving as a director. Our directors, who also serve as officers of the Company, are not compensated for serving as such, other than reimbursement for out of pocket expenses incurred in attending director meetings.

We have a stock option plan for the benefit of our directors, officers, employees, sales representatives and consultants. Our board of directors currently has no formal committees, such as a compensation committee or an audit committee, but we expect to form these committees subsequent to the merger transaction.


                          IMPRINTS PLUS

Imprints Plus is a privately held corporation. It was incorporated in the State of Delaware on February 5, 1988 and does business under the fictitious name "IPI Fundraising". Its executive and business office headquarters are located at 4 Mill Park Ct., Newark, Delaware 19713. Telephone Number: (800) 238-7916. Voice: (302) 366- 8992. Fax Number:
(302) 366-8995.

Imprints Plus' business was formed to provide schools, institutions, athletic leagues and other organizations with affordable products to sell in connection with their organizational fund raising activities. For over 15 years, Imprints Plus has been an innovator in a fragmented, slow changing industry. They were among the first to introduce frozen cheesecakes, New York style soft pretzels and pizza and cookie dough to their customers, and they created their "ship to the seller" program, which has enabled them to expand their product market from regional to nationwide without incurring the costs of opening additional warehouses or shipping hubs. Imprints Plus provide its customers with a cost effective and efficient proven method to sell a variety of products to meet their fund raising goals. Imprint Plus' Net sales were $1,162,426 in the nine months ended September 30, 2004, which is the transition period from December 31, 2003 to September 30, 2004, compared to $3,544,230 in the year ended December 31, 2003. Net sales for the nine months ended June 30, 2005 were $2,997,418 compared to $2,986,350 for the nine months ended June 30, 2004.

                       Business Operations
                       -------------------

Imprints Plus operates in the $5 billion product fund raising market where it provides schools, school groups, churches, civic associations, scout organizations, youth sports, parent organizations, and other organizations with affordable products to sell in connection with their organizational fund raising activities.

Imprints Plus offers its customers a vast array of products nationwide including, but not limited to, candies, foodstuffs such as gourmet spreads, candles, coffee, nationally known magazines, gift-wrapping, jewelry and garden products. Imprints Plus provides more than 100+ products to its customers in the U.S. It currently services its clients through its sales and distribution center located in Newark, Delaware. Until recently, Imprints Plus traditionally served only the states of Delaware, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Virginia. Once it implemented its "ship to the seller" program; however, Imprints Plus expanded its operations and it is now able to serve customers nationwide.

Imprints Plus' "ship to the seller" program enables it to increase its product offerings to more than 100 individual product choices, including frozen cheesecakes, New York style soft pretzels and pizza and cookie dough. Imprints Plus has developed and implemented for its customers a cost effective and efficient proven method to sell a variety of products so that its customers can meet their fund raising goals. Additionally, Imprints Plus' combined years of business and industry knowledge give it the experience needed to keep its customers satisfied by delivering on its motto of "RESULTS! NOT PROMISES!!"

Imprints Plus markets its products through its unique independent outside sales representatives sales force using full color catalogues of its product offerings. Imprints Plus intends to implement Mailer's Surveys along with follow-up telephone calls to FundraisingDirect's web-site visitors in order to maintain their brand awareness in front of its customers and prospects; so as to keep the IPI Fundraising name as a consideration for their future fund raising efforts.

Imprints Plus has two internal fund raising seasons. The first is January 1 to June 30, and the second is July 1 to December 31. Its sales force works on a straight commission basis. Each independent representative begins each six (6) month sales season at an 8% commissioned billing rate. Once a representative writes $50,000 in business during a season, their commissioned billing rate increases to 9%, and once a representative writes $100,000 for the season, their commissioned billing rate increases to 10% until the end of that particular six (6) month sales season. Once a new sales season begins, each independent representative returns to an 8% commissioned billing rate and the incentive sales increased commission process begins again.

Imprints Plus' product manufacturers provide it with our full-color specialty product catalogs, and Imprints Plus offers approximately 100+ products through these catalogs. The catalogs contain a narrative and pictorial selling presentation, prices and a description of each item.

Imprints Plus purchases products in volume directly from manufacturers or major wholesalers, who deliver the products either directly to one of their local warehouses, or to the customer, depending on whether the customer is utilizing Imprints Plus' traditional product offering or the "ship to the seller" product offering. Imprints Plus has developed longstanding relationships with their suppliers. To maximize their purchasing power, Imprints Plus' purchasing strategy has been to establish preferred relations with certain suppliers with whom they can capitalize on purchasing economies. This "preferred supplier" strategy creates advantageous pricing relationships for Imprints Plus. Imprints Plus estimates that they purchase approximately 36% of their products from their "preferred suppliers" and that their advantageous pricing occurs because of the high volume of products they purchased from these suppliers.

The traditional fund raising process is as follows:

A customer (organization) contacts Imprints Plus primarily via the telephone or the Internet to place a product order. Imprints Plus' customer service department answers any questions the customer may have and sends the customer sales packets to pass out to its members. The organization's members take product orders from the applicable brochure and collect money for the products up-front. After two weeks of product selling, the organization's members turns in their order forms, along with the money they collected, into their organization for deposit into their bank account. The organization keeps 40% of the total proceeds and sends to Imprints Plus a single check for 60% of the total proceeds, along with all of the order forms. Imprints Plus creates order fulfillment documents for those items in stock, which are routed to one of their warehouses for order fulfillment. At the same time, we transmit via telephone fax or Internet those portions of the orders not in stock to a designated supplier. Typically, suppliers ship customer orders directly to one of Imprints Plus' warehouses to ensure that the right product will be delivered, undamaged, to the proper customer address. Imprints Plus typically receives products from its suppliers within 10-14 days. Within 3 to 4 weeks from the date of its receipt of a customer's proceeds, Imprints Plus packs the order and their dispatch calls the organization to schedule a delivery. Imprints Plus drivers make the delivery as scheduled, and help unload the products at the customer's school, field or other location. Imprints Plus uses a combination of owned and leased vehicles to deliver their products.

During the nine months ended September 30, 2004, Imprints Plus purchased merchandise from over 32 suppliers in the United States. Their largest supplier, Cemac, accounted for approximately 23.6% of their total purchases, and their two largest suppliers accounted for approximately 39.3% of total inventory purchases. Although substantial portions of Imprints Plus' purchases are concentrated with a relatively small number of suppliers, Imprints Plus believes that alternative sources of supply are available for virtually every product they sell. They consider their relationships with all of their suppliers to be good, and they have not experienced any difficulty in sourcing their merchandise.

Growth Strategy

Imprints Plus' growth strategy to increase existing customer sales, and attract new national customer sales, is to:

1. Increase their unique independent outside sales representative sales force;

2. Expand their product offerings in their already successful
"ship to the seller" program; and

3. Maintain their basic philosophy of focusing on serving the needs of its customers by facilitating their entire fund raising process.

The first aspect of Imprints Plus' growth strategy relates to it increasing its ability to attract, motivate and retain qualified independent outside sales representatives. Increasing their unique independent outside sales representative sales force is vital to Imprints Plus' growth strategy since their sales force is an integral part of their sales and marketing program. In order to do this, Imprints Plus intends to implement an infomercial whereby potential sales representative candidates can purchase business opportunity selling kits and enroll into the first step of its proven screening process. Other potential candidates will continue to be derived through advertisements in local newspapers and the Internet. Subsequent to this first screen, Imprints Plus' sales managers and in- house staff perform two more candidate screens. Those candidates who have passed the third screen are then invited to participate in a telephone interview with Imprints Plus' management where the individual candidates are then chosen or not chosen by management to represent Imprints Plus.

Once chosen, the new representative executes an independent representative agreement and he/she is enrolled in a three-day active results oriented training program. Thereafter, an in-house staff person supports each representative, and each week a telephone conference is held for all representatives. Imprints Plus' philosophy is that: "Each Independent Contractor Representative is in business for him/herself but not by him/herself." The success of this method is proven in the statistics that show dedicated representatives can earn $65,000 to $75,000 annually, and that the above average part-time representative earns between $25,000 and $30,000 annually. Imprints Plus has retained about 20 of its original representatives.

The second essential aspect of Imprints Plus' growth strategy is to expand its "ship to the seller" program. Imprints Plus invested significant financial and human resource capital over the course of more than a year in connection with the initiation of its "ship to the seller" nationwide program, which is expected to positively impact 2005 sales. The program has already provided Imprints Plus with two hundred and fifty (250) new business accounts, and it further enabled Imprints Plus to contract to become the official fundraising company for various national organizations, such as AAU Sports, Cal Ripken Baseball, 4-H Clubs of America, FFA of America, DECA of America and FBLA of America. The "ship to the seller" nationwide program has also provided Imprints Plus over 65 additional coast-to-coast Independent Sales Representatives who have begun creating sales in their respective regional areas. This program provides products ranging from a wide selection of snacks, decorative and scented candles to America's top selling magazines. Imprints Plus provides more than 100 products to its customers pursuant to this program with retail prices ranging from $8.00 to $19.00, and they are continuously increasing their product offering under this program. The "ship to the seller" program has a two week order taking process, all money is paid up front, and customers receive their profits in as little as two weeks. A 40% profit is made on all of their orders, with an average profit of $4.00-$5.00 per order. A customer merely sends Imprints Plus an order form, and Imprints Plus pre-packs each seller's order and UPS' it directly to the customer's home within a 4-6 week delivery time. Imprints Plus provides their customers with no risk, no investment, and no minimums. Additionally, they provide a prize program as an incentive for their fundraising customers to increase their product sales.

The third essential aspect of Imprints Plus' growth strategy is to continuously work to facilitate their customer's fund raising process. Imprints Plus has successfully minimized work for teachers or team parents by organizing their entire fundraising program. Imprints Plus provides exciting prize incentives to increase participation, productivity, and profits, and all money is up front; there is no risk, no investment, and no consignment. Customer's paperwork is kept to a minimum because Imprints Plus provides a complete summary of their customer's results with a computer tally and packaging slips. For non-ship to the seller orders, Imprints Plus employees deliver products to the customer's school or field and even help unload and organize the distribution. Imprints Plus handles, in house, all customer services issues. Imprints Plus' toll free number connects all customers directly to its customer service department where trained staff handles any complaint, question or concern on the spot. Imprints Plus firmly believes that the more customer friendly they are, the more their business will grow.

Competition

Imprints Plus operates in a highly competitive marketplace. The market for its products is relatively fragmented with a large number of competitors. Imprints Plus faces intense competition from Cherrydale Farms, Entertainment Publications, Innisbrook, Nestle, the Hershey Company, and QSP, a division of the Readers Digest Corporation, all of which are more established than Imprints Plus and have substantially greater financial, marketing, sales and other resources than Imprints Plus does. Competition from their competitors is based primarily on better product pricing, value and service; broader product offerings; and more established market presence and stronger customer and vendor relationships. Management believes that it competes favorably with these companies on the basis of its customer friendly services and the price of its products. Additionally, to the best of Imprints Plus' knowledge, none of their competitors utilize a "ship to the seller" program.

Employees

Imprints Plus presently employs a total of 20 people, 5 of which are part-time. We also utilize 103 independent outside sales representatives. Imprints Plus' employees work in management, administration, sales and marketing, warehousing and delivery. They consider their employee relations to be good, and none of their employees are represented by a labor union.

Facilities

Imprints Plus executive and business office headquarters consists of office space located at 4 Mill Park Ct., Newark, Delaware 19713. Imprints Plus coordinates their operations, markets their products and maintain a warehouse from this facility. Pursuant to a written lease, Imprints Plus leases its executive and business offices headquarters space at fair market value rates from a corporation that Justin and Diane DiNorscia are 50% owners. Imprints Plus believes their facilities are adequate for their reasonably foreseeable needs.

Government Regulations That Affect Imprints Plus' Business

Imprints Plus' business is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations generally applicable to businesses, and Imprints
Plus believes that we have complied with these laws and regulations in all material respects.

Security Ownership of Certain Beneficial Owners and Management of
Imprints Plus

         Security Ownership of Certain Beneficial Owners
         -----------------------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to Imprints Plus who are the beneficial owner of more than five percent (5%) of its voting securities:

Name and Address              Amount and Nature              Percent
of Beneficial Owner       of Beneficial Ownership(1)      of Class (2)
-------------------       --------------------------      ---------------
Justin P. DiNorscia            2,977,000(3)                   58.41%
4 Mill Park Ct.
Newark, Delaware 19713

Diane DiNorscia                2,977,000(3)                   58.41%
4 Mill Park Ct.
Newark, Delaware 19713

-------------------------

1. To our best knowledge, as of the date of this registration statement, such holders had the sole voting and investment power with respect to the voting securities of Imprints Plus beneficially owned by them, unless otherwise indicated herein.

2. Based on 5,096,628 shares of Imprints Plus common stock outstanding. Does not include 1,000,000 shares of common stock Imprints Plus has reserved for its employees and others pursuant to its 2004 Stock Option Plan. No person listed on this table has the right to acquire any amount of the shares within 60 days from options, warrants, rights, conversion privilege, or similar obligations.

3. Consists of (i) 1,480,500 shares of Imprints Plus common stock owned directly by Mr. Justin DiNorscia; and (ii) 1,496,5000 shares of Imprints Plus common stock owned directly by Mrs. Diane DiNorscia. Mr. and Mrs. DiNorscia have been separated since October 2001, and they divided all of their assets in 2002. In 2004, they filed a petition for divorce that has not yet been granted.

                Security Ownership of Management
                --------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of Imprint
Plus' voting securities of each of the persons who are officers and directors, and such officers and directors as a group:

Name and Address              Amount and Nature             Percent
of Beneficial Owner        of Beneficial Ownership(1)    of Class (2)(3)
-----------------          --------------------------    ---------------
Justin P. DiNorscia                2,977,000 (4)            58.41%
4 Mill Park Ct.
Newark, Delaware 19713

Diane DiNorscia                    2,977,000 (4)            58.41%
4 Mill Park Ct.
Newark, Delaware 19713


Thomas Hynson(5)                      40,000                  *
4 Mill Park Ct.
Newark, Delaware 19713

Giacamo Bonvenetti(6)                 52,500                 1.02%
4 Mill Park Ct.
Newark, Delaware 19713

Bradley S. Cantwell(7)                12,500                  *
4 Mill Park Ct.
Newark, Delaware 19713

All Officers and Directors
as a Group (5 persons).            3,082,000                60.47%

---------------------------

1. To our best knowledge, as of the date of this registration statement, such holders had the sole voting and investment power with respect to the voting securities of Imprints Plus beneficially owned by them, unless otherwise indicated herein. Includes the person's right to obtain additional shares of common stock within 60 days from the date hereof.

2. Does not include options to purchase up to 852,000 shares of Imprints Plus common stock under the Imprints Plus 2004 Stock Option Plan, 732,000 of which have an exercise price of $0.50 per share and 120,000 of which have an exercise price of $1.00 per share. 25% of all of these 852,000 options vest every 12 months beginning May 1, 2005. Imprints Plus has reserved 1,000,000 shares of common stock for its employees and others pursuant to its 2004 Stock Option Plan. The amount owned is based on issued Imprints Plus common stock, as well as stock options that are exercisable within 60 days.

3. Based on 5,096,628 shares of Imprints Plus common stock outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the date hereof, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.


4. Consists of (i) 1,480,500 shares of Imprints Plus common stock owned directly by Mr. Justin DiNorscia; and (ii) 1,496,5000 shares of Imprints Plus common stock owned directly by Mrs. Diane DiNorscia. Mr. and Mrs. DiNorscia have been separated since October 2001, and they divided all of their assets in 2002. In 2004, they filed a petition for divorce that has not yet been granted.


5. Includes the right to obtain 40,000 shares of common stock from options within 60 days from the date hereof.

6. Includes the right to obtain 50,000 shares of common stock from options within 60 days from the date hereof.

7. Includes the right to obtain 12,500 shares of common stock from options within 60 days from the date hereof.



                      Executive Compensation
                      ----------------------
                                                                             Long Term           Compensation
                                                                      -----------------------------------------
                               Annual Compensation                           Awards                    Payouts
---------------------------------------------------------------------------------------------------  ----------
(a)                   (b)      (c)        (d)          (e)              (f)            (g)            (h)
                                                                       Restricted     Securities
Name &                 Fiscal                          Other Annual       Stock         Underlying/      LTIP       All Other
Position               Year   Salary($)   Bonus($)(1) Compensation($)   Award(s)($)    Options/SARs(#)  Payouts($) Compensation($)
-----------------------------------------------------------------------------------------------------------------------------
Justin P. DiNorscia    2002     25,166     22,443        -0-               -0-           -0-            -0-          -0-
Director, President    2003     96,849     51,665        -0-               -0-           -0-            -0-          -0-
                       2004     96,421     63,561        -0-               -0-           -0-            -0-          -0-

Diane DiNorscia        2002     41,538     91,771        -0-               -0-           -0-            -0-          -0-
Vice President         2003     40,000    129,466        -0-               -0-           -0-            -0-          -0-
                       2004     66,950     87,887        -0-               -0-           -0-            -0-          -0-
-----------------------------------------------------------------------------------------------------------------------------

(1) Comprised of cash payments made to and on behalf of Mr. and Mrs. DiNorscia by Imprints Plus.


                    Compensation of Directors
                    -------------------------

Director Bradley S. Cantwell was granted 50,000 options to purchase Imprints Plus common stock in exchange for serving as a director. The options are excisable at $0.50 per share and 25% of the options vest every 12 months beginning May 1, 2005. The options will continue to vest so long as Mr. Cantwell continues to serve as a director. During the past three years, up to and including fiscal year ending September 30, 2004, other than as described herein, no director received any type of compensation from Imprints Plus for serving as such. We have a stock option plan for the benefit of our directors, officers, employees, sales representatives and consultants. Our board of directors currently has no formal committees, such as a compensation committee or an audit committee.


    Management's Discussion And Analysis Or Plan Of Operation

Overview

The following is a discussion of Imprints Plus' financial condition, results of operations, liquidity and capital resources. This discussion should be read in conjunction with Imprints Plus' financial statements and the notes thereto included elsewhere in this Form S-4 Registration Statement. The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that Imprints Plus will have access to adequate financial resources for each successive phase of its growth, that there will be no material adverse competitive or technological change in condition of Imprints Plus' business, that Imprints Plus' President and other significant employees will remain employed as such by Imprints Plus, and that there will be no material adverse change in Imprints Plus' operations, business or governmental regulation affecting Imprints Plus. The foregoing assumptions are based on judgments with respect to, among other things, further economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Imprints Plus' control.

Significant Accounting Policies

Imprints Plus' financial statements have been prepared in conformity with U.S. generally accepted accounting principles. As a result, some accounting policies have a significant impact on amounts reported in these financial statements. A summary of those significant accounting policies can be found in the notes to the financial statements.

Results of Operations

Nine months ended September 30, 2004 compared with nine months ended September 30, 2003.

Net sales for Imprints Plus were $1,162,426 during the nine months ended September 30, 2004 compared to $1,491,774 during the nine months ended September 30, 2003, a decrease of $329,348 or 22.10%. This decrease in sales resulted from the loss of key experienced sales representatives from within its established sales force. Although during this same period Imprints Plus expanded its sales force, short-term revenue growth derived from this new sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Gross profit for Imprints Plus as a percentage of net sales was 44.55% during the nine months ended September 30, 2004 compared to 49.58% during the nine months ended September 30, 2003, a decrease of 10.15%. This decrease in gross profit is a result of the shift in sales to products with lesser gross profit.

Selling, general and administrative expenses for Imprints Plus were $1,313,924 during the nine months ended September 30, 2004 compared to $1,069,979 during the nine months ended September 30, 2003, an increase of 22.80%. This increase in expenses resulted from the addition of sales and management personnel, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to the seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Interest expense for Imprints Plus was $15,443 during the nine months ended September 30, 2004 compared to $42,750 during the nine months ended September 30, 2003, a decrease of $27,307. This decrease resulted from the retirement of certain of Imprint Plus' debt instruments.

Operating loss was $811,391 during the nine months ended September 30, 2004 compared to $373,157 during the nine months ended September 30, 2003, an increase in the loss of $438,234. This increase resulted from the addition of sales and management personnel, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to the seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Net loss for Imprints Plus was $808,745 during the nine months ended September 30, 2004 compared to $512,907 during the nine months ended September 30, 2003, an increase of $295,838. This increase in net loss resulted from an increase in selling and administrative expenses, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to the seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.


Nine months ended September 30, 2004 compared with year ended
December 31, 2003.
-------------------------------------------------------------


Net sales for Imprints Plus were $1,162,426 during the nine months ended September 30, 2004 compared to $3,544,230 during the year ended December 31, 2003, a decrease of $2,381,804 or 30.48%. The decrease in sales is attributed to Imprints Plus' seasonality and change in its fiscal year end, because its new fiscal year end does not include the fourth quarter of the calendar year, which is historically its greatest earnings period. Additionally, since we shifted our sales emphasis to our "ship to the seller" program and away from our historical sales philosophy, our revenues declined with respect to products associated with our historical sales philosophy, but our revenues increased (from $0 at December 31, 2003 to $458,360 at December 31, 2004) with respect to products associated with our "ship to the seller" program; however, this revenue growth was not sufficient to offset our decrease in revenues and resulting net loss. It took Imprints Plus approximately one year to implement the expansion of its national Independent Sales Representative force to support the ship to the seller program, and the significant costs involved with developing this sales force, which includes advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss. Imprints Plus expects the revenues derived from its national sales force expansion and the ship to the seller program to continue to increase and to result in an increase in net income during the first quarter of 2006.


Gross profit for Imprints Plus as a percentage of net sales was 44.55% during the nine months ended September 30, 2004 compared to 49.85% during the year ended December 31, 2003, a decrease of 5.3%. This decrease in gross profit resulted from a shift in customer's product mix from frozen products, which have a higher gross profit to dry products, which have a lower gross profit.

Selling, general and administrative expenses for Imprints Plus, expressed as a percentage of net sales, were 114.36% during the nine months ended September 30, 2004 compared to 48.60% during the year ended December 31, 2003, an increase of 65.30%. This increase in expenses resulted from additional legal, accounting and other professional fees the company incurred in connection with its private offering of securities and preparation of this S-4 registration statement. We will be required to continue to incur legal, accounting and other professional fees, in addition to allocating our own human resources, in connection with our reporting obligations and other requirements associated with respect to being a public company.

Interest expense for Imprints Plus decreased to $15,443 during the nine months ended September 30, 2004 compared to $39,458 during the year ended December 31, 2003, a decrease of $24,015 or 39.13%. This decrease resulted from the retirement of certain of Imprint Plus' debt instruments, combined with its seasonal sales cycle.

Income (loss) from operations for Imprints Plus was $(811,391) during the nine months ended September 30, 2004 compared to $42,662 during the year ended December 31, 2003. This loss is attributed to Imprints Plus' seasonality and change in its fiscal year end, because its new fiscal year end does not include the fourth quarter of the calendar year, which is historically its greatest earnings period.


Net income (loss) for Imprints Plus was $(808,745) during the nine months ended September 30, 2004 compared to $(96,290) during the year ended December 31, 2003, an increase in net loss of $712,455 or 739.9%. This increase in net loss occurred because it took Imprints Plus approximately one year to implement the expansion of its national Independent Sales Representative force to support the ship to the seller program, and the significant costs involved with developing this sales force, which includes advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss. Imprints Plus expects the revenues derived from its national sales force expansion and the ship to the seller program to continue to increase and to result in an increase in net income during the first quarter of 2006. Additionally, this increase in net loss is also attributed to Imprints Plus' seasonality and change in its fiscal year end, because its new fiscal year end does not include the fourth quarter of the calendar year, which is historically its greatest earnings period.

Nine months ended June 30, 2005 compared with nine months ended June
30, 2004

Net sales for Imprints Plus were $2,997,418 during the nine months ended June 30, 2005 compared to $2,986,350 during the nine months ended June 30, 2004, an increase of $11,068 or 0.37%. This increase in sales resulted from a shift in customer product used in the training of our sales force. Traditionally, during December through March, Imprints Plus did not solicit certain organizations because the products used by these organizations in their fundraising (e.g., candies) have a very low gross profit (less than 12%) and they are not cost-effective unless sold in high volumes. Nevertheless, candy sales programs are in great demand during certain times of the year, and Imprints Plus considers these easy sales programs to provide good training experience for new sales representatives because they provide the new representatives with quick sales success and confidence.
These candy sales programs increased sales but lowered the gross profit. As of June 30, 2005 these programs were concluded and the sales force is now focusing on Imprints Plus' high gross profit product lines (45%+) of cheesecake, cookie dough, shoppers express gift and food, wrapping paper, box chocolate and other items sold out of brochure order forms in connection with its "ship to the seller" program.

Gross profit for Imprints Plus as a percentage of net sales was 48.48% during the nine months ended June 30, 2005 compared to 48.58% during the nine months ended June 30, 2004, a decrease of 0.20%. This decrease in gross profit resulted from a shift in customer product used in the training of our sales force. Traditionally, during December through March, Imprints Plus did not solicit certain organizations because the products used by these organizations in their fundraising (e.g., candies) have a very low gross profit (less than 12%) and they are not cost-effective unless sold in high volumes. Nevertheless, candy sales programs are in great demand during certain times of the year, and Imprints Plus considers these easy sales programs to provide good training experience for new sales representatives because they provide the new representatives with quick sales success and confidence. These candy sales programs increased sales but lowered the gross profit. As of June 30, 2005 these programs were concluded and the sales force is now focusing on Imprints Plus' high gross profit product lines (45%+) of cheesecake, cookie dough, shoppers express gift and food, wrapping paper, box chocolate and other items sold out of brochure order forms in connection with its "ship to the seller" program. The increases in oil prices have not had an adverse effect on Imprints Plus' operating income during this period. The "ship to seller" program had limited impact on Imprints Plus income from operations during this period.

Selling, general and administrative expenses for Imprints Plus were $1,757,148 during the nine months ended June 30, 2005 compared to $1,351,952 during the nine months ended June 30, 2004, an increase of $405,196. This increase in expenses resulted from additional legal, accounting and other professional fees the company incurred in connection with its private offering of securities and preparation of this S-4 registration statement. We will be required to continue to incur legal, accounting and other professional fees, the expansion cost of the sales force, in addition to allocating our own human resources, in connection with our reporting obligations and other requirements associated with respect to being a public company.

Interest expense for Imprints Plus decreased to $4,648 during the nine months ended June 30, 2005 compared to $13,603 during the nine months ended June 30, 2004, a decrease of $8,955 or 65.83%. This decrease resulted from the retirement of certain of Imprint Plus' debt instruments.

Income (loss) from operations for Imprints Plus was $(308,608) during the nine months ended June 30, 2005 compared to $85,344 during the nine months ended June 30, 2004, an increase in loss from operations of $393,952. This increase in loss from operations is attributed to Imprints Plus' increase in expenses, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Net income (loss) for Imprints Plus was $(299,346) during the nine months ended June 30, 2005 compared to $88,392 during the nine months ended June 30, 2004, an increase in net loss of $387,738. This increase in net loss is attributed to the addition of sales and management personnel, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.


Three months ended June 30, 2005 compared with three months ended June
30, 2004

Net sales for Imprints Plus were $671,747 during the three months ended June 30, 2005 compared to $813,388 during the three months ended June 30, 2004, an decrease of $141,641 or 17.41%. This decrease in sales resulted from the loss of key experienced sale representatives from within its established sales force. Although during the same period Imprints Plus expanded its sales force, short-term revenue growth derived from this new sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Gross profit for Imprints Plus as a percentage of net sales was 56.15% during the three months ended June 30, 2005 compared to 45.72% during the three months ended June 30, 2004, a increase of 22.81%. This increase in gross profit resulted from high gross profit product lines (45%+) of cheesecake, cookie dough, shoppers express gift and food, wrapping paper, box chocolate and other items sold out of brochure order forms in connection with its "ship to seller"program.

Selling, general and administrative expenses for Imprints Plus were $495,301 during the three months ended June 30, 2005 compared to $446,616 during the three months ended June 30, 2004, an increase of $48,685. This increase in expenses resulted from additional legal, accounting and other professional fees the company incurred in connection with its private offering of securities and preparation of this S-4 registration statement. We will be required to continue to incur legal, accounting and other professional fees, the expansion cost of the sales force, in addition to allocating our own human resources, in connection with our reporting obligations and other requirements associated with respect to being a public company.

Interest expense for Imprints Plus was $1,570 during the three months ended June 30, 2005 compared to $1,392 during the three months ended June 30, 2004, a increase of $178. This increase resulted from the issuance of certain of Imprint Plus' debt instruments.

Income (loss) from operations for Imprints Plus was $(119,705) during the three months ended June 30, 2005 compared to $(76,156) during the three months ended June 30, 2004, an increase in loss from operations of $43,549. This increase in loss from operations is attributed to the addition of personnel, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.

Net income (loss) for Imprints Plus was $(119,552) during the three months ended June 30, 2005 compared to $(74,170) during the three months ended June 30, 2004, an increase in net loss of $45,382. This increase in net loss is attributed to the addition of personnel, which included the implementation and expansion of Imprints Plus' national Independent Sales Representative force to support the "ship to seller" program. Significant costs involved with developing this sales force, including advertisements, interviews, travel, training, acquiring and developing additional computer software and increased in-house staffing has contributed to this net loss because the short term revenue growth derived from this expanded sales force was not sufficient to offset the decrease in revenues and resulting net loss.


Liquidity and Capital Resources

In December 2004, Imprints Plus closed its 2004 $700,000 self-underwritten private offering, successfully raising $680,500 in aggregate offering proceeds. Imprints Plus utilized these proceeds to upgrade its computer and Internet infrastructure, develop, design and produce training and collateral material, hire additional personnel, and for other general working capital purposes. Prior to that time, Imprints Plus relied upon cash flow from operations, bank lines of credit, and capital provided by its principal shareholders to fund working capital and capital expenditures. During December 2004 to January 2005, Imprints Plus successfully completed a second self- underwritten private offering of its common stock raising approximately $150,500 in aggregate offering proceeds to pay professional fees and costs related to this merger, and for other general working capital purposes. Imprints Plus expects to meet its cash requirements during the next 12 months.


Cash used by Imprints Plus for operating activities in the nine months ended June 30, 2005 was $447,781, which included $299,346 of net loss and $8,274 non-cash depreciation charges. Additionally, cash proceeds of $210,500 were derived from capital contributions and stockholder advances of $142,180. Significant cash requirements during the nine months ended June 30, 2005 included $41,100 related to repayment of third party debt. These requirements were partially financed by $210,500 in capital contributions. Imprints Plus had no capital expenditures for the nine months ended June 30, 2005.


Cash provided by Imprints Plus for operating activities in the year ended December 31, 2003 was $261,219, which included $96,290 of net loss and $21,834 of non-cash depreciation charges. Significant cash requirements for 2003 included $340,662 related to repayment of debt and officer advances. These requirements were partially financed by capital contributions. Imprints Plus' total capital expenditures for 2003 were $6,490 which was related to the purchase of office equipment.

Imprints Plus' management believes that the funds generated from operations will be sufficient to fund its current operations for the next 12 months, including continuing significant capital expenditures of approximately $105,000 for expanding its national marketing program. As of December 31, 2004, Imprints Plus had $78,059 in cash that could be used in connection with funding its operations. Imprints Plus expects its cash reserves to initially deplete and then subsequently increase significantly as it enters into its traditionally highly profitable second calendar quarter sales season. As of December 31, 2004, 100% of Imprints Plus' operating needs are immediately funded from sales revenues, and they maintain minimum accounts receivables. Imprints Plus is successful in minimizing its accounts receivables because their customers pay for their orders at the time of their submission.

In addition to the expansion of its national marketing program, Imprints Plus' material funding requirements include approximately $150,000 related to the costs of operating as a publicly traded company.

As Imprints Plus generally obtains all of its funding from operations, a decrease in sales revenue could negatively impact its short and long-term liquidity. Various economic conditions, the loss of customers or lower rate of participation among existing customers, or the loss of one or more key salespersons could result in a decrease in sales revenue. If additional capital is required to fund Imprint Plus' current operations, no assurance can be given that such capital will be available on acceptable terms, if at all. In such an event, this may have a materially adverse effect on Imprint Plus' current operations and financial condition. If the need arises, additional funding would likely be provided through the use of various types of short term funding, or loans from banks or financial institutions.

Significant Trends, Developments and Uncertainties

Recently, Imprints Plus invested significant financial and human resource capital over the course of more than a year in connection with the initiation of its "ship to the seller" nationwide program. Imprints Plus expects this program to positively impact 2005 sales. Its revenues decreased from $73,605 during the three months ended June 30, 2004 to $31,754 during the three months ended June 30, 2005 with respect to products associated with the "ship to the seller" program. This decrease in "ship to the seller" revenues resulted from a shift in customer product used in the training of the sales force. Traditionally, December through March, Imprints Plus did not solicit certain organizations because the products used in their fundraising (e.g. candy) have a very low gross profit (less than 12%) and they are not cost-effective unless sold in high volumes. Nevertheless, candy sales programs are in great demand during certain times of the year, and Imprints Plus considers these easy sales programs to provide good training experience for new sales representatives because they provide the new representatives with quick sales success and confidence. These candy sales programs increased sales but lowered the gross profit. As of March 31, 2005 these programs were concluded and the sales force is now focusing on Imprints Plus' high gross profit product lines (45%+) of cheesecake, cookie dough, shoppers express gift and food, wrapping paper, box chocolate and other items sold out of brochure order forms in connection with its "ship to the seller" program. Imprints Plus expects this growth and efficiency to continue because in most cases, its customer's participants are volunteers, and as such, seek efficient solutions that can decrease demand on their time. With the "ship to the seller" program, a customer merely sends Imprints Plus an order form, and Imprints Plus pre-packs each customer's order and UPS' it directly to the customer's home within a 4-6 week delivery time. Imprints Plus provides their customers with no risk, no investment, and no minimums. Imprints Plus' efficient "ship to the seller" program has enabled it to engage large national customers, such as the American Athletic Union (AAU), the Future Farmers of America, 4-H Clubs and the Cal Ripken Baseball Association, where they have contracted to provide these million member plus organizations with certain of their product offerings. The "ship to the seller" nationwide program has also provided Imprints Plus over 65 additional coast-to-coast Independent Sales Representatives who have begun creating sales in their respective regional areas.


Additionally, the entire $5 billion product fund raising market is highly fragmented, and industry consolidation is beginning to occur. Imprints Plus intends to participate in this industry consolidation by acquiring smaller fund raising entities, which it expects will enhance its growth and business expansion. Imprints Plus expects to make these small acquisitions with its stock, cash derived from its forecasted profitability, or employment offers with an opportunity to participate in its stock option plan, or a combination of all or some of these methods.

As our domestic economy continues to grow, we expect that our revenues will increase accordingly. However, if the economy enters into a significant downturn, we can expect that our revenues will shrink on an individual customer basis. Additionally, a downturn in our revenue would adversely affect our financial condition and contemplated growth plans.

Inflation and Seasonality

Although we cannot determine the precise effects of inflation on our business, we do not believe inflation has a material impact on our sales or the results of our operations. Our procurement procedures attempt to maintain a price point that is satisfactory to our end user, the consumer.

Imprints Plus' business is seasonal, with sales higher during the second and fourth quarters and slightly lower in the first and third quarters of each calendar year. This occurs because our biggest revenue source is scholastic sports teams, whose seasons start when schools start in the third calendar quarter, which coincides with beginning fall sports programs, and in the first calendar quarter, which coincides with the commencement of spring and summer sports programs. Imprints Plus expects this seasonal business cycle to gradually flatten out as it acquires more significant non-sports oriented national customers, such as the Future Farmers of America and the 4-H Clubs.

                     Description Of Property

Imprints Plus leases approximately 16,600 square feet of office and warehouse space for its executive and business office and warehouse headquarters in Newark Delaware. They coordinate their operations and market their services from these facilities. Imprints Plus believes its facilities are adequate for their reasonably foreseeable future needs. Their office space is leased at fair market value rates from related parties. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" AND "FINANCIAL STATEMENTS OF IMPRINTS PLUS."

                      BF ACQUISITION GROUP

BF Acquisition Group was incorporated under the laws of the State of Florida on April 15, 1999 as a corporate vehicle created to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business that desired to employ it to become a reporting corporation under the Securities Exchange Act of 1934. In March 2001, BF Acquisition Group ultimately ceased its business activities and became dormant until July 2004. On August 31, 2004, BF Acquisition Group completed the acquisition of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect pursuant to a share exchange agreement between BF Acquisition Group; FundraisingDirect; Mr. Justin P. DiNorscia and Mrs. Diane DiNorscia, who were the owners of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect. Additionally, pursuant to that share exchange agreement, BF Acquisition Group elected a majority of new members to its board of directors and appointed new management. FundraisingDirect is presently BF Acquisition Group's majority owned subsidiary. It is also BF Acquisition Group's only subsidiary.

BF Acquisition Group presently operates as a holding company on behalf of its majority owned subsidiary FundraisingDirect, both of which are headquartered at 4 Mill Park Ct., Newark, Delaware 19713. Telephone Number: (800) 238-7916. Voice: (302) 366-8992.
Fax Number: (302) 366-8995.

BF Acquisition Group stock is not publicly traded, and in the opinion of BF Acquisition Group's management, due to a lack of any market for shares of BF Acquisition Group stock, transactions in BF Acquisition Group stock of which BF Acquisition Group is aware are not frequent enough to constitute representative prices. BF Acquisition Group has not declared or paid dividends in the past, and does not intend to pay any cash dividends on its common stock before the closing of the merger. On February 8, 2005, there were 18 holders of record of BF Acquisition Group common stock.

Security Ownership of Certain Beneficial Owners and Management of
BF Acquisition Group

         Security Ownership of Certain Beneficial Owners
         -----------------------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to BF Acquisition Group who are the beneficial owner of more than five percent (5%) of its voting securities:


Name and Address           Amount and Nature              Percent
of Beneficial Owner     of Beneficial Ownership(1)      of Class(2)
-------------------    --------------------------       -----------
Justin P. DiNorscia             6,000,000                86.02%
4 Mill Park Ct.
Newark, Delaware 19713

Diane DiNorscia                 6,000,000                86.02%
4 Mill Park Ct.
Newark, Delaware 19713
-----------------------

1. Represents 3,000,000 shares of Series A Preferred Stock. The shares of the BF Acquisition Group series A preferred stock have identical voting rights and powers as BF Acquisition Group common stock, except that each share of the series A preferred stock is entitled to vote two (2) common stock votes per share of series A preferred stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the series A preferred stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the series A preferred stock, without provision for cumulative voting. Mr. Justin DiNorscia and Mrs. Diane DiNorscia each own 1,500,000 shares of series A preferred stock. Mr. and Mrs. DiNorscia have been separated since October 2001, and they divided all of their assets in 2002. In 2004, they filed a petition for divorce that has not yet been granted.


2. Based upon 6,975,000 outstanding voting security votes.

                Security Ownership of Management
                --------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of BF
Acquisition Group's voting securities of each of the persons who are officers and directors, and such officers and directors as a group:


Name and Address               Amount and Nature           Percent
of Beneficial Owner         of Beneficial Ownership      of Class(3)
-------------------         -----------------------      -----------
Justin P. DiNorscia                6,000,000 (1)           86.02%
4 Mill Park Ct.
Newark, Delaware 19713

Joseph T. Drennan                  -0-                       *
63 W Lancaster Ave, Suite 5
Ardmore, Pennsylvania 19003

William R. Colucci                 200,000 (2)              2.86%
2501 Turk Boulevard
San Francisco, California 94118

All Officers and Directors
as a Group (3 persons).            6,200,000(1)(2)         88.88%

-------------------------------

1. Represents 3,000,000 shares of Series A Preferred Stock. The shares of the BF Acquisition Group series A preferred stock have identical voting rights and powers as BF Acquisition Group common stock, except that each share of the series A preferred stock is entitled to vote two (2) common stock votes per share of series A preferred stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the series A preferred stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the series A preferred stock, without provision for cumulative voting. Mr. Justin DiNorscia and Mrs. Diane DiNorscia each own 1,500,000 shares of series A preferred stock. Mr. and Mrs. DiNorscia have been separated since October 2001, and they divided all of their assets in 2002. In 2004, they filed a petition for divorce that has not yet been granted.


2. Represents 200,000 shares of common stock.

3. Based upon 6,975,000 outstanding voting security votes.

                     Executive Compensation
                     ----------------------

     During the past three years, up to and including fiscal year ending September 30, 2004, no executive officer of BF Acquisition Group received any type of salary or other compensation in connection with their employment as such; and no employment agreement was entered into with any of its officers.

                    Compensation of Directors
                    -------------------------

     During the past three years, up to and including fiscal year ending September 30, 2004, no director received any type of compensation from BF Acquisition Group for serving as such.



                        FUNDRAISINGDIRECT

FundraisingDirect was formed as a Delaware corporation on January 7, 1999 to operate as an Internet based fundraising products broker. FundraisingDirect was founded by and is controlled by Mr. Justin P. DiNorscia and Mrs. Diane DiNorscia, Imprints Plus' founders and controlling shareholders. FundraisingDirect is the Internet sales division of Imprints Plus, although it is a separate and distinct corporation, which processes significantly all of Imprint Plus' Internet sales. FundraisingDirect's website address is www.fundraisingdirect.com. FundraisingDirect has none of its own employees, office space or other business facets. Pursuant to an unwritten contract between FundraisingDirect and Imprints Plus, FundraisingDirect operates out of Imprints Plus' office space, and has access to all of Imprints Plus' personnel and all other business aspects in exchange for paying a percentage of Imprint Plus' operating expenses, which is equal to the ratio of FundraisingDirect's revenue to Imprints Plus' revenue.

FundraisingDirect operates in the $5 billion product fund raising market as a nationwide Internet fundraising products broker that provides schools, institutions, athletic leagues youth leagues, civic associations, scouts, churches, clubs, private organizations and other organizations with affordable products to sell in connection with their organizational fund raising activities. FundraisingDirect's typical products consist of wrapping paper, gift items, pizza kits, candy, cookie dough, magazines, candles, etc. Its customers engage in fundraising activities in order to maintain or increase desired activities (full sports activities for both boys and girls), scoreboards, fund trips for marching bands, new computers for schools or libraries, playground equipment for elementary schools, day care centers, pre-schools, etc.

                       Business Operations
                       -------------------

FundraisingDirect offers its customers a vast array of products nationwide including, but not limited to, candies, foodstuffs such as gourmet spreads, candles, coffee, nationally known magazines, gift- wrapping, jewelry and garden products. It provides more than 100+ products to its customers in the U.S. through its sales and distribution center located in Newark, Delaware.

FundraisingDirect has a complete Internet marketing approach consisting of constant updates, promotions and sign-up incentives to its current customer base, along with any organization that has requested information from them in the past. FundraisingDirect accomplishes this by using its e-mail service on a monthly basis.

The traditional fund raising process is as follows: A customer (organization) contacts FundraisingDirect via the Internet to place a product order. FundraisingDirect's customer service department answers any questions the customer may have and sends the customer sales packets to pass out to its members. The organization's members take product orders from the applicable brochure and collect money for the products up-front. After two weeks of product selling, the organization's members turns in their order forms, along with the money they collected, into their organization for deposit into their bank account. The organization keeps 40% of the total proceeds and sends to FundraisingDirect a single check for 60% of the total proceeds, along with all of the order forms. FundraisingDirect creates order fulfillment documents for those items in stock, which are routed to the Imprints Plus warehouse for order fulfillment. At the same time, Imprints Plus, on behalf of FundraisingDirect, transmits via telephone fax or Internet those portions of the orders not in stock to a designated supplier. Typically, suppliers ship customer orders directly to one of Imprint Plus' warehouses to ensure that the right product will be delivered, undamaged, to the proper customer address. FundraisingDirect typically receives products from the supplier within 10-14 days. Within 3 to 4 weeks from the date of their receipt of a customer's proceeds, Imprints Plus packs the order on behalf of FundraisingDirect, and their dispatch calls the organization to schedule a delivery. Drivers make the delivery as scheduled, and help unload the products at the customer's school, field or other location. FundraisingDirect utilizes Imprint Plus' drivers and vehicles to deliver their products.

Competition

FundraisingDirect operates in a highly competitive marketplace. The market for its products is relatively fragmented with a large number of competitors. FundraisingDirect faces intense competition from Cherrydale Farms, Entertainment Publications, Innisbrook, Nestle, the Hershey Company, and QSP, a division of the Readers Digest Corporation, all of which are more established than they are and have substantially greater financial, marketing, sales and other resources than they do. Competition from their competitors is based primarily on better product pricing, value and service; broader product offerings; and more established market presence and stronger customer and vendor relationships. FundraisingDirect believes that it competes favorably with these companies on the basis of its customer friendly services and the price of its products.

Employees

FundraisingDirect has no employees of its own. They rely solely on the employees of Imprints Plus. Pursuant to an unwritten contract between FundraisingDirect and Imprints Plus, FundraisingDirect operates out of Imprints Plus' office space, and has access to all of Imprints Plus' personnel and all other business aspects in exchange for paying a percentage of Imprint Plus' operating expenses, which is equal to the ratio of FundraisingDirect's revenue to Imprints Plus' revenue. Imprints Plus presently employs a total of twenty people, five of which are part-time, not including Imprint Plus' independent outside sales representatives. The employees work in management, administration, sales and marketing, warehousing and delivery.

Facilities

FundraisingDirect's executive and business office headquarters consists of office space located at 4 Mill Park Ct., Newark, Delaware 19713. FundraisingDirect coordinates their operations from this facility. They believe their facilities are adequate for their reasonably foreseeable needs.

FundraisingDirect's Web Site

FundraisingDirect has its own dedicated servers and have contracted with an off-site location to house and maintain the servers. It has a direct T1 connection with a full T1 backup for our in-house server facility. FundraisingDirect has 24-hour support and redundant backup systems. The open and secure platforms are updated as required.

Government Regulations That Affect FundraisingDirect's Business

FundraisingDirect's business is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations generally applicable to businesses, and it believes that it has complied with these laws and regulations in all material respects.

Security Ownership of Certain Beneficial Owners and Management of
FundraisingDirect

         Security Ownership of Certain Beneficial Owners
         -----------------------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to FundraisingDirect who are the beneficial owner of more than five percent (5%) of its voting securities:

Name and Address               Amount and Nature          Percent
of Beneficial Owner        of Beneficial Ownership(1)   of Class(2)
-------------------        --------------------------   -----------
Justin P. DiNorscia                 429,250                92.32%
4 Mill Park Ct.
Newark, Delaware 19713


1. 4,250 of these shares are held directly by Justin and Diane
DiNorscia, and 425,000 of these shares are held indirectly through BF Acquisition Group III, Inc., of which Mr. DiNorscia is the president and controlling shareholder.

2. Based upon 464,930 shares of common stock outstanding.

                Security Ownership of Management
                --------------------------------

The following table sets forth as of the date of this registration statement the names, addresses, amount and nature of beneficial ownership and percent of such ownership of FundraisingDirect's voting securities of each of the persons who are officers and directors, and such officers and directors as a group:


Name and Address           Amount and Nature           Percent
of Beneficial Owner      of Beneficial Ownership(1)   of Class(2)
-------------------      -----------------------     -----------
Justin P. DiNorscia             429,250                92.32%
4 Mill Park Ct.
Newark, Delaware 19713

All Officers and Directors
as a Group (1 person).          429,250                92.32%


1. 4,250 of these shares are held directly by Justin and Diane
DiNorscia, and 425,000 of these shares are held indirectly through BF Acquisition Group III, Inc., of which Mr. DiNorscia is the president and controlling shareholder.

2. Based upon 464,930 shares of common stock outstanding.

                     Executive Compensation.
                     -----------------------

     During the past three years, up to and including fiscal year ending September 30, 2004, no executive officer of FundraisingDirect received any type of salary or other compensation in connection with their employment as such; and no employment agreement was entered into with any of its officers.

                    Compensation of Directors
                    -------------------------

     During the past three years, up to and including fiscal year ending September 30, 2004, no director received any type of compensation from FundraisingDirect for serving as such.

   Management's Discussion and Analysis or Plan of Operation.

The following is a discussion of FundraisingDirect's financial condition, results of operations, liquidity and capital resources. This discussion should be read in conjunction with FundraisingDirect's audited financial statements and the notes thereto included elsewhere in this Form S-4 Registration Statement.

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


The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that FundraisingDirect will obtain or have access to adequate financing for each successive phase of its growth, that there will be no material adverse competitive or technological change in condition of FundraisingDirect's business, that FundraisingDirect's President and other significant employees will remain employed as such by FundraisingDirect, and that there will be no material adverse change in FundraisingDirect's operations, business or governmental regulation affecting FundraisingDirect. The foregoing assumptions are based on judgments with respect to, among other things, further economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the FundraisingDirect's control.

Background

BF Acquisition Group was incorporated under the laws of the State of Florida on April 15, 1999 as a corporate vehicle created to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business that desired to employ BF Acquisition Group to become a reporting corporation under the Securities Exchange Act of 1934. In March 2001, BF Acquisition Group ultimately ceased its business activities and became dormant until July 2004. On August 31, 2004, BF Acquisition Group completed the acquisition of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect pursuant to a share exchange agreement between BF Acquisition Group; FundraisingDirect; and Mr. Justin P. DiNorscia and Mrs. Diane DiNorscia, who were the owners of approximately 92% of all of the issued and outstanding shares of capital stock of FundraisingDirect, making FundraisingDirect BF Acquisition Group's 92% majority owned subsidiary. Additionally, pursuant to that share exchange agreement, BF Acquisition Group elected a majority of new members to its board of directors and appointed new management.

For accounting purposes, this acquisition transaction was accounted for as a reverse-acquisition, whereby FundraisingDirect was deemed to have purchased BF Acquisition Group. As a result, the historical financial statements of FundraisingDirect became the historical financial statements of BF Acquisition Group, and BF Acquisition Group's April 30 fiscal year end was changed to FundraisingDirect's December 31 fiscal year. Subsequently, on November 1, 2004, we changed our fiscal year end from December 31 to September 30. BF Acquisition Group operates as a holding company on behalf of its majority owned subsidiary FundraisingDirect.

BF Acquisition Group filed late its required reports with the Securities and Exchange Commission ("SEC") on Form 10-QSB for the quarterly periods ended July 31, 2001, October 31, 2001, January 31, 2002, July 31, 2002, October 31, 2002, January 31, 2003, July
31, 2003, October 31, 2003, January 31, 2004, December 31, 2004
and on Form 10-KSB for the annual reports the years ended April 30, 2001, 2002 and 2003. No provision has been recorded in the accompanying financial statements for the cost of actions, if any, that the SEC may take against BF Acquisition Group for its non-compliance during this period.

We incurred a loss from operations, and presently do not have sufficient revenues to cover our incurred expenses. Our management recognizes that our financial condition will be materially adversely affected if we do not generate additional resources to enable us to pay our obligations as they come due, and we cannot assure you that this will occur. Presently, our Company expects to meet its current capital requirements for the next twelve months pursuant to loans made to our Company from our affiliate stockholders.

Overview Of Company

FundraisingDirect has a history of net losses and it may not be profitable in the future. FundraisingDirect's net loss was $(91,234) in the nine months ended September 30, 2004, and $(11,635) in the year ended December 31, 2003. Net loss for the nine months ended June 30, 2005 was $(23,945) compared to $(94,611) for the nine months ended June 30, 2004. FundraisingDirect cannot assure you that they will not continue to incur net losses for the foreseeable future, which could cause the value of our stock to decline and adversely affect our ability to finance our business in the future.

FundraisingDirect's long-term viability as a going concern is dependent on certain key factors, such as, its ability to continue to obtain financing from its existing affiliate stockholders or other sources of outside financing to support its near term operations; and its ability to increase profitability and sustain a cash flow level that will ensure support for continuing operations.

Significant Accounting Policies

BF Acquisition Group's financial statements have been prepared in conformity with U.S. generally accepted accounting principles. As a result, some accounting policies have a significant impact on amounts reported in these financial statements. A summary of those significant accounting policies can be found in the notes to the Financial Statements.

Non-Cash Issuances Of Series A Preferred Stock

BF Acquisition Group issued Series A preferred stock to two individuals in non-cash transactions on August 31 2004. The Series A preferred stock is convertible into common stock. The stockholders' equity at December 31, 2003 has been retroactively restated for the equivalent number of shares received in the reverse acquisition at August 31, 2004 (See note 1 to the audited financial statements) after giving effect to the difference in par value with the offset to additional paid-in-capital.

Transition Report For The Transition Period From December 31,
2003 To September 30, 2004

On November 1, 2004, BF Acquisition Group changed its year-end from December 31 to September 30. BF Acquisition Group's Form 10-KSB filed with the SEC on January 14, 2005 covered the resulting transition period between the closing date of its most recent fiscal year and the opening date of its new fiscal year.

Results Of Operations


Nine months ended September 30, 2004 compared with nine months ended September 30, 2003.
--------------------------------------------------------------

Net sales for FundraisingDirect were $16,827 for the nine months ended September 30, 2004, compared to $41,188 for the nine months ended September 30, 2003, a decrease in the amount of $24,361. The decrease in sales is attributed to (i) FundraisingDirect's seasonality and change in its fiscal year end, because its new fiscal year end does not include the fourth quarter of the calendar year, which is historically its greatest earnings period; and (b) a lower rate of participation among existing customers, who, once they initially become customers of FundraisingDirect, typically begin dealing with its sister corporation's (Imprints Plus) customer service representatives, and those subsequent sales are then booked as Imprints Plus' sales, not FundraisingDirect sales. Addtionally, over the past two years, FundraisingDirect has effectively ceased marketing itself, other than with respect to relatively low cost and low return Internet marketing techniques. We expect this continuation of decreased marketing efforts to continue this trend of significantly decreasing revenues and increasing net losses.

Gross profit for FundraisingDirect as a percentage of net sales was 36.16% for nine months ended September 30, 2004, compared to 50.53% for the nine months ended September 30, 2003, a decrease of 28.43%. This decrease is a result of a $3,859 purchase vendor's rebate during 2003 that increased FundraisingDirect's 2003 gross profit. This 2003 purchase vendor's rebate was a one-time nonrecurring credit offered by a specific vendor.

Selling, general and administrative expenses for FundraisingDirect, were $97,319 for nine months ended September 30, 2004, compared to $20,845 for nine months ended September 30, 2003, a increase of $76,474. The increase is mainly due to costs of approximately $64,000 incurred during 2004 for website development, offset by the decrease in allocated selling and administrative expenses from Imprints Plus. The decrease in allocated amounts is reflected in the overall decrease in FundraisingDirect's sales.

Net loss for FundraisingDirect increased to $(91,234) for nine months ended September 30, 2004, compared to $(30) for the nine months ended September 30, 2003. The increase was attributable to a combination of its decrease in net sales with its decrease in gross profit and significant increases in selling and administrative expenses.

Nine months ended September 30, 2004 compared with year ended
December 31, 2003.
-------------------------------------------------------------

Net sales for FundraisingDirect were $16,827 for nine months ended September 30, 2004, which is the transition period from December 31, 2003 to September 30, 2004, compared to $128,090 for fiscal year ended December 31, 2003, a decrease in the amount of $111,263 or 86.86%. The decrease in sales is attributed to (i) FundraisingDirect's seasonality and change in its fiscal year end, because its new fiscal year end does not include the fourth quarter of the calendar year, which is historically its greatest earnings period; and (b) a lower rate of participation among existing customers, who, once they initially become customers of FundraisingDirect, typically begin dealing with its sister corporation's (Imprints Plus) customer service representatives, and those subsequent sales are then booked as Imprint's Plus sales, not FundraisingDirect sales. Additionally, over the past two years, FundraisingDirect has effectively ceased marketing itself, other than with respect to relatively low cost and low return Internet marketing techniques. We expect this continuation of decreased marketing efforts to continue this trend of significantly decreasing revenues and increasing net losses.

Gross profit for FundraisingDirect as a percentage of net sales was 36.16% for nine months ended September 30, 2004, compared to 45.68% for year ended December 31, 2003, a decrease of 20.8%. This decrease is a result of a $3,859 purchase vendor's rebate during 2003 that inflated FundraisingDirect's 2003 gross profit. This 2003 purchase vendor's rebate was a one-time nonrecurring credit offered by a specific vendor.

Selling, general and administrative expenses for FundraisingDirect were $97,319 for nine months ended September 30, 2004, compared to $70,158 for year ended December 31, 2003, an increase of $27,161. The increase is mainly due to costs of approximately $64,000 incurred during 2004 for website development, offset by the decrease in allocated selling and administrative expenses from Imprints Plus. The decrease in allocated amounts are reflected in the overall decrease in FundraisingDirect's sales.

Net loss for FundraisingDirect increased to $(91,234) for nine months ended September 30, 2004, compared to $(11,635) for year ended December 31, 2003. The increase was attributable to a combination of its decrease in net sales with its decrease in gross profit and significant increases in selling and administrative expenses.



Nine months ended June 30, 2005 compared with nine months ended June
30, 2004.

Net sales for FundraisingDirect were $67,517 for the nine months ended June 30, 2005, compared to $131,302 for the nine months ended June 30, 2004, a decrease in the amount of $63,785 or 48.58%. The decrease in sales is attributed to a lower rate of participation among existing customers, who, once they initially become customers of FundraisingDirect, typically begin dealing with its sister corporation's (Imprints Plus, Inc.) customer service representatives, and those subsequent sales are then booked as Imprint's Plus sales, not FundraisingDirect sales. Additionally, over the past two years, FundraisingDirect has effectively ceased marketing itself, other than with respect to relatively low cost and low return Internet marketing techniques.

Gross profit for FundraisingDirect as a percentage of net sales was 28.16% for the nine months ended June 30, 2005, compared to 36.52% for the nine months ended June 30, 2004, a decrease of 22.89%. This decrease is a result of a change in the Company's sales mix to product lines with a lesser gross profit percentage.

Selling, general    and    administrative    expenses     for
FundraisingDirect, were $42,962 for the nine months ended June 30, 2005, compared to $142,561 for the nine months ended June 30, 2004, a decrease of $99,599. The decrease is mainly due to a reduction of allocated expenses from Imprints Plus, Inc. and the cost of website development of $65,223.

Net loss for FundraisingDirect was $23,945 for the nine months ended June 30, 2005, compared to $94,611 for the nine months ended June 30, 2004, a decrease in net loss of $70,666. The decrease was attributable to a reduction of allocated expenses from Imprints Plus, Inc. and the cost of website development of $65,223.

Three months ended June 30, 2005 compared with three months ended June
30, 2004.

Net sales for FundraisingDirect were $-0- for the three months ended June 30, 2005, compared to $1,826 for the three months ended June 30, 2004, a decrease in the amount of $1,826 or approximately 182.60%.

Gross profit for FundraisingDirect for the three months ended June 30, 2005 was $-0- compared to $1,931 for the three months ended June 30, 2004.

Selling, general    and    administrative    expenses     for
FundraisingDirect, were $1,804 for the three months ended June 30, 2005, compared to $85,620 for the three months ended June 30, 2004, a decrease of $83,816. The decrease is mainly attributable to a reduction of allocated expense from Imprints Plus, Inc. and the cost of website development of $65,223.

Net loss for FundraisingDirect was $1,804 for the three months ended June 30, 2005, compared to a net loss $85,725 for the three months ended June 30, 2004, a decrease in net loss of $83,921. The decrease is mainly attributable to a reduction of allocated expense from Imprints Plus, Inc. and the cost of website development of $65,223.

Liquidity And Capital Resources

Cash used by FundraisingDirect for operating activities in the nine months ended September 30, 2003, was $1,128, which included $30 of net loss. FundraisingDirect's only source of cash from financing activities during this period was $2,521, which was an increase in the amount due to Imprints Plus.

Cash was $106 at September 30, 2004 as compared to $576 at December 31, 2003; and working capital deficit was $72,511 at September 30, 2004 as compared to $ 170,814 at December 31, 2003. The increase in the working capital deficit is primarily the result of recurring losses.

Cash was $14 at June 30, 2005 as compared to $31 at June 30, 2004; and working capital deficit was $96,456 at June 30, 2005 as compared to $54,002 at June 30, 2004. The decrease in the working capital deficit is primarily the result of continuing operating losses.

Cash used by FundraisingDirect for operating activities during the nine months ended September 30, 2004 was $21,748, which included $91,234 of net loss offset by stock issued for services of $69,430. FundraisingDirect's greatest source of cash during this period was $130,000, which was derived from a capital contribution from its principal shareholders. Significant cash requirements during the nine months ended September 30, 2004 included $108,722 related to repayment of amounts due to Imprints Plus.

Cash used by FundraisingDirect for operating activities in the year ended December 31, 2003 was $3,654, which included $11,635 of net loss and $12,844 of collections from accounts receivable. FundraisingDirect's only source of cash from financing activities during this period was $3,769, which was increase in the amount due to Imprints Plus.

Cash used by FundraisingDirect for operating activities during the nine months ended June 30, 2005 was $(1,550), which included $22,395 provided from accounts payable and accrued expenses. FundraisingDirect's greatest source of cash during this period was $22,395, which was derived from accounts payable and accrued expenses.

To continue with their business operations, FundraisingDirect will require additional short-term working capital because they have not generated sufficient cash from operations to fund their operating activities through the end of fiscal year 2005. As of June 30, 2005, FundraisingDirect had minimal cash that could be used in connection with funding its operations.


FundraisingDirect relies upon cash flow from operations and capital provided by its principal shareholders to fund working capital and capital expenditures; and FundraisingDirect expects to meet its cash requirements during the next 12 months. A decrease in sales revenue or the refusal of its principal shareholders to continue to provide it with capital could negatively impact its short and long-term liquidity. Various economic conditions, the significant decrease in its marketing spending, the loss of customers or lower rate of participation among existing customers could result in a decrease in sales revenue. If other additional capital is required to fund FundraisingDirect's current operations, no assurance can be given that such capital will be available on acceptable terms, if at all. In such an event, this may have a materially adverse effect on FundraisingDirect's current operations and financial condition. If the need arises, additional funding would likely be provided through the use of various types of short term funding, or loans from banks or financial institutions.

Significant Trends, Developments And Uncertainties


Over the years, FundraisingDirect has experienced a lower rate of participation among existing customers because customers prefer the personalized customer service that Imprints Plus' customer service personnel offers. In most cases, our customer's participants are volunteers, and as such, seek efficient solutions that can decrease demand on their time. Imprints Plus' customer efficiency can provide efficient solutions that FundraisingDirect cannot. As a result, this migration trend will continue, which is detrimental to FundraisingDirect. Also, as a result of this trend, management has determined to cease expending its limited capital for marketing purposes, other than with respect to relatively low cost and low return Internet marketing techniques.


Inflation And Seasonality

FundraisingDirect's business is seasonal, with sales higher during the second and fourth quarters and slightly lower in the first and third quarters of each calendar year. This occurs because our biggest revenue source is scholastic sports teams, whose seasons start when schools start in the third calendar quarter, which coincides with beginning fall sports programs, and in the first calendar quarter, which coincides with the commencement of spring and summer sports programs. FundraisingDirect expects this seasonal business cycle to gradually flatten out as it acquires more significant non-sports oriented national customers, such as the Future Farmers of America and the 4-H Clubs.

                     Description Of Property

FundraisingDirect shares approximately 16,600 square feet of office and warehouse space for its operations in Newark Delaware. FundraisingDirect believes its facilities are adequate for its reasonably foreseeable future needs. This office space is leased at fair market value rates from related parties. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Imprints Plus leases office and warehouse space at fair market value rates from a corporation that Justin and Diane DiNorscia are 50% owners pursuant to a non-cancelable operating lease that expires in October 2009. Minimum scheduled future rentals for this lease are approximately $81,000 annually through October 2009. See "FINANCIAL STATEMENTS OF IMPRINTS PLUS."

At its inception, IPI Fundraising granted its promoter, Justin
DiNorscia, 100 shares of IPI Fundraising common stock in exchange for nominal consideration. These shares will be cancelled upon the closing of the merger transaction.

                COMPARISON OF STOCKHOLDER RIGHTS

The rights of Imprints Plus stockholders are governed by Imprints Plus' certificate of incorporation, as amended, Imprints Plus' bylaws and the Delaware General Corporation Law (the "DGCL"). The rights of FundraisingDirect stockholders are governed by FundraisingDirect's certificate of incorporation as amended, FundraisingDirect's bylaws and the DGCL. The rights of IPI Fundraising's stockholders are governed by IPI Fundraising's certificate of incorporation as amended, IPI Fundraising's bylaws and the DGCL. The rights of BF Acquisition Group stockholders are governed by BF Acquisition Group's articles of incorporation, as amended, BF Acquisition Group's bylaws and the Florida Business Corporation Act (the "FBCA").

When the merger is complete, Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders will become stockholders of IPI Fundraising. As a result, the rights and obligations of the former Imprints Plus stockholders, BF Acquisition Group stockholders and FundraisingDirect stockholders will be governed by IPI Fundraising's certificate of incorporation and IPI Fundraising's bylaws, as well as the DGCL. Prior to the two-step plan of reorganization, Imprints Plus and FundraisingDirect replaced their bylaws with bylaws substantially identical to BF Acquisition Group's bylaws, and at its time of organization, IPI Fundraising also adopted substantially the same bylaws. However, each of IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect have separate and distinct certificates of incorporation.

We have summarized some of the differences between the companies below. However, this is only a summary of material provisions and does not purport to be a complete description of all similarities and differences. The following summary is qualified in its entirety by reference to the Delaware General Corporation Law ("DGCL") and the Florida Business Corporation Act ("FBCA"), and each of Imprints Plus', BF Acquisition Group's, FundraisingDirect's, and IPI Fundraising's certificate of incorporation and bylaws. We further invite you to read the provisions of the DGCL and FBCA.

Capitalization

IPI Fundraising. IPI Fundraising has the authority to issue 50,000,000 shares of common stock, par value $0.001 per share, 20,000,000 shares of preferred stock, par value of $0.001 per share, and 5,000,000 shares of series A preferred stock, par value of $0.50 per share. As of February 8, 2005, 100 shares of IPI Fundraising common stock were issued and outstanding, and no shares of IPI Fundraising preferred stock or series A preferred stock were issued and outstanding. Additionally, IPI Fundraising has 2,000,000 shares of common stock reserved pursuant to its 2004 Stock Option Plan.

Imprints Plus. Imprints Plus' authorized capital stock consists of 25,000,000 shares of common stock, $0.0001 par value per share. As of February 8, 2005, 5,096,628 shares of Imprints Plus common stock were issued and outstanding, and 1,000,000 shares of common stock was reserved pursuant to Imprints Plus' 2004 Stock Option Plan. BF Acquisition Group. BF Acquisition Group's authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of February 8, 2005, 975,000 shares of BF Acquisition Group common stock were issued and outstanding and 3,000,000 of the 5,000,000 shares of BF Acquisition Group preferred stock were issued and outstanding, designated as Series A Preferred Stock, $0.50 par value.

FundraisingDirect. FundraisingDirect's authorized capital stock consists of 20,000,0000 shares of common stock, $0.01 par value per share. As of February 8, 2005, 464,930 shares of FundraisingDirect common stock were issued and outstanding.

Voting Rights

IPI Fundraising. Except as otherwise required by law or as otherwise provided in any preferred stock designation, IPI Fundraising common stock shareholders are entitled to one (1) vote per share of common stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. The shares of the Series A Preferred Stock have identical voting rights and powers as common stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) common stock votes per share of Series A Preferred Stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the Series A Preferred Stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the Series A Preferred Stock, without provision for cumulative voting. When a quorum is present (a majority of the issued and outstanding stock entitled to vote), the affirmative vote of the holders of a majority of the stock represented and entitled to vote shall decide any question brought before IPI Fundraising shareholders.

Imprints Plus. Except as otherwise required by law, Imprints Plus stockholders are entitled to one vote per share of common stock, and the holders of Imprints Plus common stock vote as a single class on all matters. When a quorum is present (a majority of the issued and outstanding stock entitled to vote), the affirmative vote of the holders of a majority of the stock represented and entitled to vote shall decide any question brought before Imprints Plus stockholders.

BF Acquisition Group. Except as otherwise required by law or as otherwise provided in any preferred stock designation, BF Acquisition Group common stock shareholders are entitled to one
(1) vote per share of common stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. The shares of the Series A Preferred Stock have identical voting rights and powers as common stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) common stock votes per share of Series A Preferred Stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the Series A Preferred Stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the Series A Preferred Stock, without provision for cumulative voting. When a quorum is present (a majority of the issued and outstanding stock entitled to vote), the affirmative vote of the holders of a majority of the stock represented and entitled to vote shall decide any question brought before BF Acquisition Group shareholders.

FundraisingDirect. Except as otherwise required by law, FundraisingDirect stockholders are entitled to one vote per share of common stock, and the holders of IPI Fundraising common stock vote as a single class on all matters. When a quorum is present (a majority of the issued and outstanding stock entitled to vote), the affirmative vote of the holders of a majority of the stock represented and entitled to vote shall decide any question brought before Imprints Plus stockholders.

Limitation of Liability of Directors

Under the DGCL, a Delaware corporation's certificate of incorporation may eliminate director liability for all acts except: (1) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law; (2) a breach of the duty of loyalty; (3) improper personal benefits; or
(4) certain unlawful distributions.

The FBCA eliminates a director's personal liability for all monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. Such breach or failure must constitute (i) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of section 607.0834 of the FBCA are applicable; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

IPI Fundraising. IPI Fundraising's certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Imprints Plus. Imprints Plus' certificate of incorporation provides that a director of the corporation shall not be personally liable in monetary damages to either the corporation or its stockholders for any breach of any fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BF Acquisition Group. BF Acquisition Group's articles of incorporation contain no provisions related to limiting the liability of directors.

FundraisingDirect. FundraisingDirect's certificate of incorporation contains no provisions related to limiting the liability of directors.

Indemnification

The DGCL classifies indemnification as either mandatory indemnification or permissive indemnification. A Delaware corporation is required to indemnify an agent against expenses actually and reasonably incurred in an action that the agent successfully defended on the merits or otherwise. Under the DGCL, in non-derivative third- party proceedings, a corporation may indemnify any agent who is or is threatened to be made a party to the proceeding against expenses, judgments and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in the best interests of and not opposed to the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the corporation; however, indemnification is not permitted with respect to any claims in which such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses. Unless ordered by a court, the corporation must authorize permissive indemnification for existing directors or officers in each case by: (1) a majority vote of the disinterested directors even though less than a quorum; (2) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (3) independent legal counsel in a written opinion; or (4) the stockholders. The statutory rights regarding indemnification are non-exclusive; consequently, a corporation can indemnify a litigant in circumstances not defined by the DGCL under any by-law, agreement or otherwise.

Under the FBCA, a corporation may indemnify a director who may be a party to any third party (nonderivative) action if the director acted in good faith and in manner reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, to be indemnified the director has to have had no reasonable cause to believe the conduct was unlawful. A corporation may indemnify a director who may be a party to a derivative action if the director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification may be made for any claim, issue, or matter for which the director was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity. A corporation must indemnify its director who has been successful in defense of any proceeding referred to above against expenses actually and reasonably incurred. A corporation may further indemnify its directors in circumstances not defined by the FBCA under any by-law, agreement or otherwise, unless his actions or omissions were found by judgment or adjudication to be material to the cause of action and constituted (i) a violation of criminal law, unless the he reasonably believed the conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction which the liability provisions of section 607.0834 of the FBCA are applicable against the director; or (iii) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                        IPI Fundraising.

IPI Fundraising's certificate of incorporation provides that the corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify any and all persons whom it shall have the power to indemnify under Section 145, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 145, which shall not be deemed exclusive of any other rights to which such persons may be entitled.

IPI Fundraising's bylaws provides that IPI Fundraising shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the bylaws shall be in addition to the indemnification rights provided pursuant to the DGCL, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

                         Imprints Plus.

Imprints Plus' certificate of incorporation contains no provisions related to indemnification.

Imprints Plus' bylaws provides that Imprints Plus shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the bylaws shall be in addition to the indemnification rights provided pursuant to the DGCL, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

                      BF Acquisition Group.

BF Acquisition Group's articles of incorporation provide that BF Acquisition Group shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by the provisions of the FBCA in existence either now or hereafter.

BF Acquisition Group's bylaws provide that BF Acquisition Group shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the bylaws is in addition to the indemnification rights provided pursuant to the FBCA, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

                        FundraisingDirect

FundraisingDirect's certificate of incorporation contains no provisions related to indemnification.

FundraisingDirect's bylaws provides that FundraisingDirect shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the bylaws shall be in addition to the indemnification rights provided pursuant to the DGCL, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

Dividends

IPI Fundraising. Subject to the DGCL, dividends may be declared by the IPI Fundraising board of directors at any regular or special meeting and paid out in cash, property or in shares of capital stock. IPI Fundraising may set aside out of funds available for dividends a reserve to meet contingencies or other purpose.

Imprints Plus. Subject to the DGCL, dividends may be declared by the Imprints Plus board of directors at any regular or special meeting and paid out in cash, property or in shares of capital stock. Imprints Plus may set aside out of funds available for dividends a reserve to meet contingencies or other purpose.

BF Acquisition Group. The BF Acquisition Group board of directors may declare dividends on its outstanding shares in a manner and upon the terms and conditions provided by the FBCA.

FundraisingDirect. Subject to the DGCL, dividends may be declared by the FundraisingDirect board of directors at any regular or special meeting and paid out in cash, property or in shares of capital stock. FundraisingDirect may set aside out of funds available for dividends a reserve to meet contingencies or other purpose.

Control Share Acquisitions

BF Acquisition Group. Florida corporations are subject to the provisions of Section 607.0902 of the FBCA, which provides that shares acquired in a "control share acquisition" shall have the same voting rights as were accorded such shares before the control share acquisition only to the extent granted by resolution approved by the holders of a majority of the corporations voting shares (exclusive of shares held by officers of such corporation, inside directors or the acquiring party). A "control share acquisition" is defined to mean an acquisition that immediately thereafter entitled the acquiring party to vote in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one- third of such voting power; (ii) one-third or more but less than a majority of such voting power; and (iii) a majority or more of such voting power. Pursuant to its articles of incorporation, BF Acquisition Group has elected to not be subject to Section
607.0902 of the FBCA.

IPI Fundraising, Imprints Plus, and FundraisingDirect. The DGCL does not have a similar statute.

Certain Business Combinations

                      BF Acquisition Group.

Section 607.0901 of the FBCA prohibits an "affiliated transaction" (defined generally to include mergers, sales and leases of assets, issuances of securities and other similar transactions) by BF Acquisition Group or any subsidiary with an "interested shareholder" (defined generally to be the beneficial owner of 10% or more of BF Acquisition Group's voting stock) within three years after the person or entity becomes an interested shareholder, unless: (i) the affiliated transaction shall have been approved by the disinterested directors of BF Acquisition Group before the person became an interested shareholder; (ii) the interested shareholder has owned at least 80% of BF Acquisition Group's outstanding voting shares for at least five years or is the owner of at least 90% of BF Acquisition Group's outstanding voting shares (excluding shares acquired directly from BF Acquisition Group in a transaction not approved by the disinterested directors); (iii) the consideration to be paid to BF Acquisition Group's shareholders satisfies certain fair price and form requisites; or (iv) the affiliated transaction is approved by the holders of at least two-thirds of the outstanding voting stock of BF Acquisition Group, excluding shares held by the interested shareholder. Pursuant to its articles of incorporation, BF Acquisition Group has elected to not be subject to
Section 607.0901 of the FBCA.

     IPI Fundraising, Imprints Plus, and FundraisingDirect.

Section 203 of the DGCL prohibits a "business combination" (defined generally to include mergers, sales and leases of assets, issuances of securities and similar transactions) by IPI Fundraising or a subsidiary with an "interested stockholder" (defined generally to be the beneficial owner of 15% or more of IPI Fundraising's voting stock) within three years after the person or entity becomes an interested stockholder, unless: (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the IPI Fundraising board of directors; (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85% of the voting stock of IPI Fundraising (excluding shares held by persons who are both officers and directors of IPI Fundraising and shares held by certain employee benefit plans); or (iii) the business combination is approved by the IPI Fundraising board of directors and by the holders of at least two-thirds of the outstanding voting stock of IPI Fundraising, excluding shares held by the interested stockholder. The merger is not subject to the limitations set forth in Section 203 of the DGCL.

                          LEGAL MATTERS

The validity of the IPI Fundraising common stock to be issued in the merger will be passed upon for IPI Fundraising by David M.
Bovi, P.A. Certain tax consequences of the merger will be passed on for IPI Fundraising by Connolly Bove Lodge & Hutz LLP.

                             EXPERTS

The financial statements, including: (i) the consolidated financial statements of BF Acquisition Group and its subsidiary FundraisingDirect that include audited financial statements for the nine months ended September 30, 2004 and year ended December 31, 2003; (ii) the financial statements of Imprints Plus, Inc. that include audited financial statements for the nine months ended September
30, 2004 and year ended December 31, 2003; and (iii) the audited balance sheet of IPI Fundraising, Inc. at December 31, 2004; that appear in this prospectus/information statement and registration statement for IPI Fundraising, Inc. for the registration of 10,064,628 shares of its common stock, have been audited by Cogen Sklar, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


             INTERESTS OF NAMED EXPERTS AND COUNSEL

David M. Bovi, Esq. of David M. Bovi, P.A. will receive 400,000 shares of IPI Fundraising common stock upon the closing of the merger transaction as a result of his current ownership of 400,000 shares of BF Acquisition Group common stock. Mr. Bovi is also a shareholder of Universal Capital Management, Inc., which is receiving 500,000shares of IPI Fundraising common stock upon the closing of the merger transaction as a result of its current ownership of shares of BF Acquisition Group and FundraisingDirect. See "THE MERGER - Relationships Between IPI Fundraising, BF Acquisition Group, FundraisingDirect and Imprints Plus."


               WHERE YOU CAN FIND MORE INFORMATION

BF Acquisition Group/FundraisingDirect files annual, quarterly and current reports, information statements and other information with the SEC. IPI Fundraising and Imprints Plus are not required to file reports with the SEC. You may read and copy any reports, statements or other information that BF Acquisition Group/FundraisingDirect files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. BF Acquisition Group/FundraisingDirect's public filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

IPI Fundraising has filed a registration statement on Form S-4 to register with the SEC the offering and sale of IPI Fundraising common stock and series A preferred stock to be issued to the stock holders of BF Acquisition Group, FundraisingDirect and Imprints Plus pursuant to the merger. As allowed by SEC rules, this prospectus/information statement does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

You may obtain any reports, statements or other information that BF Acquisition Group/FundraisingDirect files with the SEC upon request from the SEC at the SEC's Internet website described above. These documents are available from BF Acquisition Group without charge, excluding all exhibits, unless BF Acquisition Group has specifically incorporated by reference an Exhibit in this prospectus/information statement. You may obtain these documents by contacting us at the address and telephone number below:

                         4 Mill Park Ct.
                     Newark, Delaware 19713
                         (302) 366-8992

If you would like to request documents, please do so by September 15, 2005 in order to receive them before the merger. If you request any reports, statements or other information that BF Acquisition Group/FundraisingDirect files at the SEC BF Acquisition Group, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

Neither BF Acquisition Group, FundraisingDirect, Imprints Plus nor IPI Fundraising has authorized anyone to provide you with information that differs from that contained in this prospectus/information statement. This prospectus/information statement is dated October 5, 2005. You should not assume that the information contained in this prospectus/information statement is accurate as on any date other than that date, and neither the mailing of this prospectus/information statement to BF Acquisition Group, FundraisingDirect or Imprints Plus stockholders nor the issuance of shares of IPI Fundraising common stock and series A preferred stock in the merger shall create any implication to the contrary.

                   FORWARD-LOOKING INFORMATION


Certain information relating to IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect contained or incorporated by reference into this prospectus/information statement is forward- looking in nature. All statements included or incorporated by reference into this prospectus/information statement, other than statements of historical fact regarding IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect, are forward-looking statements. Examples of forward-looking statements include statements regarding IPI Fundraising, Imprints Plus, BF Acquisition Group or FundraisingDirect's future financial results, operating results, business strategies, projected costs, products and competitive positions, and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "intends," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the sections entitled "Management's Discussion and Analysis or Plan of Operation" and "Risk Factors." These and many other factors could affect the future financial and operating results of IPI Fundraising, Imprints Plus, BF Acquisition Group or FundraisingDirect and could cause actual results, levels of activity, performance or achievements to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of IPI Fundraising, Imprints Plus, BF Acquisition Group or FundraisingDirect. Although IPI Fundraising, Imprints Plus, BF Acquisition Group and FundraisingDirect management believes that the applicable expectations reflected in the forward-looking statements are reasonable, they cannot guarantee future results, levels of activity, performance or achievements. The forward-looking events discussed in this prospectus/information statement may not occur. All forward-looking statements speak only as of the date of this prospectus/information statement. Neither IPI Fundraising, Imprints Plus, BF Acquisition Group nor FundraisingDirect undertakes any obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise.

           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                      IPI FUNDRAISING, INC.

                          BALANCE SHEET

                        DECEMBER 31, 2004
                      IPI FUNDRAISING, INC.


                         C O N T E N T S


                                                              PAGE
                                                              ----

INDEPENDENT AUDITORS' REPORT                                  F-1

BALANCE SHEET                                                 F-2

NOTES TO BALANCE SHEET                                        F-3

                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors
IPI Fundraising, Inc.
Newark, Delaware

We have audited the balance sheet of IPI Fundraising, Inc. as of December 31, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IPI Fundraising, Inc. as of December 31, 2004, in conformity with accounting principles generally accepted in the United States.



/s/  COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
January 17, 2005

                      IPI FUNDRAISING, INC.
                          BALANCE SHEET
                        DECEMBER 31, 2004

                             ASSETS

CURRENT ASSETS

Cash                                                       $    -
                                                           ---------
TOTAL ASSETS                                               $    -
                                                           =========

STOCKHOLDERS' EQUITY

Series A Preferred Stock, $0.50 par value; 5,000,000
shares authorized; none issued and outstanding     $-
Preferred Stock, $0.001 par value; 20,000,000 shares
authorized; none issued and outstanding  -
Common stock, $.001 par value; 50,000,000 shares
authorized; 100 shares issued and outstanding                   -
                                                           ---------

TOTAL STOCKHOLDERS' EQUITY                                 $    -
                                                           =========




The accompanying notes are an integral part of this balance sheet.

                      IPI FUNDRAISING, INC.
                     NOTES TO BALANCE SHEET
                        DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business
----------------------
IPI Fundraising, Inc. (the "Company") was incorporated on
December 6, 2004 under the laws of the State of Delaware. The
Company has not engaged in any operations and exists solely to facilitate a planned merger.

Estimates
---------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results could differ from the estimates.

Comprehensive Income
--------------------
The Company follows SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

NOTE 2 - EQUITY

Upon incorporation, the Company issued 100 shares to Justin P.
DiNorscia, sole initial officer and director of the Company.

                         IPI FUNDRAISING, INC.
                             BALANCE SHEET
                             JUNE 30, 2005
                              (UNAUDITED)


ASSETS

CURRENT ASSETS
     Cash                                                    $        -
                                                             ----------

TOTAL ASSETS                                                 $        -
                                                             ==========
STOCKHOLDERS' EQUITY

Series A Preferred Stock, $0.50 par value; 5,000,000
   shares authorized; none issued and outstanding            $        -
Preferred Stock, $0.001 par value; 20,000,000 shares
   authorized; none issued and outstanding                            -
Common stock, $.001 par value; 50,000,000 shares
   authorized; 100 shares issued and outstanding                      -
                                                             ----------

TOTAL STOCKHOLDERS' EQUITY                                   $        -
                                                             ==========


The accompanying notes are an integral part of this balance sheet.



                     IPI FUNDRAISING, INC.
                    NOTES TO BALANCE SHEET
                        JUNE 30, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business
----------------------

IPI Fundraising, Inc. (the "Company") was incorporated on December 6, 2004 under the laws of the State of Delaware. The Company has not engaged in any operations and exists solely to facilitate a planned merger.

Estimates
---------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results could differ from the estimates.

Comprehensive Income
--------------------

The Company follows SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).


NOTE 2 - EQUITY

Upon incorporation, the Company issued 100 shares to Justin P.
DiNorscia, sole initial officer and director of the Company.



                      IPI FUNDRAISING, INC.
      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                    PRO FORMA FINANCIAL DATA


The following unaudited pro forma consolidated financial statements for IPI Fundraising, Inc. have been prepared to illustrate the acquisition of BF Acquisition Group III, Inc. and Imprints Plus, Inc. in a transaction to be accounted for as a merger of commonly- controlled companies with IPI Fundraising, Inc. becoming the surviving company. The unaudited pro forma consolidated financial information combines the historical financial information of BF Acquisition Group III, Inc. and Imprints Plus, Inc. as of June 30, 2005 and for the nine months ended June 30, 2005 and the nine months ended September 30, 2004. The merger of commonly-controlled companies will be accounted for similar to the pooling of interest method in that the historical financial statements of the commonly-controlled companies have been combined for all periods presented.

Under the terms of the merger agreement, as of the effective times described therein, upon completion of the proposed merger,
(i) each outstanding share of BF Acquisition Group series A preferred stock shall convert into the right to receive one (1) share of IPI Fundraising Inc.'s series A preferred stock; (ii) each outstanding share of BF Acquisition Group III, Inc.'s common stock shall convert into the right to receive one (1) share of IPI Fundraising Inc.'s common stock; (iii) each outstanding share of FundraisingDirect.com, Inc. common stock held by FundraisingDirect.com, Inc. Minority Shareholders shall convert into the right to receive one hundred (100) shares of IPI Fundraising Inc.'s common stock; and (iv) each outstanding share of Imprints Plus, Inc.'s common stock shall converted into the right to receive one (1) share of IPI Fundraising Inc.'s common stock.

These unaudited pro forma consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed dates or for the periods presented, or which may be realized in the future. The accounting adjustments reflected in these unaudited pro forma consolidated financial statements included herein are preliminary and are subject to change. The accompanying notes are an integral part of these pro forma consolidated financial statements.


                UNAUDITED PRO FORMA BALANCE SHEET
                       AS OF JUNE 30, 2005



                                               Historical        Historical     Historical                   IPI
                                                  IPI             Imprints    BF Acquisition   Pro Forma  Fundraising, Inc.
                                            Fundraising, Inc.    Plus, Inc.  Group III, Inc.  Adjustments   Pro Forma

-----------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash                                         $      --         $   27,811      $        14                $    27,825
Accounts receivable, net of allowance for
       doubtful accounts of $-0- and $6,458         --             37,722              -0-                     37,722
Inventory                                           --            233,518              -0-                    233,518
Due from officer                                    --                -0-            1,288                      1,288
                                             -----------       -----------     ------------               ------------
                                                    --            299,051            1,302                    300,353


PROPERTY AND EQUIPMENT - Net                        --              4,778              -0-                      4,778

OTHER ASSETS
Due from affiliate                                  --             61,740              -0-      (61,740)C         -0-
Employee Loan                                                      15,000              -0-                     15,000
                                             -----------       -----------     ------------   ----------  ------------
TOTAL ASSETS                                 $      --         $  380,569      $     1,302                $   320,131
                                             ===========       ===========     ============   ==========  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Short-term borrowings                      $      --         $  168,900      $       -0-                $   168,900
  Current portion of long-term debt                 --             27,900              -0-                     27,900
  Accounts payable                                  --            573,931           26,726                    600,657
  Accrued expenses                                  --            127,908              -0-                    127,908
  Refunds and overpayments due to customers         --             20,885              -0-                     20,885
  Due to affiliates                                 --                -0-           71,032      (61,740)C       9,292
  Deferred revenue                                  --             25,253              -0-                     25,253
  Loan From Stockolders                             --             94,635              -0-                     94,635
                                             -----------       -----------     ------------               ------------
                                                                1,039,412           97,758                  1,075,430
LONG-TERM DEBT                                      --              4,000              -0-                      4,000
                                             -----------       -----------     ------------               ------------
TOTAL LIABILITIES                                   --          1,043,412           97,758                  1,079,430
                                             -----------       -----------     ------------               ------------
STOCKHOLDERS' DEFICIT

   Series A Preferred Stock, $0.50 par value;
     5,000,000 shares authorized, 3,000,000
     issued and outstanding                         --                -0-        1,500,000          -0- B   1,500,000
   Discount on convertible preferred stock          --                -0-       (1,500,000)         -0- B  (1,500,000)
   Preferred Stock, $0.001 par value; 20,000,000
     shares authorized, none issued and             --                -0-              -0-                        -0-
   Common stock, $.001 par value; 50,000,000 shares
     outstanding authorized; 10,064,628 shares
     issued and outstanding                         --                497              975        8,593 A      10,065
   Additional paid-in capital                       --          1,293,402          219,462       (8,593)A   1,504,271
   Accumulated deficit                              --         (1,956,742)        (316,893)                (2,273,635)
                                             -----------       -----------     ------------               ------------
TOTAL STOCKHOLDERS' DEFICIT                         --           (662,843)        ( 96,456)                  (759,299)
                                             -----------       -----------     ------------               ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $      --         $  380,569      $     1,302                $   320,131
                                             ===========       ===========     ============               ============



A - To record the issuance of 10,064,628 shares of IPI Fundraising, Inc.'s ("IPI") common stock in exchange for acquired companies' stock as follows: 975,000 shares of IPI's common stock in exchange for 975,000 shares of BF Acquisition Group III, Inc.'s common stock 5,096,628 shares of IPI's common stock in exchange for 5,096,628 shares of Imprints Plus, Inc.'s common stock 3,993,000 shares of IPI's common stock in exchange for 39,930 shares of FundraisingDirect.com, Inc.'s common stock

B - To record the issuance of 3,000,000 shares of IPI
Fundraising, Inc.'s ("IPI") Series A preferred stock in exchange for 3,000,000 shares of BF Acquisition Group III, Inc.'s Series A convertible preferred stock

C - To eliminate the Due from FundraisingDirect.com, Inc. asset of $61,740 on Imprints Plus, Inc.'s books against the Due to Imprints Plus, Inc. liability of $61,740 on BF Acquisition Group
III, Inc.'s books upon merger.

           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
             FOR THE NINE MONTHS ENDED JUNE 30, 2005


                                               Historical       Historical     Historical                   IPI
                                                 IPI            Imprints    BF Acquisition     Pro Forma  Fundraising, Inc.
                                            Fundraising, Inc.   Plus, Inc.  Group III, Inc.  Adjustments  Pro Forma
                                            --------------------------------------------------------------------------------
NET SALES                                    $      --        $ 2,997,418    $     67,517                $ 3,064,935


COST OF SALES                                       --          1,544,230          48,506                  1,592,736
                                             ----------       -----------    ------------                -----------


GROSS PROFIT                                        --          1,453,188          19,011                  1,472,199


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        --          1,761,796          42,962                  1,804,758
                                             ----------       -----------    ------------                -----------


INCOME (LOSS) FROM OPERATIONS                       --           (308,608)        (23,951)                  (332,559)


OTHER INCOME                                        --              9,262               6                      9,268
                                             ----------       -----------    ------------                -----------

NET INCOME (LOSS)                            $      --        $  (299,346)   $    (23,945)               $  (323,291)
                                             ==========       ===========    ============                ===========


BASIC AND DILUTED WEIGHTED AVERAGE
    COMMON SHARES OUTSTANDING                      100          4,969,128         975,000                 10,064,628
                                             ==========       ===========    ============                ===========


BASIC AND DILUTED NET INCOME (LOSS) PER
     COMMON SHARE                            $      --        $     (0.06)   $      (0.02)               $     (0.03)
                                             ==========       ===========    ============                ===========


           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


                                              Historical       Historical        Historical                       IPI
                                                 IPI            Imprints       BF Acquisition   Pro Forma   Fundraising, Inc.
                                            Fundraising, Inc.   Plus, Inc.     Group III, Inc.  Adjustments      Pro Forma
-------------------------------------------------------------------------------------------------------------------------------
NET SALES                                    $       --         $ 1,162,426     $    16,827                  $ 1,179,253

COST OF SALES                                        --             644,450          10,742                      655,192
                                             ----------         -----------    ------------                 ------------
GROSS PROFIT                                         --             517,976           6,085                      524,061

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         --           1,329,367          97,319                    1,426,686
                                             ----------         -----------    ------------                 ------------

INCOME (LOSS) FROM OPERATIONS                        --            (811,391)        (91,234)                    (902,625)

OTHER INCOME                                         --               2,646              --                        2,646
                                             ----------         -----------    ------------                 ------------

NET LOSS                                     $       --         $  (808,745)   $    (91,234)                $   (899,979)
                                             ==========         ===========    ============                 ============

BASIC AND DILUTED WEIGHTED AVERAGE
    COMMON SHARES OUTSTANDING                       100           4,969,128         989,000                   10,064,628
                                             ==========         ===========    ============                 ============

BASIC AND DILUTED NET LOSS PER
     COMMON SHARE                            $       --         $     (0.16)   $      (0.09)                $      (0.09)
                                             ==========         ===========    ============                 ============

           BF ACQUISITION GROUP III, INC. & SUBSIDIARY

                      FINANCIAL STATEMENTS

              JUNE 30, 2005 AND SEPTEMBER 30, 2004
                           (UNAUDITED)

           BF ACQUISITION GROUP III, INC. & SUBSIDIARY


                          C O N T E N T S
                          ---------------

CONSOLIDATED BALANCE SHEETS                                   F-7

CONSOLIDTED STATEMENTS OF OPERATIONS                          F-8

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT               F-9

CONSOLIDATED STATEMENT OF CASH FLOWS                          F-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                F-11 - F-13

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEETS
              JUNE 30, 2005 AND SEPTEMBER 30, 2004

                                                         June 30,      September 30,
                                                           2005             2004
                                                        (Unaudited)      (Audited)
                                                        -----------      ---------
                        ASSETS

CURRENT ASSETS
  Cash and cash equivalents                             $        14       $       106
  Due from officer                                            1,288             1,288
                                                        -----------       -----------

TOTAL ASSETS                                            $     1,302       $     1,394
                                                        ===========       ===========
       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                      $    26,726       $     4,331
  Due to affiliates                                          71,032            69,574
                                                        -----------       -----------
TOTAL CURRENT LIABILITIES                                    97,758            73,905
                                                        -----------       -----------
           STOCKHOLDERS' DEFICIT

Convertible preferred stock, Series A, $0.50 par value;
   3,000,000 shares authorized, issued and outstanding    1,500,000         1,500,000

Discount on convertible preferred stock                  (1,500,000)        1,500,000)

Common stock, $.001 par value; 20,000,000 shares
   authorized; 975,000 shares issued and outstanding            975               975
Additional paid-in capital                                  219,462           219,462
Accumulated deficit                                        (316,893)         (292,948)
                                                        -----------       -----------

TOTAL STOCKHOLDERS' DEFICIT                                 (96,456)          (72,511)
                                                        -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $     1,302       $     1,394
                                                        ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                           (UNAUDITED)

                                            Three Months Ended          Nine Months Ended
                                                June 30,                     June 30,
                                       --------------------------    --------------------------
                                          2005           2004           2005           2004
                                       ----------     -----------    -----------    -----------
NET SALES                              $        -     $     1,826    $    67,517    $   131,302


COST OF SALES                                   -           1,931         48,506         83,353
                                       ----------     -----------    -----------    -----------

GROSS PROFIT (LOSS)                             -            (105)        19,011         47,949
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                    1,804          85,620         42,962        142,561
                                       ----------     -----------    -----------    -----------

NET LOSS FROM OPERATIONS                   (1,804)        (85,725)       (23,951)       (94,612)


OTHER INCOME                                    -               -              6              1
                                       ----------     -----------    -----------    -----------

NET LOSS                               $   (1,804)    $   (85,725)   $   (23,945)   $   (94,611)
                                       ==========     ===========    ===========    ===========

BASIC AND DILUTED WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING                 975,000       1,019,000        975,000      1,019,000
                                       ==========     ===========    ===========    ===========
BASIC AND DILUTED NET LOSS PER
COMMON SHARE                           $        -     $     (0.08)   $     (0.02)   $     (0.09)
                                       ==========     ===========    ===========    ===========


The accompanying notes are an integral part of these consolidated financial statements.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
             FOR THE NINE MONTHS ENDED JUNE 30, 2005



                                                       Discount on           Additional
                                          Preferred     Preferred    Common   Paid-in    Accumulated
                                            Stock         Stock       Stock   Capital      Deficit       Total
                                         -----------  ------------   ------  ---------   -----------    ---------

BALANCE AT SEPTEMBER 30, 2004 (AUDITED)  $ 1,500,000  $ (1,500,000)  $  975  $ 219,462   $  (292,948)   $ (72,511)

Net loss for the nine months ended
June 30, 2005                                      -             -        -          -       (23,945)     (23,945)
                                         -----------  ------------   ------  ---------   -----------    ---------


BALANCE AT JUNE 30, 2005 (UNAUDITED)     $ 1,500,000  $ (1,500,000)  $  975  $ 219,462   $  (316,893)   $ (96,456)
                                         ===========  ============   =================   ===========    =========


The accompanying notes are an integral part of these consolidated financial statements.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS
            NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                           (UNAUDITED)

                                                             2005       2004
                                                           --------   --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $(23,945)  $(94,611)
  Adjustment to reconcile net income to net cash
    used in operating activities
  Common stock issued for services                                -     69,430
  Decrease in assets
   Accounts receivable                                            -      7,940
  Increase (decrease) in liabilities
    Accounts payable and accrued expenses                    22,395     (1,432)
                                                           --------   --------

Net cash used in operating activities                        (1,550)   (18,673)

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase in due from officer                                   -       (388)
                                                           --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase (decrease) in amount due to affiliate         1,458   (115,408)
   Capital contribution                                           -    130,000
   Proceeds from issuance of common stock                         -        388
                                                           --------   --------

   Net cash provided by financing activities                  1,458     14,980
                                                           --------   --------

NET DECREASE IN CASH                                            (92)    (4,081)

CASH - BEGINNING OF YEAR                                        106      4,111
                                                           --------   --------

CASH - END OF YEAR                                         $     14   $     30
                                                           ========   ========


SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES

   Redemption of common stock
      Common stock                                         $      -   $    (87)
      Additional paid-in capital                                  -          -

   Assumption of liabilities upon reverse acquisition
      Accounts payable                                     $      -   $  4,331
      Due to affiliate                                            -      5,950
      Additional paid-in capital                                  -    (10,281)
                                                           --------   --------

                                                           $      -   $      -
                                                           ========   ========


The accompanying notes are an integral part of these consolidated financial statements.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     JUNE 30, 2005 AND 2004
                           (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization
------------

BF Acquisition Group III, Inc., (the "Company"), a development stage company, was organized in Florida on April 15, 1999 as a "shell" company to look for suitable business partners or acquisition candidates to merge with or acquire. Operations from incorporation until August 31, 2004 have consisted primarily of obtaining the initial capital contribution by the founding shareholders and coordination of activities regarding the SEC registration of the Company.

On August 31, 2004, the Company exchanged 3,000,000 shares of Series A Preferred Stock for 425,000 common shares of FundraisingDirect.com, Inc. ("FDR") of a total of 468,030 common shares. FDR was incorporated in 1999 under the laws of the State of Delaware. FDR is engaged in the sales and distribution of fundraising products to customers which are principally nonprofit organizations.

Basis of Presentations
----------------------

The Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by FDR for the net monetary assets of the Company, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, the Company, are those of the legal acquiree, FDR, which are considered to be the accounting acquirer.

The Company has elected to change its fiscal year end to September 30.
----------------------------------------------------------------------

The accompanying interim period financial statements of BF Acquisition Group III, Inc., and Subsidiary are unaudited, pursuant to certain rules and regulations of the Securities and Exchange Commission, and include, in the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary for a fair statement of the results for the periods indicated, which, however, are not necessarily indicative of results that may be expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's September 30, 2004 Form 10-KSB and other information included in the Company's Forms 8-Ks and amendments thereto as filed with the Securities and Exchange Commission.

           BF ACQUISITION GROUP III, INC. & SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
                     JUNE 30, 2005 AND 2004
                           (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and 92% owned subsidiary FRD. The Company has recorded the minority interest loss amounting to $1,916 for the nine months ended June 30, 2005, and $144 for the three months ended June 30, 2005.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain reclassifications have been made to the prior period financial statements to conform to the presentation in the current period's financial statements.

Concentration of Credit Risk
----------------------------

The Companies performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist of cash, receivables and payables. The carrying values of cash, receivables and payables approximate fair value because of their short maturities.

Revenue Recognition
-------------------

The Company's revenues are primarily generated from the sale of fundraising products to customers that are principally nonprofit organizations. The major terms of the arrangement are contained in a fundraising agreement signed by the customer that indicates the quantity, selling price, time of delivery and payment terms.

Revenues are recognized when the following criteria are met:

     -    Persuasive evidence of an arrangement exists
     -    Delivery has occurred or services have been rendered
     -    The price is fixed or determinable, and
     -    Collectibility is reasonably assured.

In addition, revenue is generally reported on a gross basis since the Company acts as principal in the transaction, takes title to the products and has the risks and rewards of ownership.
However, revenue is reported on a net basis if the Company acts as agent in that the Company is not the primary obligor, has no credit risk and the amount the Company earns is fixed.

Certain revenue is recorded on a net basis since the Company performs as an agent without assuming the risks and rewards of ownership of the goods and does not take title to the products.

           BF ACQUISITION GROUP III, INC. & SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
                     JUNE 30, 2005 AND 2004
                           (UNAUDITED)



NOTE 2 - REALIZATION OF ASSETS


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from activities during the development stage and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 3 - RELATED PARTY TRANSACTIONS

The Company purchases products from a company related by common ownership. During the nine months ended June 30, 2005 and 2004, total purchases from related entity were $27,188 and $48,438, respectively.

The Company shares certain operating expenses with this related entity. The related entity pays these expenses and allocates to the Company its proportionate share of the expenses. During the nine months ended June 30, 2005 and 2004, these expenses amounted to approximately $16,000 and $53,000, respectively.


As of June 30, 2005 and 2004, the payable to this entity amounted to $61,341 and $55,691, respectively. The payable is non-interest bearing with no specified repayment terms.


NOTE 4 - RETROACTIVE RESTATEMENT FOR RECAPITALIZATION UPON
REVERSE ACQUISITION

The stockholders' equity at June 30, 2004 has been retroactively restated for the equivalent number of shares received in the reverse acquisition at August 31, 2004 (Note 1) after giving effect to the difference in par value with the offset to additional paid-in-capital.

            BF ACQUISITION GROUP III, INC. AND SUBSIDIARY

                 CONSOLIDATED FINANCIAL STATEMENTS

                      SEPTEMBER 30, 2004 AND

                         DECEMBER 31, 2003

            BF ACQUISITION GROUP III, INC. AND SUBSIDIARY

                         C O N T E N T S
                         ---------------

                                                       PAGE
                                                       ----

INDEPENDENT AUDITORS' REPORT                           F-15


CONSOLIDATED BALANCE SHEETS                            F-16

CONSOLIDATED STATEMENTS OF OPERATIONS                  F-17


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT       F-18


CONSOLIDATED STATEMENTS OF CASH FLOWS                  F-19


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS          F-20 - F-25

                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders BF Acquisition Group III, Inc.

We have audited the consolidated balance sheets of BF Acquisition Group III, Inc. and Subsidiary as of September 30, 2004 and December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the nine months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BF Acquisition Group III, Inc. and Subsidiary as of September 30, 2004 and December 31, 2003, and the results of their operations and cash flows for the nine months and year then ended, in conformity with accounting principles generally accepted in the United States.



                               /S/COGEN SKLAR, LLP
                               -------------------------

Bala Cynwyd,
Pennsylvania
December 17, 2004

           BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS
             SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

                                                    2004               2003
                                                 ----------         ----------
      ASSETS

CURRENT ASSETS
 Cash                                          $           106    $           576
 Accounts receivable                                         -              7,191
 Due from officer                                        1,288                900
                                               ---------------    ---------------

TOTAL ASSETS                                   $         1,394    $         8,667
                                               ===============    ===============

      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIE
 Accounts payable                              $         4,331    $         7,135
 Due to affiliates                                      69,574            172,346
                                               ---------------    ---------------
TOTAL CURRENT LIABILITIES                               73,905            179,481
                                               ---------------    ---------------

      STOCKHOLDERS' DEFICIT

 Convertible preferred stock, Series A, $0.50
 par value; 3,000,000 shares authorized, issued
 and outstanding                                     1,500,000          1,500,000

 Discount on convertible preferred stock            (1,500,000)        (1,500,000)

 Common stock, $.001 par value; 20,000,000
  shares authorized; 975,000 and 1,019,000
  shares issued and outstanding in 2004
  and 2003                                                 975              1,019
 Additional paid-in capital                            219,462             29,881
 Accumulated deficit                                  (292,948)          (201,714)
                                               ---------------    ---------------

TOTAL STOCKHOLDERS' DEFICIT                            (72,511)          (170,814)
                                               ---------------    ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT    $         1,394    $         8,667
                                               ===============    ===============



The accompanying notes are an integral part of these consolidated financial statements.

            BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF OPERATIONS
             NINE MONTHS ENDED SEPTEMBER 30, 2004 AND
                  YEAR ENDED DECEMBER 31, 2003



                                                    2004             2003
                                               -------------    -------------
NET SALES                                      $      16,827    $     128,090


COST OF SALES                                         10,742           69,567
                                               -------------    -------------

GROSS PROFIT                                           6,085           58,523


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          97,319           70,158
                                               -------------    -------------

NET LOSS                                       $     (91,234)   $     (11,635)
                                               =============    =============

BASIC AND DILUTED LOSS PER SHARE               $       (0.09)   $       (0.01)
                                               =============    =============

WEIGHTED AVERAGE NUMBER OF SHARES                    989,000        1,019,000
                                               =============    =============




The accompanying notes are an integral part of these consolidated financial statements.

   BF ACQUISITION GROUP III, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                    AND YEAR ENDED DECEMBER 31, 2003


                                                         Discount on                  Additional
                                          Preferred       Preferred         Common      Paid-in     Accumulated
                                           Stock            Stock           Stock       Capital       Deficit       Total
                                        ------------     ------------     ---------   ----------    -----------    ----------
BALANCE AT JANUARY 1, 2003              $          -     $          -     $   5,125   $   25,775    $  (190,079)   $ (159,179)

Net loss for the year ended
December 31, 2003                                  -                -             -            -        (11,635)      (11,635)

Retroactive recapitalization upon
reverse acquisition                        1,500,000       (1,500,000)       (4,106)       4,106              -             -
                                        ------------     ------------     ---------   ----------    -----------    ----------

BALANCE AT DECEMBER 31, 2003               1,500,000       (1,500,000)        1,019       29,881       (201,714)     (170,814)

Redemption of common stock                         -                -           (87)          87              -             -

Common stock issued for cash                       -                -            39          349              -           388

Contribution from stockholder                      -                -             -      130,000              -       130,000

Common stock issued for services                   -                -             4       69,426              -        69,430

Reverse acquisition:
 Assumption of accounts payable                    -                -             -       (4,331)             -        (4,331)
 Assumption of due to affiliate                    -                -             -       (5,950)             -        (5,950)

Net loss for the nine months ended
 September 30, 2004                                -                -             -            -        (91,234)      (91,234)
                                        ------------     ------------     ---------   ----------    -----------    ----------

BALANCE AT SEPTEMBER 30, 2004           $  1,500,000     $ (1,500,000)    $     975   $ 219,462    $   (292,948)   $  (72,511)
                                        ============     ============     =========   ==========    ===========    ==========



The accompanying notes are an integral part of these consolidated financial statements.

             BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS
              NINE MONTHS ENDED SEPTEMBER 30, 2004 AND
                     YEAR ENDED DECEMBER 31, 2003

                                                         2004            2003
                                                      ----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                             $  (91,234)    $   (11,635)
 Adjustment to reconcile net income to net cash
  used in operating activities
   Common stock issued for services                       69,430               -
   Decrease in assets
    Accounts  receivable                                   7,191          12,844
   Decrease in liabilities
    Accounts payable and accrued expenses                 (7,135)         (4,863)
                                                      ----------     -----------

 Net cash used in operating activities                   (21,748)         (3,654)
                                                      ----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in due from officer                               (388)              -
                                                      ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in amount due to
  affiliate                                             (108,722)          3,769
 Capital contribution                                    130,000               -
 Proceeds from issuance of common stock                      388               -
                                                      ----------     -----------

 Net cash provided by financing activities                21,666           3,769
                                                      ----------     -----------

NET INCREASE (DECREASE) IN CASH                             (470)            115

CASH - BEGINNING OF YEAR                                     576             461
                                                      ----------     -----------

CASH - END OF YEAR                                    $      106     $       576
                                                      ==========     ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES

  Redemption of common stock
   Common stock                                       $      (87)    $         -
   Additional paid-in capital                                 87               -

  Recapitalization upon reverse acquisition
   Preferred stock                                    $        -     $ 1,500,000
   Discount on preferred stock                                 -      (1,500,000)

  Assumption of liabilities upon reverse
   acquisition
   Accounts payable                                   $    4,331     $         -
   Due to affiliate                                        5,950               -
   Additional paid-in capital                            (10,281)              -
                                                      ----------     -----------
                                                      $        -     $         -
                                                      ==========     ===========


The accompanying notes are an integral part of these consolidated financial statements.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of the Business
BF Acquisition Group III, Inc., (the "Company"), a development stage company, was organized in Florida on April 15, 1999 as a "shell" company which plans to look for suitable business partners or acquisition candidates to merge with or acquire. Operations from incorporation until August 31, 2004 have consisted primarily of obtaining the initial capital contribution by the founding shareholders and coordination of activities regarding the SEC registration of the Company.

On August 31, 2004, the Company exchanged 3,000,000 shares of Series A Preferred Stock for 425,000 common shares of FundraisingDirect.com, Inc. ("FDR") of a total of 468,030 common shares. FDR was incorporated in 1999 under the laws of the State of Delaware. FDR is engaged in the sales and distribution of fundraising products to customers which are principally nonprofit organizations.

Basis of Presentation
Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by FDR for the net monetary assets of the Company, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, the Company, are those of the legal acquiree, FDR, which are considered to be the accounting acquirer.

The Company has elected to change its fiscal year end to September 30, 2004.

Principle of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its 92% owned subsidiary, FDR. All intercompany transactions have been eliminated in consolidation. The Company has recorded the minority interest loss amounting to $7,664 for the nine months ended September 30, 2004.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the company may undertake in the future, actual results could differ from the estimates.
Concentration of Credit Risk
The Companies performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash, receivables and payables. The carrying values of cash, receivables and payables approximate fair value because of their short maturities.

Revenue Recognition


The Company's revenues are primarily generated from the sale of fundraising products to customers that are principally nonprofit organizations. The major terms of the arrangement are contained in a fundraising agreement signed by the customer that indicates the quantity, selling price, time of delivery and payment terms.

Revenues are recognized when the following criteria are met:

*    Persuasive evidence of an arrangement exists
*    Delivery has occurred or services have been rendered
*    The price is fixed or determinable, and
*    Collectibility is reasonably assured.

In addition, revenue is generally reported on a gross basis since the Company acts as principal in the transaction, takes title to the products and has the risks and rewards of ownership. However, revenue is reported on a net basis if the Company acts as agent in that the Company is not the primary obligor, has no credit risk and the amount the Company earns is fixed.


Certain revenue is recorded on a net basis since the Company performs as an agent without assuming the risks and rewards of ownership of the goods and does not take title to the products.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company's product costs include amounts for shipping and handling, therefore, it charges its customers shipping and handling fees at the time the products are shipped or when its services are performed. The cost of shipping products to the customer is included in selling, general and administrative expenses. The costs of shipping and handling included in selling, general and administrative expenses are approximately $2,241 and $10,500 for the nine months and year ended September 30, 2004 and December 31, 2003, respectively.

Income Taxes
The Company follows SFAS No. 109, "Accounting for Income Taxes" which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Comprehensive Income
The Company follows SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Advertising Costs
The Company reports the costs of advertising as an expense when costs are incurred.

Loss Per Share
The Company follows SFAS No. 128, "Earnings Per Share" resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for the nine months ended September 30, 2004 and year ended December 31, 2003, common stock equivalents consisting of Convertible Preferred Stock were anti-dilutive; therefore, the amounts reported for basic and dilutive loss per share were the same.

Recently Issued Accounting Pronouncements
On April 22, 2003, the FASB announced its decision to require all companies to expense the fair value of employee stock options. Companies will be required to measure the cost according to the fair value of the options. Although the new guidelines have not yet been released, it is expected that they will be finalized soon. When final rules are announced, the Company will assess the impact to its financial statements.

The following recently issued accounting pronouncements are currently not applicable to the Company.

In December 2002, the FASB issued Statement of Financial Accounting Standard No. 148 ("SFAS 148"), Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS 148 provides alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires prominent disclosure in the "Summary of Significant Accounting Policies" of both annual and interim financial statements about the method used on reported results.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2003, subsequently revised December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), Consolidation of Variable Interest Entities - An Interpretation of AARB N. 51. FIN 46R requires that if any entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46R provisions are effective for all arrangements entered into after January 31, 2003. FIN 46R provisions are required to be adopted for the first period ending after December 15, 2004 for a small business issuer.

In April 2003, FASB issued Statement of financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS No. 149"). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

1. a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;

2. a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer's equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and
3. a financial instrument that embodies and unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer's equity shares, or (3) variations inversely related to changes in the fair value of the issuer's equity shares.

In November 2003, FASB issued FASB Staff Position No. 150-3 ("FAS 150- 3") which deferred the effective dates for applying certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities SFAS No. 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interest that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS No. 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS No. 150 are deferred indefinitely. The measurement provisions of SFAS No. 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period.

On December 17, 2003, the Staff of the SEC issued Staff Accounting bulletin No. 104 (SAB No. 104), Revenue Recognition, which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the FAQ) issued with SAB No. 101 that had been codified in SEC Top 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No.
104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 2 - CAPITAL STOCK

Preferred Stock
The Board of Directors of the Company is authorized to provide for the issuance of 5,000,000 shares of Preferred Stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class or series and the preferences, limitations and relative rights of each class or series, which may include a conversion feature into common stock. This type of Preferred Stock is commonly referred to as "blank check preferred stock." As part of the reverse acquisition on August 31, 2004 (Note 1), the Board authorized the issuance of 3,000,000 shares of Series A Convertible Preferred Stock at $0.50 par value.

Each share of Series A Convertible Preferred Stock ("Preferred Stock") is convertible into one share of the Company's common stock. The shares of Preferred Stock have identical voting rights and powers as the Company's common stock, except that each share of Preferred Stock is entitled to two common stock votes per share of Preferred Stock on all matters that the holders of common stock are entitled to vote on, without provision for cumulative voting.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Preferred Stock are entitled to be paid in full, the par value of their shares before any amount is paid to the holders of shares of the Company's common stock.

Common Stock
The holders of the common stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the common stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock. There were no dividends declared for the nine months ended September 30, 2004 and year ended December 31, 2003.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company purchases products from a company related by common ownership. During the nine months and year ended September 30, 2004 and December 31, 2003, total purchases from related entity were $10,890 and $61,711.

The Company shares certain operating expenses with this related entity. The related entity pays these expenses and allocates to the Company its proportionate share of the expenses. During the nine months and year ended September 30, 2004 and December 31, 2003, these expenses amounted to $20,043 and $55,490.

As of September 30, 2004 and December 31, 2003, the payable to this entity amounted to $63,624 and $172,346. The payable is non-interest bearing with no specified repayment terms.

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 4 - INCOME TAXES

As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109. The effective tax rates differ from the statutory rate primarily due to the Company's historical corporate structure. The reconciliation of the statutory federal rate to the Company's historical income tax expense (benefit) is as follows:



                                          Nine Months
                                            Ended               Year Ended
                                       September 30, 2004   December 31, 2003
                                       ------------------   -----------------
Income tax benefit at
 U.S.  federal income tax rate          $     (27,000)       $     (3,000)
  Net  operating  loss  carryforward          (60,000)            (57,000)
   Valuation   allowance                       87,000              60,000
                                        -------------        ------------

 Income  tax  benefit                   $           -        $          -
                                        =============        ============
Income tax benefit consists
of the following:
Current tax benefit
  Federal                               $           -        $          -
  State                                             -                   -
                                        -------------        ------------

                                        $           -        $          -
Deferred tax benefit                    =============        ============

   Federal                              $      87,000        $     60,000
  State                                             -                   -
   Valuation   allowance                      (87,000)            (60,000)
                                        -------------        ------------
                                                    -                   -
                                        -------------        ------------

                                        $           -        $          -
                                        =============        ============



As of September 30, 2004 and December 31, 2003, the Company has net operating loss carryforwards of approximately $291,000 and $200,000, expiring through the year ending September 30, 2024. This amount can be used to offset future taxable income of the Company.

The components of deferred tax assets as of September 30, 2004 and December 31, 2003 are as follows:


                                         2004           2003
                                     -------------   -----------

Net operating loss carryforward     $     87,000     $   60,000
Valuation allowance                      (87,000)       (60,000)
                                    ------------     ----------

     Total                          $          -     $        -
                                    ============     ==========

          BF ACQUISITION GROUP III, INC. AND SUBSIDIARY
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 4 - INCOME TAXES (Continued)

The valuation allowance for deferred tax assets as of September 30, 2004 and December 31, 2003 was $87,000 and $60,000. The
change in the total valuation for the nine months ended September 30, 2004 and year ended December 31, 2003 was an increase of $27,000 and $3,000. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. The value of the deferred tax assets was offset by a valuation allowance, due to the current uncertainty of the future realization of the deferred tax assets.

The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

NOTE 5 - RETROACTIVE RESTATEMENT FOR RECAPITALIZATION UPON
REVERSE ACQUISITION

The stockholders' equity at December 31, 2003 has been retroactively restated for the equivalent number of shares received in the reverse acquisition at August 31, 2004 (Note 1) after giving effect to the difference in par value with the offset to additional paid-in-capital.

NOTE 6 - COMPARABLE CONDENSED STATEMENT OF OPERATIONS

The comparable unaudited results of operations for the nine months ended September 30, 2003 are as follows:


                                     2004          2003
                                  ----------   -----------
                                               (Unaudited)
Net sales                         $  16,827     $  41,188
Gross profit                          6,085        20,814
Loss from operations                 91,234            30
Income taxes                              -             -
Net loss                             91,234            30
Basic and diluted loss per share  $   (0.09)    $       -

                       IMPRINTS PLUS, INC.

                      FINANCIAL STATEMENTS

            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
                       IMPRINTS PLUS, INC.


                        C O N T E N T S
                        ---------------

                                                            PAGE
                                                            ----

INDEPENDENT AUDITORS' REPORT                                F-27


BALANCE SHEETS                                              F-28


STATEMENTS OF OPERATIONS                                    F-29


STATEMENTS OF STOCKHOLDERS' DEFICIT                         F-30


STATEMENTS OF CASH FLOWS                                    F-31

NOTES TO FINANCIAL STATEMENTS                           F-32 - F-37

                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Imprints Plus, Inc.
Newark, Delaware

We have audited the balance sheets of Imprints Plus, Inc. as of September 30, 2004 and December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the nine months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imprints Plus, Inc. as of September 30, 2004 and December 31, 2003, and the results of its operations and cash flows for the nine months and year then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 8 to the financial statements, effective
June 15, 2003, the Company changed its method of accounting for mandatorily redeemable common stock.



/s/   COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
December 17, 2004, except for Note 11
  for which the date is December 22, 2004
  and Note 10 for which the date is
  April 8, 2005

                       IMPRINTS PLUS, INC.
                         BALANCE SHEETS

            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

                                                    2004               2003
                                                 ----------         ----------
                      ASSETS

CURRENT ASSETS
Cash                                             $   68,964         $   19,695
Accounts receivable, net of allowance
  for doubtful accounts of $-0- and $6,458            8,622             56,642
Inventory                                           317,486             77,384
                                                 ----------         ----------
                                                    395,072            153,721

ADVANCES - STOCKHOLDER                               47,545                  -

PROPERTY AND EQUIPMENT - Net                          8,917             21,573

OTHER ASSETS
Due from affiliate                                   63,624            172,346
                                                 ----------         ----------

TOTAL ASSETS                                     $  515,158         $  347,640
                                                 ==========         ==========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Short-term borrowings                            $   69,000         $  494,000
Current portion of long-term debt                    32,000             26,567
Current portion of shares subject to
  mandatory redemption                                    -             38,000
Accounts payable                                    219,843            476,062
Accrued expenses                                    104,764             57,602
Refunds and overpayments due to customers            43,720             31,125
Deferred revenue                                    583,828                  -
                                                 ----------         ----------
                                                  1,053,155          1,123,356

ADVANCES - STOCKHOLDER                                    -              9,935

LONG-TERM DEBT                                       36,000                  -

SHARES SUBJECT TO MANDATORY REDEMPTION                    -             62,000
                                                 ----------         ----------
TOTAL LIABILITIES                                 1,089,155          1,195,291
                                                 ----------         ----------

STOCKHOLDERS' DEFICIT

Common stock, $.0001par value; 25,000,000
  shares authorized; 4,548,128 and 3,143,500
  shares issued and outstanding in 2004
  and 2003                                              455                314
Additional paid-in capital                        1,082,944                686
Accumulated deficit                              (1,657,396)          (848,651)
                                                 ----------         ----------
TOTAL STOCKHOLDERS' DEFICIT                        (573,997)          (847,651)
                                                 ----------         ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $  515,158         $  347,640
                                                 ==========         ==========


 The accompanying notes are an integral part of these financial statements.

                       IMPRINTS PLUS, INC.
                    STATEMENTS OF OPERATIONS
            NINE MONTHS ENDED SEPTEMBER 30, 2004 AND
                  YEAR ENDED DECEMBER 31, 2003


                                                    2004               2003
                                                 ----------         ----------
NET SALES                                        $1,162,426         $3,544,230

COST OF SALES                                       644,450          1,777,404
                                                 ----------         ----------

GROSS PROFIT                                        517,976          1,766,826

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
   INCLUDING INTEREST EXPENSE OF $15,443
   AND $39,458                                    1,329,367          1,724,164
                                                 ----------         ----------

INCOME (LOSS) FROM OPERATIONS                      (811,391)            42,662

OTHER INCOME                                          2,646              1,048
                                                 ----------         ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                   (808,745)            43,710

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                               -            140,000
                                                 ----------         ----------

NET LOSS                                         $ (808,745)        $  (96,290)
                                                 ==========         ==========












 The accompanying notes are an integral part of these financial statements.

                        IMPRINTS PLUS, INC.
                STATEMENTS OF STOCKHOLDERS' DEFICIT
             NINE MONTHS ENDED SEPTEMBER 30, 2004 AND
                   YEAR ENDED DECEMBER 31, 2003


                                                               Additional
                                     Number of       Common      Paid-in    Accumulated
                                      Shares         Stock       Capital      Deficit         Total
                                     ---------     ---------   ----------   -----------    ----------
BALANCE AT JANUARY 1, 2003           3,336,118     $     334   $      666   $  (752,361)   $ (751,361)

Cumulative effect of change in
  accounting principle                (192,618)          (20)          20             -             -

Net loss for the year ended
  December 31, 2003                          -             -            -       (96,290)      (96,290)
                                     ---------     ---------   ----------   -----------    ----------

BALANCE AT DECEMBER 31, 2003         3,143,500           314          686      (848,651)     (847,651)

Contribution from stockholders               -             -      419,776             -       419,776
Issuance of common stock in a
  private placement                  1,340,384           134      630,366             -       630,500
Conversion of debt to common stock      50,000             5       24,995             -        25,000
Common stock issued for services        14,244             2        7,121             -         7,123

Net loss for the nine months ended
  September 30, 2004                         -             -            -      (808,745)     (808,745)
                                     ---------     ---------   ----------   -----------    ----------

BALANCE AT SEPTEMBER 30, 2004        4,548,128     $     455   $1,082,944   $(1,657,396)   $ (573,997)
                                     =========     =========   ==========   ===========    ==========






 The accompanying notes are an integral part of these financial statements.

                       IMPRINTS PLUS, INC.
                    STATEMENTS OF CASH FLOWS
            NINE MONTHS ENDED SEPTEMBER 30, 2004 AND
                  YEAR ENDED DECEMBER 31, 2003

                                                                  2004            2003
                                                              -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                      $  (808,745)    $   (96,290)
Adjustment to reconcile net loss to net cash
 provided by (used in) operating activities
   Cumulative effect of change in accounting principle                  -         140,000
   Common stock issued for services                                 7,123               -
   Gain on sale of equipment                                           71               -
   Increase (decrease) of allowance for
     doubtful accounts                                             (6,458)          6,458
   Depreciation                                                     8,085          21,834
   (Increase) decrease in assets
     Accounts receivable                                           54,478         (32,828)
     Inventory                                                   (240,102)         22,199
   Increase (decrease) in liabilities
     Accounts payable                                            (256,219)        155,963
     Accrued expenses                                              47,162          37,975
     Refunds and overpayments due to customers                     12,595           5,908
     Deferred revenue                                             583,828               -
                                                              -----------     -----------
Net cash provided by (used in) operating activities              (598,182)        261,219
                                                              -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of equipment                                  8,000           6,490
   Purchase of equipment                                           (3,500)              -
   (Increase) decrease in amounts due from affiiate               108,722          (3,769)
                                                              -----------     -----------
Net cash provided by investing activities                         113,222           2,721
                                                              -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayment of debt                                             (448,567)        (91,479)
   Advances to stockholder                                        (57,480)       (249,183)
Capital contribution                                              419,776               -
Payment for shares subject mandatory redemption                   (10,000)        (40,000)
Proceeds from issuance of common stock                            630,500               -
                                                              -----------     -----------
Net cash provided by (used in) financing activities               534,229        (380,662)
                                                              -----------     -----------

NET INCREASE (DECREASE) IN CASH                                    49,269        (116,722)

CASH - BEGINNING OF YEAR                                           19,695         136,417
                                                              -----------     -----------
CASH - END OF YEAR                                            $    68,964     $    19,695
                                                              ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
   Interest                                                   $    15,443     $    39,458
                                                              ===========     ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES
Issuance of common stock as part of stock
  redemption agreement
    Common stock                                              $       (73)    $         -
Additional paid-in capital                                             73               -

Conversion of debt to common stock
Short-term borrowings                                         $   (25,000)    $         -
Common stock                                                       24,950               -
Additional paid-in capital                                             50               -

Conversion of obligation for shares subject to mandatory
redemption to long-term debt                                  $    90,000     $         -


 The accompanying notes are an integral part of these financial statements.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business
Imprints Plus, Inc. (the "Company") was incorporated in 1988 under the laws of the State of Delaware. The Company is engaged in the sales and distribution of fundraising products to customers which are principally nonprofit organizations.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results could differ from the estimates.

Cash Equivalents
For the purposes of the statement of cash flows, the Company considers all highly liquid instruments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk
Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions to limit its credit exposure. Concentrations of credit risk with respect to accounts receivables are limited since the Company performs ongoing credit evaluations of its customers' financial condition and due to the generally short payment terms.

Inventories
Inventories consist of products for distribution and resale comprised primarily of food products, gift items and decorative goods, and are stated principally at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment
Property and equipment are stated at cost. Depreciation is principally provided by use of accelerated methods for financial and tax reporting purposes over the estimated useful lives of the assets, as follows: furniture and fixtures, 4 - 5 years;
computers and equipment, 12 months - 7 years; and trucks and automobiles, 5 years.

Revenue Recognition


The Company's revenues are primarily generated from the sale of fundraising products to customers that are principally nonprofit organizations. The major terms of the arrangement are contained in a fundraising agreement signed by the customer that indicates the quantity, selling price, time of delivery and payment terms.

Revenues are recognized when the following criteria are met:

*    Persuasive evidence of an arrangement exists
*    Delivery has occurred or services have been rendered
*    The price is fixed or determinable, and
*    Collectibility is reasonably assured.

In addition, revenue is generally reported on a gross basis since the Company acts as principal in the transaction, takes title to the products and has the risks and rewards of ownership. However, revenue is reported on a net basis if the Company acts as agent in that the Company is not the primary obligor, has no credit risk and the amount the Company earns is fixed.


The Company's product costs include amounts for shipping and handling, therefore, it charges its customers shipping and handling fees at the time the products are shipped or when its services are performed. The cost of shipping products to the customer is recognized at the time products are shipped to the customer and is included in cost of sales. The costs are approximately $300,000 and $370,000 for the nine months and year ended September 30, 2004 and December 31, 2003.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company has elected by consent of its stockholders to be taxed as an S corporation under the provisions of the applicable federal and state income tax codes. Under those provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Income and losses of the Company are included in the personal federal and state income tax returns of the Company's stockholders.

On August 6, 2004, the Company's S corporation status was involuntarily terminated due to the admission of an ineligible stockholder. At this time, the Company adopted SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Comprehensive Income
The Company follows SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Advertising Costs
The Company reports the costs of advertising as an expense when costs are incurred.

NOTE 2- PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                           2004          2003
                                        ---------      ---------
Furniture and fixtures                  $   2,590      $   2,590
Computers and equipment                    68,120        117,690
Trucks and automobiles                     30,716         30,716
                                        ---------      ---------
                                          101,426        150,996
Less:  Accumulated depreciation            92,509        129,423
                                        ---------      ---------
                                        $   8,917      $  21,573
                                        =========      =========


Depreciation expense for the nine months and year ended September
30, 2004 and December 31, 2003 was $8,085 and $21,834.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 3 - SHORT-TERM BORROWINGS

The Company maintains several lines of credit with a bank for working capital purposes. In addition, the Company has several demand notes payable to individuals. Short-term borrowings as of September 30, 2004 and December 31, 2003 consist of the following:


                                                       2004            2003
                                                    ----------     ----------
Line of credit obligation with a bank with a
maximum level of $50,000.  Interest is payable
monthly at the bank's index rate plus 1.49%
with an effective rate of 6.24% as of
September 30, 2004.                                 $   49,000     $   49,000

Line of credit obligation with a bank with a
maximum level of $400,000.  Interest is payable
monthly at the bank's index rate plus 1.50%
with an effective rate of 5.50% as of
December 31, 2003.                                           -        400,000

Demand note payable to an individual with
interest payable monthly at the annual rate
of 15%.                                                      -         25,000

Demand note payable to an individual with
interest payable monthly at the annual
rate of 15%.                                            20,000         20,000
                                                    ----------     ----------
                                                    $   69,000     $  494,000
                                                    ==========     ==========



NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:


                                                       2004            2003
                                                    ----------     ----------
Note payable, stockholders, non-interest bearing,
payable in installments of $2,000 on certain
dates of each month through September 2006;
collateralized by guarantees of certain
stockholders.                                       $   68,000     $        -

Note payable to a bank, payable in monthly
installments of $3,092, including interest at
the bank's variable rate plus 1% (effective rate
of 5.00% as of December 31, 2003), through
September 2004; collateralized by substantially
all Company assets and the                                   -         26,567
                                                    ----------     ----------
                                                        68,000         26,567
Less: Current portion                                   32,000         26,567
                                                    ----------     ----------
                                                    $   36,000     $        -
                                                    ==========     ==========

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 5 - COMMON STOCK

In April 2004, certain stockholders of the Company contributed
$419,776 to the Company as additional paid-in capital. In April
2004, the Company issued 8,750 shares of its common stock for $4,375 of service.

During the nine months ended September 30, 2004, the Company issued 1,340,384 shares of its common stock in a private placement for proceeds of $630,500.

In May 2004, the Company issued 50,000 shares of its common stock in exchange for settlement of a $25,000 note payable.

In September 2004, the Company issued 5,494 shares of its common stock for $2,742 of services.

NOTE 6 - RETIREMENT PLAN

Profit Sharing Plan
The Company's profit sharing plan covers substantially all qualified full time employees. The Company can make discretionary contributions to the plan, limited to the maximum deduction allowed by the Internal Revenue Code. During the nine months and year ended September 30, 2004 and December 31, 2003, the Company made no contributions to the plan.

NOTE 7 - COMMITMENTS

Leases
The Company leases automotive and other equipment under month-to-month operating leases and long-term noncancellable operating leases expiring through September 2006. Minimum scheduled future rentals for long-term noncancellable operating leases are as follows:

                          YEARS ENDING
                          SEPTEMBER 30,

                   2005            $  22,419
                   2006               14,329
                                   ---------
                                   $  36,748
                                   =========




Rent expense amounted to $34,507 and $59,354 for the nine months and year ended September 30, 2004 and December 31, 2003.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 7 - COMMITMENTS (Continued)

The Company also leases office and warehouse space from an entity affiliated by common ownership under a noncancellable operating lease expiring in October 2009 (from an entity affiliated by common ownership). Minimum scheduled future rentals for this lease are as follows:

                          YEARS ENDING
                          SEPTEMBER 30,


                    2005            $  81,070
                    2006               81,600
                    2007               81,600
                    2008               81,600
                    2009               81,600
                 Thereafter             6,800
                                    ---------
                                    $ 414,270
                                    =========


Rent expense under this lease amounted to $55,383 and $71,929 for the nine months and year ended September 30, 2004 and December
31, 2003.

Deferred Compensation
Under the terms of the stock purchase agreement with a certain stockholder described above, the Company also agreed in 2003 to make deferred compensation payments to the stockholder in the amount of $935 per month until the time at which the Company has completed the repurchase of the stockholder's common shares. During the nine months and the year ended September 30, 2004 and December 31, 2003, the Company paid the stockholder $8,415 and $10,295 under the terms of this agreement. At September 30, 2004 and December 31, 2003, the deferred compensation liability was $22,440 and $30,855 which is included in accrued expenses.

NOTE 8 - MANDATORILY REDEEMABLE COMMON STOCK

Under the terms of an agreement with a certain stockholder, the Company has agreed to repurchase the stockholder's common shares at a cost of approximately $.67 per share. During the nine months ended September 30, 2004 and year ended December 31, 2003, the Company purchased approximately 13,600 shares and 54,000 shares for $10,000 and $40,000 under the terms of this agreement. As of January 1, 2003, the Company's remaining obligation under this agreement was for the purchase of approximately 193,000 shares at a total cost of $140,000 which has been reflected as a change in accounting principle with a corresponding credit as a liability under the caption shares subject to mandatory redemption. This accounting change was required under SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity."

On April 21, 2004, the $90,000 remaining obligation for shares subject to mandatory redemption was converted to a non-interest bearing note with varied payments through September 2006 (Note
4).

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
            SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company sells products to a company related by common ownership. During the nine months and the year ended September
30, 2004 and December 31, 2003, total sales to this related entity were $10,890 and $61,712.

The Company also allocates certain of its operating expenses to this entity. During the nine months and the year ended September
30, 2004 and December 31, 2003, total expenses allocated to this entity were $20,043 and $53,490.

As of September 30, 2004 and December 31, 2003, the Company has advances receivable from this entity in the amount of $63,624 and $172,346. The advances are non-interest bearing with no specified repayment terms.

NOTE 10 - INCOME TAXES

This note has been revised on April 8, 2005 to disclose that on August 6, 2004, the Company's S corporation status was involuntarily terminated due to the admission of an ineligible stockholder. There is no income tax benefit for the losses for the period August 6, 2004 through September 30, 2004 since management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

Prior to August 6, 2004, the Company had elected to be taxed as an S corporation under the provisions of the applicable federal and state income tax codes. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Therefore, no income tax expense or benefit is reflected for the period January 1, 2004 through August 6, 2004 and for the year ended December 31, 2003.

NOTE 11 - SUBSEQUENT EVENT

Through December 22, 2004, the Company issued 300,000 shares of common stock for proceeds of $150,000 in two private placements.

                       IMPRINTS PLUS, INC.

                      FINANCIAL STATEMENTS

               JUNE 30, 2005 AND SEPTEMBER 30, 2004
                           (UNAUDITED)
                       IMPRINTS PLUS, INC.

                         C O N T E N T S


                                                            PAGE
                                                            ----

BALANCE SHEETS                                              F-39


STATEMENTS OF OPERATIONS                                    F-40


STATEMENTS OF STOCKHOLDERS' DEFICIT                         F-41


STATEMENTS OF CASH FLOWS                                    F-42


NOTES TO FINANCIAL STATEMENTS                           F-43 - F-44

                       IMPRINTS PLUS, INC.
                         BALANCE SHEETS
              JUNE 30, 2005 AND SEPTEMBER 30, 2004
                           (UNAUDITED)

                                                              June 30,    September 30,
                                                               2005           2004

                                                           -----------    -----------
                            ASSETS

CURRENT ASSETS
  Cash                                                     $    27,811    $    68,964
  Accounts receivable, net of allowance for doubtful
       accounts of $-0-                                         37,722          8,622
  Inventory                                                    233,518        317,486
                                                           -----------    -----------
                                                               299,051        395,072

ADVANCES - STOCKHOLDER                                               -         47,545

PROPERTY AND EQUIPMENT - Net                                     4,778          8,917

OTHER ASSETS
  Due from affiliate                                            61,740         63,624
  Stockholder loan                                              15,000              -
                                                           -----------    -----------

TOTAL ASSETS                                               $   380,569    $   515,158
                                                           ===========    ===========
         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Short-term borrowings                                    $   168,900    $    69,000
  Current portion of long-term debt                             27,900         32,000
  Accounts payable                                             573,931        219,843
  Accrued expenses                                             127,908        104,764
  Refunds and overpayments due to customers                     20,885         43,720
  Deferred revenue                                              25,253        583,828
  Loan from stockholders                                        94,635              -
                                                           -----------    -----------
                                                             1,039,412      1,053,155

LONG-TERM DEBT                                                   4,000         36,000
                                                           -----------    -----------

TOTAL LIABILITIES                                            1,043,412      1,089,155
                                                           -----------    -----------

            STOCKHOLDERS' DEFICIT

  Common stock, $.0001 par value; 25,000,000 shares
    authorized; 4,969,128 and 4,548,128 shares issued
    and outstanding at June 30, 2005 and
    September 30, 2004                                             497            455
  Additional paid-in capital                                 1,293,402      1,082,944
  Accumulated deficit                                       (1,956,742)    (1,657,396)
                                                           -----------    -----------

TOTAL STOCKHOLDERS' DEFICIT                                   (662,843)      (573,997)
                                                           -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $   380,569    $   515,158
                                                           ===========    ===========


         See accompanying notes to financial statements.

                       IMPRINTS PLUS, INC.
                    STATEMENTS OF OPERATIONS
       THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                           (UNAUDITED)


                               Three Months   Three Months  Nine Months     Nine Months
                                  Ended         Ended         Ended           Ended
                                 June 30,      June 30,      June 30,        June 30,
                                  2005          2004           2005            2004
                               ----------      ----------   ------------   ------------

NET SALES                      $  671,747      $  813,388   $  2,997,418    $ 2,986,350


COST OF SALES                     294,581         441,536      1,544,230      1,535,451
                               ----------      ----------   ------------   ------------

GROSS PROFIT                      377,166         371,852      1,453,188      1,450,899


SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES           496,871         448,008      1,761,796      1,365,555
                               ----------      ----------   ------------   ------------

INCOME (LOSS) FROM OPERATIONS    (119,705)        (76,156)      (308,608)        85,344


OTHER INCOME                          153           1,986          9,262          3,048
                               ----------      ----------   ------------   ------------

NET INCOME (LOSS)              $ (119,552)     $  (74,170)  $   (299,346)   $    88,392
                               ===========     ===========  =============   ============

         See accompanying notes to financial statements.

                               IMPRINTS PLUS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                         NINE MONTHS ENDED JUNE 30, 2005




                                                                         Additional
                                                   Number of    Common    Paid-in      Accumulated
                                                    Shares      Stock     Capital        Deficit            Total
                                                  ----------   -------   ----------   --------------    ----------

BALANCE AT SEPTEMBER 30, 2004 (Audited)            4,548,128   $  455    $1,082,944   $  (1,657,396)    $ (573,997)

Issuance of common stock in a private placement      421,000       42       210,458               -        210,500

Net loss for the nine months ended June 30, 2005           -        -             -        (299,346)      (299,346)
                                                  ----------   -------   ----------   --------------    ----------

BALANCE AT JUNE 30, 2005 (Unaudited)               4,969,128   $  497    $1,293,402   $  (1,956,742)    $ (662,843)
                                                  ==========   =======   ==========   ==============    ==========



                 See accompanying notes to financial statements.

                       IMPRINTS PLUS, INC.
                    STATEMENTS OF CASH FLOWS
              NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                           (UNAUDITED)


                                                               2005          2004
                                                           ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                        $  (299,346)   $    88,392
  Adjustment to reconcile net income (loss) to net cash
   used in operating activities
    (Gain) loss on sale of equipment                            (7,000)         1,201
   Depreciation                                                  8,274          8,763
   (Increase) decrease in assets
      Accounts receivable                                      (29,499)        (3,297)
      Inventory                                                 83,968        279,487
  Increase (decrease) in liabilities
    Accounts payable                                           354,088       (231,819)
    Accrued expenses                                            23,144        (51,783)
    Refunds and overpayments due to customers                  (22,835)         1,401
    Deferred revenue                                          (558,575)      (741,154)
                                                           ------------   ------------

Net cash used in operating activities                         (447,781)      (648,809)

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment                                7,000          4,000
  Decrease in amount due from affiliate                          2,283        101,384
  Equipment purchase                                            (4,135)             -
                                                           ------------   ------------

Net cash provided by investing activities                        5,148        105,384
                                                           ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Short term borrowings                                        104,900              -
  Repayment of debt                                            (41,100)      (277,727)
  Advances (to) from stockholder                               142,180       (252,102)
  Proceeds from issuance of common stock                       210,500      1,079,652
  Stockholder loan                                             (15,000)             -
                                                           ------------   ------------

  Net cash provided by financing activities                    401,480        549,823
                                                           ------------   ------------

NET INCREASE (DECREASE) IN CASH                                (41,153)         6,398

CASH - BEGINNING OF PERIOD                                      68,964         16,125
                                                           ------------   ------------

CASH - END OF PERIOD                                       $    27,811    $    22,523
                                                           ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE PERIOD FOR:
   Interest                                                $     4,648    $     6,291
                                                           ============   ============


         See accompanying notes to financial statements.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                           (UNAUDITED)





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentations
----------------------

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions for item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended September 30, 2005. The unaudited financial statements should be read in conjunction with the audited financial statements and footnotes for the nine months ended September 30, 2004.

Shipping and Handling Fees and Costs
------------------------------------

The  Company's  product costs include amounts  for  shipping  and handling, therefore, it charges its customers shipping and handling fees at the time the products are shipped or when its services  are  performed.  The cost of shipping products  to  the customer  is recognized at the time products are shipped  to  the customer and is included in cost of sales. The costs are approximately $65,000 and $79,000 for the three months ended June 30, 2005 and 2004; and $273,000 and $256,000 for the nine months ended June 30, 2005 and 2004.


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations and has negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 3 - COMMON STOCK

In December 2004, the Company issued 100,000 shares of its common stock in a private placement for proceeds of $50,000. Also, in December 2004, the Company issued 200,000 shares of its common stock in a private placement for proceeds of $100,000.

In January 2005, the Company issued 101,000 shares of its common stock for proceeds of $50,500. In February 2005, the Company issued 20,000 shares of its common stock in a private placement for proceeds of $10,000.

                       IMPRINTS PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                           (UNAUDITED)





NOTE 4 - COMMITMENTS

Deferred Compensation
---------------------

Under the terms of the stock purchase agreement with a certain stockholder, the Company agreed in 2003 to make deferred compensation payments to the stockholder in the amount of $935 per month until the time at which the Company has completed the repurchase of the stockholder's common shares. During the three and nine months ended June 30, 2005 and 2004, the Company paid the stockholder $2,805 and $8,415 under the terms of this agreement. At June 30, 2005 and September 30, 2004, the deferred compensation liability was $14,025 and $22,440, which is included in accrued expenses.


NOTE 5 - RELATED PARTY TRANSACTIONS

The Company sells products to a company related by common ownership. During the three months ended June 30, 2005 and 2004, total sales to this related entity were $-0-. During the nine months ended June 30, 2005 and 2004, total sales to this related entity were $27,188 and $48,438.

The Company also allocates certain of its operating expenses to this entity. During the three months ended June 30, 2005 and 2004, total expenses allocated to this entity were approximately $-0- and $12,000. During the nine months ended June 30, 2005 and 2004, total expenses allocated to this entity were approximately $16,000 and $65,000.

As of June 30, 2005 and September 30, 2004, the Company has advances receivable from this entity in the amount of $61,740 and $63,624. The advances are non-interest bearing with no specified repayment terms.


NOTE 6 - INCOME TAXES

On August 6, 2004, the Company's S corporation status was involuntarily terminated due to the admission of an ineligible stockholder. There is no income tax expense for the income for the three and nine months ended June 30, 2005 due to the utilization of net operating loss carryforwards.

Prior to August 6, 2004, the Company had elected to be taxed as an S corporation under the provisions of the applicable federal and state income tax codes. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Therefore, no income tax expense is reflected for the three and nine months ended June 30, 2004.

                      [ANNEX A]


              AGREEMENT AND PLAN OF MERGER
              ----------------------------

THIS AGREEMENT AND PLAN OF MERGER dated as of February 8, 2005 (this "Agreement"), is entered into by and among IPI Fundraising, Inc., a Delaware corporation ("Acquiror"), BF Acquisition Group III, Inc., a Florida corporation ("BF Acquisition Group"); FundraisingDirect.com, Inc., a Delaware corporation and a majority-owned subsidiary of BF Acquisition Group ("FundraisingDirect"), Imprints Plus, Inc., a Delaware corporation ("Imprints Plus"), those stockholders of Imprints Plus listed on Exhibit A as Imprints Plus Key Stockholders ("Imprints Plus Key Stockholders"), those stockholders of BF Acquisition Group listed on Exhibit A as BF Acquisition Group Key Stockholders (the "BF Acquisition Group Key Stockholders"), and those stockholders of FundraisingDirect listed on Exhibit A as FundraisingDirect Key Stockholders (the "FundraisingDirect Key Stockholders"). BF Acquisition Group, FundraisingDirect and Imprints Plus are collectively referred to herein as the "Disappearing Companies" or individually, a "Disappearing Company." Imprints Plus Key Stockholders, BF Acquisition Group Key Stockholders and FundraisingDirect Key Stockholders are collectively referred to herein as "Stockholders."

                        RECITALS
                        --------

   A. The Boards of Directors of Acquiror, BF Acquisition Group,
FundraisingDirect and Imprints Plus deem it advisable and in the best interests of each corporation and the respective stockholders that Acquiror, BF Acquisition Group,
FundraisingDirect and Imprints Plus combine in order to advance the long-term business interests of each of them;

   B. The combination of Acquiror, BF Acquisition Group, FundraisingDirect and Imprints Plus shall be effected pursuant to the plan of merger ("Plan of Merger") attached hereto as Exhibit B and by the terms of this Agreement through a transaction in which each of BF Acquisition Group, FundraisingDirect and Imprints Plus will merge with and into Acquiror and the stockholders of each of BF Acquisition Group, FundraisingDirect and Imprints Plus will become stockholders of Acquiror (the "Merger" and, together with the other transactions contemplated by this Agreement, the "Contemplated Transactions");

   C. For Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

   D. As a condition and inducement to Acquiror's willingness to enter into this Agreement, significant shareholders of Imprints Plus, BF Acquisition Group and FundraisingDirect, collectively listed on Exhibit A as Significant
Stockholders, have, concurrently with the execution of this Agreement, executed and delivered Sales Restriction Agreements (the "Sales Restriction Agreements"), in the forms attached hereto as Exhibits C-1, C-2 and C-3, which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                        ARTICLE I
                       THE MERGER
                       ----------

   1.1 Effective Time of the Merger. Subject to the
       ----------------------------
provisions of this Agreement, a certificate of merger
(the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law
("Delaware Law") and Florida Business Corporation Act
("Florida Law") shall be duly executed and delivered by the Surviving Corporation (as defined below) hereto and thereafter delivered to the Secretary of State of the States of Delaware and Florida for filing on the Closing
Date (as defined in Section 1.2). The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the
"Effective Time").

   1.2 Closing. The closing of the Merger (the
       -------
"Closing") will take place at the Acquiror's offices at 4 Mill Park Ct., Newark, Delaware 19713, at 10:00
a.m., local time, on the date that is twenty-one (21) days after the effective date of the Registration
Statement (as defined in Section 3.1.11), or at such other time and place as the parties may agree (the
"Closing Date").

    1.3 Effects of the Merger.
        ---------------------

     (a) At the Effective Time (i) the separate existence of each of BF Acquisition Group, FundraisingDirect and Imprints Plus shall cease and each of these corporations shall be merged with and into the Acquiror (BF Acquisition Group,
FundraisingDirect, Imprints Plus and the Acquiror are sometimes referred to herein as the "Constituent
Corporations" and the Acquiror following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of
Incorporation of the Acquiror shall be the Certificate of Incorporation of the Surviving
Corporation, and (iii) the Bylaws of the Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Florida Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent
Corporations.

   1.4 Directors and Officers. At the Effective Time,
       ----------------------
the directors and officers of the Surviving
Corporation shall consist of the following persons, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and in each case until their respective successors are duly elected or appointed.

   Justin  DiNorscia      Director, President, Chief
                            Executive Officer, Secretary
   Dan Caputo, Jr.        Interim Chief Financial
                            Officer
   Diane DiNorscia        V.P. Human Resources and
                            Administration
   Thomas P. Hynson       National Sales Director
   Giacomo Bonvetti       Operations Manager
   Bradley S. Cantwell    Director
   Joseph T. Drennan      Director


                  ARTICLE II
           CONVERSION OF SECURITIES
           ------------------------

   2.1 Conversion of Capital Stock. At the Effective
       ---------------------------
Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of any of the Constituent Corporations:

   (a) Capital Stock of Acquiror. Each issued and
       -------------------------
outstanding share of the capital stock of Acquiror immediately prior to the Effective time shall be canceled and retired and shall cease to exist.

   (b) Cancellation of BF Acquisition Group-Owned
       ------------------------------------------
FundraisingDirect Common Stock.  Any shares of
- - ------------------------------
FundraisingDirect common stock that are owned by BF
Acquisition Group shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange therefore.

   (c) Conversion of Stock. Subject to Sections 2.2
       -------------------
(as applicable) and 2.3 (other than any Dissenting
Shares as defined in and to the extent provided in
Section 2.2), each issued and outstanding share of BF
Acquisition Group series A preferred stock, BF
Acquisition Group common stock, FundraisingDirect common stock (other than as provided in Section
2.1(b)), and Imprints Plus common stock shall be converted into the right to receive the Merger
Consideration (as defined in Section 2.1(d)), and BF
Acquisition Group, FundraisingDirect and Imprints
Plus shall automatically disappear into the Acquiror, and each holder of a certificate representing any Disappearing Company's shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with
Section 2.3.

   (d) Merger Consideration. The aggregate maximum
       --------------------
consideration payable by Acquiror in connection with the Merger (the "Merger Consideration") will be a maximum of ten million sixty four thousand six hundred twenty eight (10,064,628) shares of Acquiror's common stock, par value $.001 ("Acquiror Common Stock") and 3,000,000 shares of the Surviving Corporation's series
A preferred stock, par value $.50 ("Acquiror Preferred
Stock").  Acquiror shall deliver the Merger
Consideration at the Closing, upon surrender of the Certificates (as defined in Section 2.3): (i) holders of BF Acquisition Group series A preferred stock shall be entitled to receive in exchange for each share of BF Acquisition Group series A preferred stock one (1) share of the Acquiror Preferred Stock;
(ii) holders of BF Acquisition Group common stock shall be entitled to receive in exchange for each share of BF Acquisition Group common stock one (1) share of the Acquiror Common Stock; (iii) holders of FundraisingDirect common stock shall be entitled to receive in exchange for each share of FundraisingDirect common stock one hundred (100) shares of the Acquiror Common Stock, except that any and all shares of FundraisingDirect common stock owned by BF Acquisition Group shall be canceled and retired and shall cease to exist and no IPI
Fundraising common stock or other consideration shall be delivered in exchange therefore; and (iv) holders of Imprints Plus common stock shall be entitled to receive in exchange for each share of Imprints Plus common stock one (1) share of the Acquiror Common
Stock.

   (e) Imprints Plus Stock Options. At the Effective
       ---------------------------
Time, all then outstanding options, whether vested or
unvested, ("Imprints Plus Options") to purchase
Imprints Plus common stock issued under Imprints
Plus' 2004 Stock Option Plan (the "Imprints Plus
Option Plan") or otherwise that by their terms
survive the Closing, will be assumed by Acquiror in
accordance with Section 6.2. All of Imprints Plus
Options issued and outstanding as of February 8, 2005
are listed on Schedule 2.1(e) delivered by
Imprints Plus on or before the date of this
Agreement. Imprints Plus shall deliver an updated
Schedule 2.1(e) of Imprints Plus Options to Acquiror
on the Closing Date.
   2.2 Dissenting Shares.
       -----------------

   (a) Notwithstanding any provision of this Agreement to the contrary, any shares of any Disappearing Company's common stock held by a holder who has exercised such holder's dissenter's rights in accordance with Section 262 of Delaware Law or Sections 1301 to 1333 of Florida Law, as the case may be, and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights
("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Section 262 of Delaware Law and Sections 1301 to 1333 of Florida Law, as applicable.

   (b) Notwithstanding the provisions of Section
2.2(a), if any holder of shares of any Disappearing
Company's common stock who demands his dissenter's rights with respect to such shares under Section
2.2(a) shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Delaware Law or Florida Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Merger Consideration and payment for fractional shares as provided in Sections 2.1(c) and 2.5, without interest, upon surrender of the certificate or certificates representing such shares.

   (c) Each Disappearing Company shall give Acquiror
(i) prompt notice of any written demands for payment with respect to any shares of capital stock of such Disappearing Company pursuant to Section 262 of
Delaware Law or Sections 1301 to 1333 of Florida Law, as applicable, and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter's rights under Delaware Law or Florida
Law. No Disappearing Company shall, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for dissenter's rights with respect to such Disappearing
Company's common stock or offer to settle or settle any such demands.

   2.3 Exchange of Certificates.
       ------------------------

   (a) From and after the Effective Time, each holder of an outstanding certificate or certificates
("Certificates") which represented BF Acquisition
Group common stock or series A preferred stock, FundraisingDirect common stock or Imprints Plus common stock immediately prior to the Effective Time shall have the right to surrender each Certificate to the Acquiror (or at Acquiror's option, another exchange agent to be appointed by Acquiror), and receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock or Acquiror Preferred
Stock into which the shares of BF Acquisition Group common stock or series A preferred stock, FundraisingDirect common stock or Imprints Plus common stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Acquiror.
Until surrendered, each outstanding Certificate which prior to the
Effective Time represented shares of BF Acquisition
Group common stock or series A preferred stock,

FundraisingDirect common stock or Imprints Plus common stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock or Acquiror Preferred
Stock into which the shares of BF Acquisition Group common stock or series A preferred stock, FundraisingDirect common stock or Imprints Plus common stock have been converted, subject to applicable dissenter's rights under Delaware Law, Florida Law and Section 2.2, have no other rights.
Subject to dissenter's rights under Delaware Law, Florida Law and Section 2.2, from and after the Effective Time, the holders of shares of BF
Acquisition Group common stock or series A preferred stock, FundraisingDirect common stock or Imprints
Plus common stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock or Acquiror Preferred Stock into which such shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of BF Acquisition Group common stock or series A preferred stock, FundraisingDirect common stock or Imprints Plus common stock outstanding immediately prior to the Effective Time.

   (b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid.
Notwithstanding the foregoing, neither Acquiror nor any Disappearing Company shall be liable to a holder of shares of any Disappearing Company's common stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of this Agreement. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

   (d) Promptly after the Effective Time, Acquiror shall make available to the transfer agent for exchange in accordance with this Section 2.3, through such reasonable procedures as Acquiror may adopt, the shares of Acquiror Common Stock issuable pursuant to
Section 2.5

   2.4 Distributions with Respect to Unexchanged
       -----------------------------------------
Shares. No dividends or other distributions declared
- - ------
or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Acquiror Common Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with record date after the Effective Time previously paid with respect to such shares of Acquiror Common
Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Acquiror
Common Stock.

   2.5 No Fractional Shares. No certificate or scrip
       --------------------
representing fractional shares of Acquiror Common
Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of a Disappearing Company's common stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, a whole share resulting from such fractional share being rounded up to the nearest whole share.

   2.6 Tax and Accounting Consequences.
       -------------------------------

   It is intended by the parties hereto that the Merger shall constitute a tax-free transaction within the meaning of Section 368(a) of the Code.

  2.7 Closing Obligations.
      -------------------

   At the Closing:

      (a) Each Disappearing Company will deliver to

Acquiror:

        (i) solely with respect to Imprints Plus Key
      Stockholders, BF Acquisition Group Key
      Stockholders and FundraisingDirect Key
      Stockholders, the Sales Restriction Agreements in the form of Exhibits C-1, C-2 and C-3, executed by each such Stockholder;

        (ii) a copy of the resolutions of each
      Disappearing Company's stockholders and Board of Directors certified by its Secretary, authorizing and approving the execution delivery and performance of this Agreement and the Contemplated Transactions and the acts of the officers and employees of each Disappearing Company in carrying out the terms and provisions hereof; and

        (iii) such other documents as Acquiror may reasonably request for the purpose of (A) enabling its counsel to provide the opinion referred to in Section 2.7(b), (B) evidencing the accuracy of any representation or warranty of the Disappearing Companies, (C) evidencing the performance by the Disappearing Companies of, or the compliance by the Disappearing
      Companies with, any covenant or obligation required to be performed or complied with by the Disappearing Companies, (D) evidencing the satisfaction of any condition referred to in
      Article VIII, or (E) otherwise facilitating the consummation of any of the Contemplated
      Transactions.

      (b)  Acquiror  will  deliver to Imprints  Plus
(except  as indicated otherwise):

        (i) a certificate executed by Acquiror to the effect that, except as otherwise stated in such certificate, each of Acquiror's representations and warranties in this
      Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Effective Time as if made on the Effective Time;

        (ii)  an  opinion of Connolly Bove Lodge  &
      Hutz LLP, dated the Closing Date, in the form of Exhibit D; and
        (iii) such other documents as each
      Disappearing Company may reasonably request for the purpose of (A) evidencing the accuracy of any representation or warranty of Acquiror,
      (B) evidencing the performance by Acquiror of, or the compliance by Acquiror with, any covenant or obligation required to be performed or complied with by Acquiror, (C) evidencing the satisfaction of any condition referred to in
      Article IX, or (D) otherwise facilitating the consummation of any of the Contemplated
      Transactions.

                     ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE
       DISAPPEARING COMPANIES AND THE STOCKHOLDERS
       -------------------------------------------

   3.1.0 Imprints Plus represents and warrants to Acquiror the following.

   3.1.1. Capital Structure. The capitalization of
          -----------------
Imprints Plus consists of 25,000,000 shares of common stock, $0.0001 par value, of which 5,096,628 shares are issued and outstanding. All of the issued and outstanding capital stock of Imprints Plus has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Certificate of Incorporation of Imprints Plus or any agreement to which Imprints Plus is a party or of which Imprints Plus has been given notice. Other than as described on Schedule 2.1(e), there are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Imprints Plus, or obligating Imprints Plus to transfer any additional shares of its capital stock of any class or any other securities.

   3.1.2 Organization and Good Standing. Imprints
         ------------------------------
Plus is duly qualified as a Delaware corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. A true and complete copy of the Certificate of Incorporation of Imprints Plus, each as amended to this date, has been delivered or made available to Acquiror. The minute books of Imprints Plus are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Imprints Plus.
Imprints Plus has no subsidiaries.

   3.1.3 Authorization; Validity. The execution,
         -----------------------
delivery, and performance of this Agreement by Imprints Plus has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Imprints Plus, and is the legal, valid, and binding obligation of Imprints Plus, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

   3.1.4 Consents. Other than is set forth herein, no
         --------
approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Imprints Plus of the transactions contemplated by this Agreement.

   3.1.5 Litigation. Other than is set forth herein, no
         ----------
litigation is pending or to the knowledge of Imprints
Plus, threatened, to which Imprints Plus is or may become a party.

   3.1.6 Violations. The execution, delivery, or
         ----------
performance of this Agreement does not and will not
(i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Imprints Plus under, any agreement, lease, or other instrument to which Imprints Plus is a party or by which any of the property or assets of Imprints
Plus are bound; (ii) violate any permit, license, or approval required by Imprints Plus to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Imprints Plus's Articles of Incorporation or Bylaws.

   3.1.7 Broker and Finder Fees.  Imprints Plus has
         ----------------------
not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or other similar payment in connection with this Agreement.

   3.1.8 Financial statements.  Audited financial
         --------------------
statements for the nine months ended September 30, 2004 and year ended December 31, 2003 and unaudited financial statements for the three months ended December 31, 2004 and 2003 have been submitted to the Acquiror.
These statements were prepared according to generally accepted accounting principals. They fairly represent the financial position of Imprints Plus as of the respective dates and the results of its operations for the periods indicated. Since the date of the last balance sheet, there has not been any material change in the financial condition or operations of Imprints Plus. Imprints Plus did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in Imprints Plus' balance sheet.

   3.1.9 Tax Filings.   All tax returns required to
         -----------
be filed with respect to Imprints Plus and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to Acquiror and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

   3.1.10 Survival of Representations and Warranties.
          ------------------------------------------
Each of the representations and warranties in this
Article III shall survive the Closing until the expiration of all applicable statute of limitations periods.

   3.1.11 Registration Statement; Prospectus. The
          ----------------------------------
information supplied by Imprints Plus and/or its Key
Stockholders for inclusion in the S-4 registration statement to be filed with the SEC by Acquiror in connection with the issuance of Acquiror Common Stock and Acquiror Preferred Stock in or as a result of the Merger (as supplemented or amended prior to the Effective Time, the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material factor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
The information supplied by Imprints Plus and/or its Key Stockholders for inclusion in the proxy statement or information statement of Imprints Plus and prospectus of Acquiror in connection with the Merger (as supplemented or amended prior to the Effective Time, the "Prospectus") shall not, on the date the Prospectus is first mailed to Imprints Plus'
Stockholders or at the Effective Time contain any untrue statement of a material fact. The proxy statement or information statement relating to this agreement and the Contemplated Transactions (as supplemented or amended prior to the Effective Time) will comply as to form in all material respects with the provisions of all applicable federal and state laws. If, at any time prior to the Effective Time, any event relating to Imprints Plus or any of its affiliates, officers, directors or Stockholders should be discovered by Imprints Plus which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, Imprints Plus shall promptly inform
Acquiror. Notwithstanding the foregoing, Imprints
Plus makes no representation or warranty with respect to any information supplied by BF Acquisition Group, FundraisingDirect or Acquiror, or any of their respective Stockholders, that is contained in any of the foregoing documents.

   3.1.12 Certain Proceedings.
          -------------------
   There is no pending proceeding that has been commenced against Imprints Plus and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Imprints Plus' knowledge, no such proceeding has been threatened.

   3.1.13 Disclosure. The representations and
          ----------
warranties of Imprints Plus contained in this Article
III do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

   3.2.0 FundraisingDirect represents and warrants to Acquiror the following.

   3.2.1. Capital Structure. The capitalization of
          -----------------
FundraisingDirect consists of 20,000,000 shares of common stock, $0.01 par value, of which 39,930 shares are issued and outstanding. All of the issued and outstanding capital stock of FundraisingDirect has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Certificate of Incorporation of FundraisingDirect or any agreement to which FundraisingDirect is a party or of which FundraisingDirect has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of FundraisingDirect, or obligating FundraisingDirect to transfer any additional shares of its capital stock of any class or any other securities.

        3.2.2 Organization and Good Standing.
              ------------------------------
FundraisingDirect is duly qualified as a Delaware corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. A true and complete copy of the Certificate of Incorporation of FundraisingDirect, each as amended to this date, has been delivered or made available to Acquiror. The minute books of FundraisingDirect are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of FundraisingDirect. FundraisingDirect has no subsidiaries.

   3.2.3 Authorization; Validity. The execution,
         -----------------------
delivery, and performance of this Agreement by FundraisingDirect has been duly and validly authorized by all requisite corporate action. This
Agreement has been duly and validly executed and delivered by FundraisingDirect, and is the legal, valid, and binding obligation of FundraisingDirect, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

   3.2.4 Consents. Other than is set forth herein, no
         --------
approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by
FundraisingDirect of the transactions contemplated by this Agreement.

   3.2.5 Litigation. Other than is set forth herein,
         ----------
no litigation is pending or to the knowledge of FundraisingDirect, threatened, to which
FundraisingDirect is or may become a party.

    3.2.6 Violations. The execution, delivery, or
          ----------
performance of this Agreement does not and will not
(i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of FundraisingDirect under, any agreement, lease, or other instrument to which FundraisingDirect is a party or by which any of the property or assets of FundraisingDirect are bound;
(ii) violate any permit, license, or approval required by FundraisingDirect to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of FundraisingDirect's Certificate of Incorporation or
Bylaws.

   3.2.7 Broker and Finder Fees.  FundraisingDirect
         ----------------------
has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

   3.2.8 Financial statements.  Audited consolidated
         --------------------
financial statements for the nine months ended
September 30, 2004 and the year ended December 31,
2003 and unaudited consolidated financial statements for the three months ended December 31, 2004 and 2003 have been submitted to the Acquiror. These statements were prepared according to generally accepted accounting principals. They fairly represent the financial position of FundraisingDirect as of the respective dates and the results of its operations for the periods indicated. Since the date of the last balance sheet, there has not been any material change in the financial condition or operations of FundraisingDirect. FundraisingDirect did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in FundraisingDirect's balance sheet.

   3.2.9 Tax Filings.   All tax returns required to
         -----------
be filed with respect to FundraisingDirect and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner.
Further, all taxes attributable to Acquiror and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

   3.2.10 Survival of Representations and Warranties.
          ------------------------------------------
Each of the representations and warranties in this Article
III shall survive the Closing until the expiration of all applicable statute of limitations periods.

   3.2.11 Registration Statement; Prospectus. The
          ----------------------------------
information supplied by FundraisingDirect and/or its Stockholders for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by
FundraisingDirect and/or its Stockholders for inclusion in the proxy statement or information statement of FundraisingDirect and prospectus of Acquiror in connection with the Merger (as supplemented or amended prior to the Effective Time, the "Prospectus") shall not, on the date the Prospectus is first mailed to FundraisingDirect's
Stockholders or at the Effective Time contain any untrue statement of a material fact. The proxy statement or information statement relating to this agreement and the Contemplated Transactions (as supplemented or amended prior to the Effective Time) will comply as to form in all material respects with the provisions of all applicable federal and state laws. If, at any time prior to the Effective Time, any event relating to FundraisingDirect or any of its affiliates, officers, directors or Stockholders should be discovered by FundraisingDirect which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, FundraisingDirect shall promptly inform
Acquiror. Notwithstanding the foregoing,
FundraisingDirect makes no representation or warranty with respect to any information supplied by BF
Acquisition Group, Imprints Plus or Acquiror, or any of their respective Stockholders, that is contained in any of the foregoing documents.

   3.2.12 Certain Proceedings.
          -------------------

   There is no pending proceeding that has been commenced against FundraisingDirect and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To
FundraisingDirect's knowledge, no such proceeding has been threatened.

   3.2.13 Disclosure. The representations and
          ----------
warranties of FundraisingDirect contained in this
Article III do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

   3.3.0   BF Acquisition Group represents and
warrants to Acquiror the following.

   3.3.1. Capital Structure. The capitalization of BF
          -----------------
Acquisition Group consists of (i) 50,000,000 shares of common stock, $0.001 par value, of which 975,000 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock. The board of directors is authorized to provide for the issuance of such preferred stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. Of these 5,000,000 shares of preferred stock, 3,000,000 shares are designated as series A preferred stock.
All of the issued and outstanding capital stock of BF
Acquisition Group has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of BF Acquisition Group or any agreement to which BF Acquisition Group is a party or of which BF Acquisition Group has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of BF
Acquisition Group, or obligating BF Acquisition Group to transfer any additional shares of its capital stock of any class or any other securities.

   3.3.2 Organization and Good Standing. BF
         ------------------------------
Acquisition Group is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. A true and complete copy of the Articles of Incorporation of BF Acquisition Group, each as amended to this date, has been delivered or made available to Acquiror. The minute books of BF
Acquisition Group are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of BF Acquisition Group.
Other than FundraisingDirect, BF Acquisition Group has no subsidiaries.

   3.3.3 Authorization; Validity. The execution,
         -----------------------
delivery, and performance of this Agreement by BF
Acquisition Group has been duly and validly authorized by all requisite corporate action. This
Agreement has been duly and validly executed and delivered by BF Acquisition Group, and is the legal, valid, and binding obligation of BF Acquisition
Group, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

   3.3.4 Consents. Other than is set forth herein, no
         --------
approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by BF Acquisition
Group of the transactions contemplated by this Agreement.

   3.3.5 Litigation. Other than is set forth herein,
         ----------
no litigation is pending or to the knowledge of BF
Acquisition Group, threatened, to which BF
Acquisition Group is or may become a party.

    3.3.6 Violations. The execution, delivery, or
          ----------
performance of this Agreement does not and will not
(i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of BF Acquisition Group under, any agreement, lease, or other instrument to which BF
Acquisition Group is a party or by which any of the property or assets of BF Acquisition Group are bound;
(ii) violate any permit, license, or approval required by BF Acquisition Group to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of BF
Acquisition Group's Articles of Incorporation or
Bylaws.

   3.3.7 Broker and Finder Fees.  BF Acquisition
         ----------------------
Group has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

   3.3.8 Reports and Financial Statements.  Other
         --------------------------------
than as set forth herein, from September 30, 2004 to the date hereof, except where failure to do so did not and would not have a material adverse effect on BF Acquisition Group, BF Acquisition Group has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K and
Proxy Statements (collectively the "BF Acquisition
Group's Reports"). BF Acquisition Group has furnished or will furnish to FundraisingDirect, Imprints Plus and Acquiror (and the Shareholders upon the request of Shareholders) copies of all BF
Acquisition Group's Reports filed with the SEC since
April 2002. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the BF Acquisition Group's
Reports (other than the financial statements included therein) complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, misleading. The financial statements of BF Acquisition Group included in the BF
Acquisition Group's Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of BF Acquisition
Group and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

   3.3.9 Financial statements.  Audited consolidated
         --------------------
financial statements for the nine months ended
September 30, 2004 and the year ended December 31,
2003 and unaudited consolidated financial statements for the three months ended December 31, 2004 and 2003 have been submitted to Acquiror. These statements were prepared according to generally accepted accounting principals. They fairly represent the financial position of BF Acquisition Group as of the respective dates and the results of its operations for the periods indicated. Since the date of the last balance sheet, there has not been any material change in the financial condition or operations of BF
Acquisition Group other than as described in the BF Acquisition Group SEC Reports (as defined in section 3.3.10 below). BF Acquisition Group did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in BF Acquisition Group's balance sheet.

   3.3.10 BF Acquisition Group SEC Filings.
          --------------------------------

   BF Acquisition Group has filed all forms, reports and documents required to be filed by BF Acquisition
Group with the SEC since September 30, 2004, and has made available to FundraisingDirect, Imprints Plus and Acquiror (and the Shareholders upon the request of Shareholders) all such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that BF Acquisition Group may file subsequent to the date hereof) are referred to herein as the "BF
Acquisition Group SEC Reports." As of their respective dates, the BF Acquisition Group SEC
Reports (i) were or will be prepared in accordance with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in the BF Acquisition
Group Documents, together with the notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods indicated
(except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10Q), and present fairly the consolidated financial condition of BF Acquisition
Group at their respective dates and the consolidated results of operations and cash flows of BF
Acquisition Group for the periods then ended.

   3.3.11 Tax Filings.  All tax returns required to
          -----------
be filed with respect to BF Acquisition Group and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to BF
Acquisition Group and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

   3.3.12 Survival of Representations and Warranties.
          ------------------------------------------
Each of the representations and warranties in this Article
III shall survive the Closing until the expiration of all applicable statute of limitations periods.

   3.3.13 Registration Statement; Prospectus. The
          ----------------------------------
information supplied by BF Acquisition Group and/or its Stockholders for inclusion in the Registration
Statement shall not at the time the Registration
Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by BF
Acquisition Group and/or its Stockholders for inclusion in the proxy statement or information statement of Acquiror and prospectus of Acquiror in connection with the Merger (as supplemented or amended prior to the Effective Time, the "Prospectus") shall not, on the date the Prospectus is first mailed to BF Acquisition Group's
Stockholders or at the Effective Time contain any untrue statement of a material fact. The proxy statement or information statement relating to this agreement and the Contemplated Transactions (as supplemented or amended prior to the Effective Time) will comply as to form in all material respects with the provisions of all applicable federal and state laws. If, at any time prior to the Effective Time, any event relating to BF Acquisition Group or any of its affiliates, officers, directors or Stockholders should be discovered by BF Acquisition Group which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, BF Acquisition Group shall promptly inform
Acquiror. Notwithstanding the foregoing, BF
Acquisition Group makes no representation or warranty with respect to any information supplied by Imprints
Plus or Acquiror, or any of their respective
Stockholders, that is contained in any of the foregoing documents.

   3.3.14 Certain Proceedings.
          -------------------

   There is no pending proceeding that has been commenced against BF Acquisition Group and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To BF Acquisition
Group's knowledge, no such proceeding has been threatened.

   3.3.15  Disclosure. The representations and
           ----------
warranties of BF Acquisition Group contained in this Article III do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

   3.4.0 Each Stockholder severally represents and warrants to the Acquiror as follows:

   3.4.1 Acquiring For Their Own Account. The
         -------------------------------
Stockholder is acquiring the shares of Acquiror stock to be received by it as contemplated by this Agreement for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such shares of Acquiror stock, but subject, nevertheless, to any requirement of law that the disposition of the Stockholders' property shall at all times be within the Stockholders' control, and without prejudice to the Stockholders' right at all times to sell or otherwise dispose of all or any part of such shares of Acquiror Stock under a registration statement filed with and declared effective by the SEC under the Securities Act or under an exemption from said registration available under the Securities
Act.

   3.4.2 Authorization. The Stockholder has full
         -------------
power and legal right and authority to execute and deliver this Agreement and to perform its obligations hereunder.

   3.4.3 Binding Obligation. The Stockholder has
         ------------------
taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Acquiror, this Agreement shall constitute the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

   3.4.4 Investment Sophistication. The Stockholder
         -------------------------
has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of its investment in the Acquiror as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. The Stockholder has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Acquiror concerning the terms and conditions of this Agreement and the receipt of the shares of Acquiror stock contemplated hereby.

   3.4.5 No Violations. The Stockholder is not in
         -------------
material violation of any applicable federal, state or local laws, rules or regulations, including, without limitation, federal or state securities laws, rules or regulations, and the receipt by it of shares of Acquiror stock as contemplated by this Agreement will not result in a material violation by it of any applicable state securities laws, rules and regulations applicable to it by virtue of the state of its organization or domicile (as applicable), the location of its offices or residence (as applicable) or its assets or the nature and/or location of its business operations.

                   ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF ACQUIROR
    ------------------------------------------

   The Acquiror represents and warrants to each of the Disappearing Companies the following.

   4.1 Capital Structure. The capitalization of
       -----------------
Acquiror consists of (i) 50,000,000 shares of common stock, $0.001 par value, of which 100 shares are issued and outstanding; (ii) 5,000,000 shares of series A preferred stock; $0.50 par value, which have identical rights and preferences to the BF Acquisition
Group series A preferred stock described in section
3.3.1, of which no shares are issued and outstanding;
and (ii) 20,000,000 shares of preferred stock, of which no shares are issued and outstanding. The board of directors is authorized to provide for the issuance of such preferred stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Delaware, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Acquiror, or obligating Acquiror to transfer any additional shares of its capital stock of any class or any other securities.

   4.2 Organization and Good Standing. Acquiror is a
       ------------------------------
newly formed corporation. Acquiror is duly qualified
as a Delaware corporation and is in good standing in
any jurisdiction in which the conduct of its business
or the ownership of its assets requires such
qualification. A true and complete copy of the
Certificate of Incorporation and Bylaws of Acquiror,
each as amended to this date, has been delivered or
made available to each Disappearing Company. The
minute books of Acquiror are current as required by
law, contain the minutes of all meetings of the
incorporators, Board of Directors, and committees of
the Board of Directors from the date of incorporation
to this date, and adequately reflect all material
actions taken by the incorporators, Board of Directors,
and committees of the Board of Directors. Acquiror has
no subsidiaries.
   4.3 Authorization; Validity. The execution, delivery,
       -----------------------
and performance of this Agreement by Acquiror has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Acquiror, and is the legal, valid, and binding obligation of Acquiror, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

   4.4 Consents. Other than is set forth herein, no
       --------
approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Acquiror of the transactions contemplated by this Agreement.

   4.5 Litigation. Other than is set forth herein, no
       ----------
litigation is pending or to the knowledge of Acquiror, threatened, to which Acquiror is or may become a party.

   4.6 Violations. The execution, delivery, or
       ----------
performance of this Agreement does not and will not
(i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Acquiror under, any agreement, lease, or other instrument to which Acquiror is a party or by which any of the property or assets of Acquiror are bound; (ii) violate any permit, license, or approval required by Acquiror to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Acquiror's Certificate of Incorporation or Bylaws.

   4.7 Broker and Finder Fees. Acquiror and its
       ----------------------
officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and will indemnify and hold Stockholders harmless from any such payment alleged to be due by or through Acquiror as a result of the action of Acquiror or its officers or agents.

   4.8 Survival of Representations and Warranties.
       ------------------------------------------
Each of the representations and warranties in this
Article IV shall survive the Closing until the expiration of all applicable statute of limitations periods.

   4.9 Certain Proceedings.
       -------------------

   There is no pending proceeding that has been commenced against Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated
Transactions. To Acquiror's knowledge, no such proceeding has been threatened.

   4.10 Registration Statement; Prospectus.
        ----------------------------------

The information supplied by Acquiror for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities
Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Acquiror for inclusion in the information statement and Prospectus shall not, on the date the Prospectus is first mailed to the Stockholders or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The information statement relating to the Contemplated Transactions (as supplemented or amended prior to the Effective Time) and the Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Acquiror or any of its affiliates, officers or directors should be discovered by Acquiror which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, Acquiror shall promptly inform each of the Disappearing Companies and shall prepare and cause to be filed such amendment or supplement. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Disappearing Companies or the Stockholders that is contained in any of the foregoing documents.

    4.11 Issuance of Acquiror Common Stock and Preferred
          ----------------------------------------------
Stock.
- - -----

   Acquiror has a sufficient number of shares of authorized but unissued shares (or shares held in treasury) of Acquiror Common Stock and Preferred
Stock to allow it to issue all shares of Acquiror
Common Stock and Preferred Stock required to be issued or reserved for issuance pursuant to Section
2.1 and has taken or will, prior to the Closing Date, take such actions as are required to reserve such shares for issuance as required under Section 2.1.

   4.12 Disclosure.
        ----------

   The representations and warranties of Acquiror contained in this Article IV do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

                   ARTICLE V
  COVENANTS OF EACH DISAPPEARING COMPANY PRIOR TO
                  CLOSING DATE
  -----------------------------------------------


   5.1 Conduct Pending Closing. Except as may otherwise
       -----------------------
be consented to or approved in writing by Acquiror, each Disappearing Company agrees that from the date of this Agreement and until the Closing that the business of each such company shall be conducted only in the ordinary course consistent with past practices.

   5.2 Confidentiality. Except as may otherwise be
       ---------------
consented to or approved in writing by Acquiror, each Disappearing Company agrees that from the date of this Agreement and until the Closing that each Disappearing
Company shall keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding their accountants, attorneys, and other professionals with whom they conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

    5.3 Written Consent. By the Closing Date, each
        ---------------
Disappearing Company shall have obtained the written consent of a majority of the shares of their respective companies entitled to vote on the matter consenting to the Merger, this Agreement and the Contemplated Transactions.

   5.4 Record Date; Notice of Appraisal Rights. Each
       ---------------------------------------
Disappearing Companies' Board of Directors shall fix as the record date for determination of their Stockholders entitled to notice or to vote on the same a date that is on or within ten (10) days after the date on which the Board of Directors shall have approved the Merger, this Agreement and the Contemplated Transactions. Each Disappearing Company shall mail notices to the Stockholders not more than ten (10) days after such record date advising the Stockholders of the taking of action by written consent approving the Merger, this Agreement and the Contemplated Transactions, and notifying the
Stockholders of the availability of appraisal rights in accordance with Delaware Law and Florida Law.

   5.5 Best Efforts. Between the date of this Agreement
       ------------
and the Closing Date, each Disappearing Company will use their Best Efforts to cause the conditions in Articles VIII and IX to be satisfied.

                   ARTICLE VI
   COVENANTS OF ACQUIROR PRIOR TO CLOSING DATE
   -------------------------------------------

   6.1 Conduct Pending Closing. Except as may
       -----------------------
otherwise be consented to or approved in writing by each Disappearing Company, Acquiror agrees that from the date of this Agreement and until the Closing that the business of Acquiror shall be conducted only in the ordinary course consistent with past practices.

   6.2 Stock Options.
       -------------
      (a) At the Effective Time, each outstanding
Imprints Plus Option under Imprints Plus Option Plan, whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option (a "New
Acquiror Option") to acquire, on the same terms and conditions as were applicable under Imprints Plus
Option Plan, the same amount of cash and the same number of shares of Acquiror Common Stock as the holder of such Imprints Plus Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number). The exercise price per share
(including the cash payment) shall equal (i) the aggregate exercise price for the shares of Imprints
Plus Common Stock otherwise purchasable pursuant to such Imprints Plus Option divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such New Acquiror Option in accordance with the foregoing; provided, however, that in the case of any Imprints Plus Option to which
Section 422 of the Code applies ("Incentive Stock
Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. The term, exercisability, vesting schedule, acceleration events, status as an "incentive stock option" under Section 422 of the Code, if applicable and all of the other terms of the option shall otherwise remain unchanged.

      (b) As soon as practicable after the Effective
Time, Acquiror shall deliver to the participants in Imprints Plus Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Imprints Plus Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.2 after giving effect to the Merger).
Acquiror shall comply with the terms of Imprints Plus
Option Plan and use Best Efforts to ensure, to the extent required by, and subject to the provisions of, such Imprints Plus Option Plan and Sections 422 and 424(a) of the Code, that Imprints Plus Options which qualified as Incentive Stock Options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

      (c) In the event any New Acquiror Options are cancelled after the Effective Time without having been fully exercised, (i) Acquiror shall be entitled to retain the amount of cash that would have been payable by the Acquiror upon exercise of such cancelled New Acquiror Options and the Stockholders shall have no right to receive any portion of such cash, and (ii) the shares reserved for issuance upon exercise of such New Acquiror Options shall no longer be reserved and the Stockholders shall have no right to receive any portion of such shares.

   6.3 Confidentiality. Except as may otherwise be
       ---------------
consented to or approved in writing by each Disappearing
Company, Acquiror agrees that from the date of this Agreement and until the Closing, Acquiror shall keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding
Acquiror's accountants, attorneys, and other professionals with whom Acquiror conducts business and to whom such disclosure is reasonably necessary;
provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

   6.4 Best Efforts.
       ------------

   Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Acquiror will use its Best Efforts to cause the conditions in Articles VIII and IX to be satisfied.

                    ARTICLE VII
               ADDITIONAL AGREEMENTS
               ---------------------

   7.1  Prospectus; Registration Statement; Other
       ------------------------------------------
Filings:  Board Recommendations.
--------  ----------------------

      (a) As promptly as practicable after the execution of this Agreement, Acquiror will prepare and file with the SEC the Registration Statement, which shall include a preliminary proxy statement or information statement of the Disappearing Companies relating to the Merger, to the extent required by law, as well as the Prospectus of Acquiror. Each of the Disappearing Companies and Acquiror will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each Disappearing Company will cause the proxy statement or information statement to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of the Disappearing Companies and Acquiror will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated in this Agreement (the "Other Filings").
Each of the Disappearing Companies and Acquiror will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration
Statement, the Prospectus or any Other Filing or for additional information, oral or written, and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Prospectus, the Merger or any Other Filing. Each of the Disappearing Companies and Acquiror will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 7.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus, the Registration
Statement or any Other Filing, the Disappearing

Companies or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Disappearing Companies and Acquiror, such amendment or supplement

      (b) The Disappearing Companies shall prepare a proxy statement or information statement containing the information required under Delaware Law or Florida Law with respect to the Contemplated
Transactions. Such proxy statement or information statement will be mailed to the Stockholders promptly
(but in no event more than three business days) after the Registration Statement is declared effective by the SEC.

   7.2 Filing Of Form S-8.
       ------------------

   As soon as practicable following the Effective
Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to New Acquiror Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Acquiror Options remain outstanding.

   7.3 Imprints Plus Employees.
       -----------------------

   Immediately following the Effective Time, Acquiror
shall retain substantially all employees of Imprints
Plus who are employed at the Effective Time as
employees-at-will (except to the extent that such
employees are parties to contracts providing for
other employment terms, in which case such employees
shall be retained in accordance with the terms of
such contracts) and shall make available to such
employees employee benefits comparable to those
provided by Imprints Plus prior to the effective
time. Acquiror shall give employees of Imprints Plus
credit for their respective periods of employment
with Imprints Plus prior to the Effective Time for
purposes of determining their eligibility for and
level of participation in any employee benefit
program, plan or arrangement which Acquiror adopts,
maintains or contributes to following the Effective
Time.
   7.4 Compliance with Rule 145.
       ------------------------

   For as long as (i) Acquiror is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act and (ii) any affiliate (as defined for purposes of Rule 145 under the Securities Act) of any Disappearing Company holds shares of Acquiror Common
Stock issued in the Merger (but not for a period in excess of two years from the Effective Time), Acquiror shall file with the SEC or otherwise make publicly available all information about Acquiror required pursuant to Rule 144(c) under the Securities
Act to enable such affiliate to resell such shares under the provisions of Rule 145(d) under the Securities Act; provided that this covenant shall terminate with respect to any such affiliate at such time as such all Acquiror Common Stock held by such affiliate that was received by such affiliate in the Merger can be sold without registration in any three
(3)-month period without violating the volume limitations of Section 145.

                  ARTICLE VIII
CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATION TO CLOSE
- - ------------------------------------------------------

Acquiror's obligation to pay the Merger Consideration on the Closing Date and to consummate the other
Contemplated Transactions at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

   8.1 Accuracy Of Representations.  (a) Each of the
       ---------------------------
Disappearing Companies' representations and warranties in this Agreement must have been true, complete and correct in all respects as of the date of this Agreement, and must be true, complete and correct in all material respects as of the Closing
Date as if made on the Closing Date, without giving effect to any supplement to their disclosure schedule, if any; provided that any representation or warranty qualified by the term "material" or words to such effect, or otherwise qualified as to materiality, shall be true, complete and correct on the Closing Date in accordance with the terms thereof. (b) To the extent that such representations and warranties are not true, complete and correct in all material respects as of the Closing Date as if made on the Closing Date (subject to the proviso contained in the last sentence of Section 8.1(a)), any inaccuracies in such representations and warranties, individually or in the aggregate, shall not have given rise to a material adverse effect on any Disappearing Company.

   8.2 Stockholders' Performance.  All of the
       -------------------------
covenants and obligations that each Disappearing
Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing
(considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

   8.3 Consents. Any consent identified herein of any
       --------
Disappearing Company must have been obtained and must be in full force and effect.

   8.4 Delivery of Closing Documents. Each of the
       -----------------------------
documents set forth in Section 2.7(a) must have been delivered to Acquiror.

   8.5 No Proceedings. Since the date of this
       --------------
Agreement, there must not have been commenced or threatened against Acquiror, or against any person affiliated with Acquiror, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated
Transactions.

   8.6 No Claim Regarding Stock Ownership Or Sale
       ------------------------------------------
Proceeds.
- - --------
There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of any stock of a Disappearing Company (other than a stockholder), (b) has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Disappearing Companies, or (c) is entitled to all or any portion of the Merger Consideration.

   8.7 No Prohibition. Neither the consummation nor
       --------------
the performance of any of the Contemplated
Transactions and the other covenants and obligations contemplated hereby will, directly or indirectly
(with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Acquiror or any person affiliated with Acquiror to suffer any material adverse consequence under, any applicable legal requirement or order.

   8.8 Stockholder and Board Approval. All action
       ------------------------------
required to be taken by the Board of Directors of each of the Disappearing Companies to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions shall have been duly and validly taken by the Board of Directors of each of the Disappearing Companies.
Additionally, at least a majority of the shares of each of the Disappearing Companies entitled to vote thereon shall have executed a written consent approving this Agreement and the Contemplated
Transactions.

   8.9 Record Date; Notice of Appraisal Rights. The
       ---------------------------------------
Board of Directors of each of the Disappearing
Companies shall have fixed as the record date for determination of the stockholders entitled to notice or to vote in accordance with applicable Delaware Law and Florida Law. Notice shall have been mailed to the stockholders not more than ten (10) days after such record date advising the stockholders of the taking of action by written consent approving the Merger, this Agreement and the Contemplated Transactions, and notifying the Stockholders of the availability of appraisal rights in accordance with Section 262(d)(2) of Delaware law.

   8.10 No Injunction. There must not be in effect
        -------------
any legal requirement or any injunction or other order that (a) prohibits any of the Contemplated
Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement; provided, however, that Acquiror shall have used its commercially reasonable efforts to prevent the entry of any such injunction or order and to appeal as promptly as possibly any such injunction or order that may be entered.

   8.11 Effectiveness of Form S-4 Registration
        --------------------------------------
Statement. The Registration Statement shall have been
- - ---------
declared effective by the SEC in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration
Statement shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC or any state securities administrator. Any request for additional information of any of the Disappearing Companies or any of the stockholders on the part of the SEC shall have been complied with to the reasonable satisfaction of the Acquiror.

   8.12 Dissenting Shares. As of the Effective Time,
        -----------------
Stockholders holding no more than twenty percent
(20%) of each of any Disappearing Company's common stock, in the aggregate (as of the record date for purposes of determining the Stockholders of any Disappearing Company entitled to receive notice of their appraisal rights in accordance with Delaware
Law or Florida Law, as applicable), shall have delivered to any Disappearing Company written notice of their intent to demand payment for their shares of such Disappearing Company's common stock.

                  ARTICLE IX
  CONDITIONS PRECEDENT TO EACH DISAPPEARING
        COMPANY'S OBLIGATION TO CLOSE
        -----------------------------

   Each Disappearing Company's obligation to take the actions required to be taken by each Disappearing
Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by any Disappearing Company, in whole or in part):

   9.1 Accuracy Of Representations.
       ---------------------------

      (a) Each of Acquiror's representations and warranties in this Agreement must have been true, complete and correct in all respects as of the date of this Agreement, and must be true, complete and correct in all material respects as of the Closing
Date as if made on the Closing Date, without giving effect to any supplement to the Acquiror disclosure schedule; provided that any representation or warranty qualified by the term "material" or words to such effect, or otherwise qualified as to materiality, shall be true, complete and correct on the Closing Date in accordance with the terms thereof.

      (b) To the extent that such representations and warranties are not true, complete and correct in all material respects as of the Closing Date as if made on the Closing Date (subject to the proviso contained in the last sentence of Section 9.1(a)), any inaccuracies in such representations and warranties, individually or in the aggregate, shall not have given rise to a material adverse effect on Acquiror.

    9.2 Acquiror's Performance.
        ----------------------

      (a) All of the covenants and obligations that Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing
(considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

    (b) Acquiror must have delivered each of the documents required to be delivered by Acquiror pursuant to Section 2.7.

   9.3 Tax Opinion. Each Disappearing Company shall
       -----------
have received an opinion of Connolly Bove Lodge & Hutz
LLP as to the tax-free nature of the equity portion of the Merger Consideration.

   9.4 Delivery of Closing Documents. Each of the
       -----------------------------
documents set forth in Section 2.7(b) must have been delivered to each of the Disappearing Companies.

                    ARTICLE X
                   TERMINATION
                   -----------

   10.1 Termination Events. This Agreement may, by
        ------------------
notice given prior to or at the Closing, be terminated:
      (a) by either Acquiror or any Disappearing Company if material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured;

       (b) (i) by Acquiror if any of the conditions in
Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of

Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing Date; or (ii) by any Disappearing Company, if any of the conditions in
Article IX has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Imprints Plus to comply with their obligations under this Agreement) and each of the Disappearing
Companies has not waived such condition on or before the Closing Date; or

      (c)   by  mutual  consent  of  Acquiror  and
each  of  the Disappearing Companies.

   10.2 Effect Of Termination.
        ---------------------

      (a) Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                    ARTICLE XI
             INTENTIONALLY LEFT BLANK
             ------------------------

                   ARTICLE XII
                GENERAL PROVISIONS
                ------------------

   12.1 Expenses.  Except as otherwise expressly
        --------
provided in this Agreement, Imprints Plus will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

   12.2 Further Assurances. The parties agree (a) to
        ------------------
furnish upon request to each other such further information,
(b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

   12.3 Waiver. The rights and remedies of the
        ------
parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

   12.4 Entire Agreement And Modification. This
        ---------------------------------
Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

   12.5 Disclosure Schedules. In the event of any
        --------------------
inconsistency between the statements in the body of this Agreement and those in the disclosure schedules
(other than an exception expressly set forth as such in the disclosure schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

   12.6 Assignments, Successors, And No Third-Party
        -------------------------------------------
Rights.  Neither Party may assign any of its rights under
- - ------
Agreement without the prior consent of the other parties except that Acquiror may assign any of its rights (but not its obligations) under this Agreement to any Subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as expressly provided herein, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

   12.7 Severability. If any provision of this
        ------------
Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

   12.8 Section Headings, Construction. The headings
        ------------------------------
of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

   12.9 Time Of Essence. With regard to all dates and
        ---------------
time periods set forth or referred to in this Agreement,
time is of the essence.
   12.10 Governing Law. This Agreement will be
         -------------
governed by the laws of the State of Delaware without regard to conflicts of laws principles.

   12.11 Counterparts. This Agreement may be executed
         ------------
in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

   12.12 Joint Preparation. This Agreement has been
         -----------------
prepared and extensively negotiated by all parties hereto with the assistance and input of their respective attorneys, and therefore no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any portion hereof.

   IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


ATTEST:                            IPI FUNDRAISING, INC.,


By:/s/Justin DiNorscia             By:/s/ Justin DiNorscia
   ------------------------           ---------------------------
                                      Justin DiNorscia, President



                                   BF ACQUISITION GROUP III, INC.,

By:/s/Justin DiNorscia             By:/s/ Justin DiNorscia
   ------------------------           ---------------------------
                                      Justin DiNorscia, President

                                   FUNDRAISINGDIRECT.COM, INC.,


By:/s/Justin DiNorscia             By:/s/ Justin DiNorscia
   ------------------------           ---------------------------
                                      Justin DiNorscia, President



                                   IMPRINTS PLUS, INC.,


By:/s/Justin DiNorscia             By:/s/ Justin DiNorscia
   ------------------------           ---------------------------

                                      Justin DiNorscia, President



            [See Counterpart Signature Pages Attached]

                COUNTERPART SIGNATURE PAGE
                            TO
               AGREEMENT AND PLAN OF MERGER
              (the "Merger Agreement") dated
                     February 8, 2005
                     between and among
                  IPI Fundraising, Inc.;
             BF Acquisition Group III, Inc.;
               FundraisingDirect.com, Inc.;
                   Imprints Plus, Inc.;
                           and
            the Shareholders whose signatures
    appear on the Counterpart Signature Pages thereto
    -------------------------------------------------


 By execution of this Counterpart Signature Page and upon acknowledgment by IPI Fundraising, Inc.; BF Acquisition Group III, Inc.; FundraisingDirect.com, Inc.; and Imprints Plus, Inc.; the undersigned agrees to become a party to and be bound by the terms of the Merger Agreement, and the undersigned shall be deemed a "Stockholder" under the Merger Agreement.


[Individuals]                     [Entities]
_______________________________   _______________________________


                                  By:____________________________

Name: _________________________   Name:__________________________

                                  Title:_________________________

                                  Date:__________________________
Date:__________________________



                       ACKNOWLEDGMENT:
                       ---------------

  IPI Fundraising, Inc.; BF Acquisition Group III, Inc.;
FundraisingDirect.com, Inc.; and Imprints Plus, Inc.;
hereby acknowledges execution of this Counterpart
Signature Page by the above Shareholder(s).

IPI FUNDRAISING, INC.                   BF ACQUISITION GROUP III, INC.


By:____________________________         By:____________________________
   Justin DiNorscia, President             Justin DiNorscia, President


FUNDRAISINGDIRECT.COM, INC.             IMPRINTS PLUS, INC.


By:____________________________         By:____________________________
   Justin DiNorscia, President             Justin DiNorscia, President

                       Schedule 2.1(e)
                       ---------------
                   Imprints Plus Options


Employees           Options vest 25% every 12 months
                    beginning May 1, 2005

                               @$0.50
                               ------

Angelo DiNorscia              100,000

Giacomo Bonvetti              200,000

Thomas P. Hynson              160,000

Kimberly Suchanec              16,000

Geraldine Blessing             16,000
Cherie L. Pearlman             16,000

Gail C. French                 32,000

Lynda McCollum                 16,000

James McCollum                 16,000

Paula Heath                    16,000

Robert A. Edgar                16,000

Thomas M. Orga                 28,000

Joseph T. Drennan              50,000

Bradley S. Cantwell            50,000

                              -------

Total                         732,000

                               @$1.00
                               ------


Frank Moraff                   40,000

Richard Lynch                  40,000

Cheryl Daley                   40,000
                              -------

Total                         120,000

                                                                   Exhibit A
                                                                   ---------

                             Stockholders

Imprints Plus Key Stockholders
- - ------------------------------

DiNorscia, Justin P.
DiNorscia, Diane
Hynson, Thomas P.
Bonvetti, Giacomo
Cantwell, Bradley S.
Drennan, Joseph T.

BF Acquisition Group Key Stockholders
- - -------------------------------------

DiNorscia Justin P.
DiNorscia, Diane
Colucci, William R

FundraisingDirect Key Stockholders
- - ----------------------------------

BF Acquisition Group III, Inc.

Significant Stockholders
- - ------------------------
DiEmidio, Joseph                        BF Acquisition Group IV, Inc
Four Mile Partnership I                 Bonvetti, Domenick II
Gregory, Russell                        Bonvetti, Giacomo
Houghton, Charles                       Caputo, Dan, Jr.
Iacono, Leonard F                       Caputo,  Jeffery: Dan Caputo c/f
Klein, Kenneth J & Janet C              Caputo, Laura:  Dan Caputo c/f
Pierce, Brian C & Shirley A             Caputo, Michael
Quill, Leonard                          Delcon Holdings, Inc
Stella, Robert M                        DiNorscia, Angelo
Caputo, Robert                          DiNorscia, Diane
Szczepanski, Lucien                     DiNorscia, Domenic
Thirgen LLC                             DiNorscia, Justin P.
Urban, Richard                          Foraker, Diane
Gregory, Russell                        Forrest, Marie
Szczepanski, Lucien                     Harpoon Capital
Krueger, Christopher                    Imirage, Inc
Pack, John / Mary                       Insight Capital, Inc
Bonvetti, Giacomo                       Liberator Holdings
Scarrone, Michael                       Lynden Capital
Smith, Robert                           McCrae Associates, LLC
Wilson, Paul                            Mullens, James
Zenith Holdings Corporation             Orga, Tom
Colucci, William R.                     Osbourne, A: Dan Caputo c/f
Bovi, David M.                          Universal Capital Management
Drennan, Joseph T.                      Whitehouse Partners, Inc
Nortia Capital Partners, Inc.           Wilmington Property Mgmt
BAMF Enterprises, Inc.                     & Acquisition

                                                                   Exhibit B
                                                                   ---------
                                                                3
                         PLAN OF MERGER

     Merger between BF Acquisition Group III, Inc., a Florida corporation ("BF Acquisition Group"); FundraisingDirect.com, Inc., a Delaware Corporation ("FundraisingDirect"); Imprints Plus, Inc., a Delaware corporation ("Imprints Plus"); and IPI Fundraising, Inc., a Delaware corporation (the "Surviving Corporation"). BF Acquisition Group, FundraisingDirect and Imprints Plus shall collectively be referred to as the "Disappearing Corporations" or each a "Disappearing Corporation." Collectively all of the Disappearing Corporations and the Surviving Corporation are the "Constituent Corporations". This Merger is being effected pursuant to this Plan of Merger ("Plan") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act (the "FBCA").

     1.   Certificate of Incorporation and Bylaws. The
          ---------------------------------------
Certificate of Incorporation of Surviving Corporation in effect immediately before the Effective Date of the Merger (the "Effective Date" or the "Effective Time") shall, without any changes, be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Date until further amended as permitted by law. The Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

    2.   Effect of the Merger on Capital Stock. At the Effective
         -------------------------------------
Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of any of the Constituent Corporations:

     (a) Cancellation of Capital Stock of Surviving Corporation.
         ------------------------------------------------------
Each issued and outstanding share of the capital stock of Surviving Corporation issued prior to the Effective Time shall be canceled and retired and shall cease to exist and no stock of Surviving Corporation or other consideration shall be delivered in exchange therefore.

     (b) Cancellation of BF Acquisition Group-Owned
         ------------------------------------------
FundraisingDirect Common Stock.  Any shares of FundraisingDirect
- - ------------------------------
common stock that are owned by BF Acquisition Group shall be canceled and retired and shall cease to exist and no stock of Surviving Corporation or other consideration shall be delivered in exchange therefore.

     (c) Conversion of Stock. Each issued and outstanding share
         -------------------
(other than any dissenting shares) of BF Acquisition Group series A preferred stock, BF Acquisition Group common stock, FundraisingDirect common stock (other than as provided in Section 2(b) above), and Imprints Plus Common Stock shall be converted into the right to receive the applicable Merger Consideration (as described in Section 2(d) below), and BF Acquisition Group, FundraisingDirect and Imprints Plus shall automatically disappear into the Surviving Corporation, and each holder of a certificate representing any Disappearing Company's shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     (d) Merger Consideration. The aggregate maximum
         --------------------
consideration payable by the Surviving Corporation in connection with the Merger (the "Merger Consideration") will be a maximum of ten million sixty four thousand six hundred twenty eight (10,064,628) shares of the Surviving Corporation's common stock, par value $.001 ("Surviving Corporation Common Stock") and 3,000,000 shares of the Surviving Corporation's series A preferred stock, par value $.50 ("Surviving Corporation Preferred Stock"). The holders of (i) BF Acquisition Group series A preferred stock shall be entitled to receive in exchange for each share of BF Acquisition Group series A preferred stock one (1) share of the Surviving Corporation Preferred Stock; (ii) BF Acquisition Group common stock shall be entitled to receive in exchange for each share of BF Acquisition Group common stock one
(1) share of the Surviving Corporation Common Stock; (iii) FundraisingDirect common stock shall be entitled to receive in exchange for each share of FundraisingDirect common stock one hundred (100) shares of the Surviving Corporation Common Stock; and (iv) Imprints Plus common stock shall be entitled to receive in exchange for each share of Imprints Plus common stock one (1) share of the Surviving Corporation Common Stock.

     (e) Imprints Plus Stock Options. At the Effective Time, all
         ---------------------------
then outstanding options, whether vested or unvested, ("Imprints Plus Options") to purchase Imprints Plus common stock issued under Imprints Plus's 2004 Stock Option Plan (the "Imprints Plus Option Plan") or otherwise that by their terms survive the Closing, will be assumed by Surviving Corporation in accordance with the Agreement and Plan of Merger.

     3.  Satisfaction of Rights of Surviving Corporation
         -----------------------------------------------
Shareholders. All shares of Surviving Corporation's stock into
- - ------------
which each Disappearing Corporation stock shall have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such exchanged shares.
     4.   Fractional Shares. No fractional shares of the
          -----------------
Surviving Corporation will be issued as a result of the Merger. Fractional shares shall be rounded up to the nearest whole share, and any stockholder of the Surviving Corporation who would otherwise be entitled to a fractional share of the Surviving Corporation's Common Stock pursuant to this Plan will be entitled to a whole share.

     5.   Effect of Merger. On the Effective Date, the separate
          ----------------
existence of each of BF Acquisition Group, FundraisingDirect and Imprints Plus shall cease and each of these corporations shall be merged with and into the Surviving Corporation. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and FBCA. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     The persons whose names appear below shall be appointed to the position of the Surviving Corporation set forth next to their name until their successors are appointed or elected and shall qualify:

   Justin DiNorscia          Director, President, Chief
                               Executive Officer, Secretary
   Dan Caputo, Jr.           Interim Chief Financial Officer
   Diane DiNorscia           V.P. Human Resources and
                               Administration
   Thomas P. Hynson          National Sales Director
   Giacomo Bonvetti          Operations Manager
   Bradley S. Cantwell       Director
   Joseph T. Drennan         Director

     6.   Supplemental Action. If at any time after the Effective
          -------------------
Date Surviving Corporation shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Surviving Corporation or Disappearing Corporations, as the case may be, whether past or remaining in office, shall execute and deliver, on the request of Surviving Corporation, any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in Surviving Corporation, or to otherwise carry out the provisions of this Plan.

     7.   Filing with the Secretary of State of the State of
          --------------------------------------------------
Delaware and Florida and Effective Date. Upon the Closing, as
- - ---------------------------------------
provided in the Agreement and Plan of Merger, of which this Plan is a part, each Disappearing Corporation and Surviving Corporation shall cause their respective Presidents or Vice Presidents to execute a Certificate of Merger or Articles of Merger, as the case may be, and upon such execution this Plan shall be deemed incorporated by reference into the Certificate of Merger or Articles of Merger, as applicable, as if fully set forth in such Certificate or Articles and shall become an exhibit to such Certificate of Merger or Articles of Merger. Thereafter, such Certificate of Merger or Articles of Merger shall be delivered for filing by Surviving Corporation to the Delaware Secretary of State and the Florida Secretary of State. In accordance with the DGCL and FBCA, the Certificate of Merger and Articles of Merger shall specify the "Effective Date," which shall be the filing date of the Certificate of Merger with the Delaware Secretary of State.
     8.   Amendment and Waiver.  Any of the terms or conditions
          --------------------
of this Plan may be waived at any time by any one of the Constituent Corporations which is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of the Constituent Corporations by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with the DGCL and the FBCA.

     9.   Termination. At any time before the Effective Date
          -----------
(whether before or after filing of the Certificate of Merger), this Plan may be terminated and the Merger abandoned by mutual consent of the Boards of Directors of the Constituent Corporations, notwithstanding favorable action by the shareholders of the respective Constituent Corporations.

                                                    Exhibit C-1

                 SALES RESTRICTION AGREEMENT

     THIS SALES RESTRICTION AGREEMENT ("Agreement") is entered into as of the 8th day of February, 2005 by and between IPI
Fundraising, Inc., a Delaware corporation (the "Company"); and
__________________ ("Stockholder").

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement") dated February 8, 2005 between, inter alia, the Company; BF Acquisition Group III, Inc., a Florida corporation, FundraisingDirect.com, Inc., a Delaware corporation, and Imprints Plus, Inc., a Delaware corporation, on the "Closing Date" defined in Section 1.2 of the Merger Agreement, the Stockholder will acquire shares of Company common stock in exchange for his shares of Imprints Plus, Inc. common stock.

     WHEREAS, the Stockholder agrees that among other reasons, in order to create and sustain an orderly public trading market for the Company's common stock after the Closing Date, that it is in the best interest of the Stockholder, the Company, and the Company's other stockholders (the "Third Party Beneficiaries") for the Stockholder not to transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, his shares of Company Stock owned beneficially or otherwise by him except pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Shares Subject to this Agreement. On the Closing Date, the Stockholder, directly or indirectly, shall own ________________ shares of the Company's common stock, which shall be subject to this Agreement and referred to herein as "Subject Stock".

     2. Sale Restriction. The Stockholder agrees for the benefit of himself, the Company and the Third Party Beneficiaries that he will not transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, the Subject Stock except pursuant to the terms of this Agreement. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void. Notwithstanding the foregoing, the Stockholder may transfer any Subject Stock by will or intestacy, provided that any recipient of such Subject Stock must execute an agreement stating that the recipient is receiving or holding the Subject Stock subject to the provisions of this Agreement.

     3.   Sale Periods.

     3.1 Commencing on the Closing Date, and terminating thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall not be entitled to dispose of any shares of the Subject Stock.

     3.2 Commencing thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), and terminating eighteen (18) months thereafter, during every calendar month, the Stockholder shall be entitled to dispose of up to the amount of Subject Stock that is equal to 10% of the Subject Stock held by the Stockholder on the Closing Date.

     3.3  Paragraphs 3.1 and 3.2 above shall not apply to any Subject
          Stock that was acquired by the Stockholder pursuant to the Imprints Plus, Inc. Rule 504 private offerings initiated during 2004, but instead, the following shall apply to any Subject Stock acquired by a Stockholder pursuant to such private offerings:
          Commencing on the Closing Date, and terminating eighteen (18) months after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall be entitled to dispose of up to an aggregate of 20,000 shares of the Subject Stock every calendar month.

     4. No portion of Subject Stock that was not sold in any calendar month period, as described in paragraphs 3.2 and 3.3 above, shall be carried over into the next, or any other, calendar month for the purpose of increasing the eligible amount of Subject Stock that may be disposed of in any other given calendar month. Stockholders eligible to utilize the sales periods described in paragraph 3.3 may elect instead to be subject to paragraphs 3.1 and 3.2, but such Stockholders may not combine paragraphs 3.1 and 3.2 with paragraph 3.3 for the purpose of increasing the eligible amount of Subject Stock that may be disposed of by such Stockholder pursuant to this Agreement.

     5. Legend/Stop Transfer Instructions. The Stockholder further agrees that the Company may instruct its transfer agent not to transfer the Subject Stock, may provide a copy of this Agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificates disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Subject Stock is subject to the terms of this Agreement and may issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for the Subject Stock.

     6. Equitable Remedy. The Stockholder agrees that any breach of this Agreement will cause the Company and the Third Party Beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Stockholder, the Stockholder agrees that the Company shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach.

     7.    Miscellaneous.

          7.1 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          7.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

          7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          7.4 Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          7.8 Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

          7.9 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

          (c) References herein to "paragraphs", "subparagraphs" and other subdivisions without reference to a document are to designate paragraphs, subparagraphs and other subdivisions of this Agreement;

          (d) A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

          (e) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) The term "include" or "including" shall mean without limitation by reason of enumeration.

          7.10 Incorporation of Agreements. The agreements identified in this Agreement are incorporated herein by reference and made a part hereof.

     In Witness, the parties have duly executed this Agreement as of the date first above written.

WITNESS:                           SELLING STOCKHOLDER:


____________________               ________________________

Name:_______________               Name:___________________


WITNESS:                           COMPANY:


____________________               By:______________________
Name:_______________                  Justin P. DiNorscia,
                                        president

                                                      Exhibit C-2


                   SALES RESTRICTION AGREEMENT
     THIS SALES RESTRICTION AGREEMENT ("Agreement") is entered into as of the 8th day of February, 2005 by and between IPI
Fundraising, Inc., a Delaware corporation (the "Company"); and
__________________ ("Stockholder").

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement") dated February 8, 2005 between, inter alia, the Company; BF Acquisition Group III, Inc., a Florida corporation, FundraisingDirect.com, Inc., a Delaware corporation, and Imprints Plus, Inc., a Delaware corporation, on the "Closing Date" defined in Section 1.2 of the Merger Agreement, the Stockholder will acquire shares of Company common stock in exchange for his shares of BF Acquisition Group III, Inc. common stock.

     WHEREAS, the Stockholder agrees that among other reasons, in order to create and sustain an orderly public trading market for the Company's common stock after the Closing Date, that it is in the best interest of the Stockholder, the Company, and the Company's other stockholders (the "Third Party Beneficiaries") for the Stockholder not to transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, his shares of Company Stock owned beneficially or otherwise by him except pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Shares Subject to this Agreement. On the Closing Date, the Stockholder, directly or indirectly, shall own ________________ shares of the Company's common stock, which shall be subject to this Agreement and referred to herein as "Subject Stock".

     2. Sale Restriction. The Stockholder agrees for the benefit of himself, the Company and the Third Party Beneficiaries that he will not transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, the Subject Stock except pursuant to the terms of this Agreement. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void. Notwithstanding the foregoing, the Stockholder may transfer any Subject Stock by will or intestacy, provided that any recipient of such Subject Stock must execute an agreement stating that the recipient is receiving or holding the Subject Stock subject to the provisions of this Agreement.

     3.   Sale Periods.

     3.1 Commencing on the Closing Date, and terminating thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall not be entitled to dispose of any shares of the Subject Stock.

     3.2 Commencing thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), and terminating eighteen (18) months thereafter, during every calendar month, the Stockholder shall be entitled to dispose of up to the amount of Subject Stock that is equal to 10% of the Subject Stock held by the Stockholder on the Closing Date.

     3.3  Paragraphs 3.1 and 3.2 above shall not apply to any Subject
          Stock that was acquired by the Stockholder pursuant to the Imprints Plus, Inc. Rule 504 private offerings initiated during 2004, but instead, the following shall apply to any Subject Stock acquired by a Stockholder pursuant to such private offerings:
          Commencing on the Closing Date, and terminating eighteen (18) months after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall be entitled to dispose of up to an aggregate of 20,000 shares of the Subject Stock every calendar month.

     4. No portion of Subject Stock that was not sold in any calendar month period, as described in paragraphs 3.2 and 3.3 above, shall be carried over into the next, or any other, calendar month for the purpose of increasing the eligible amount of Subject Stock that may be disposed of in any other given calendar month. Stockholders eligible to utilize the sales periods described in paragraph 3.3 may elect instead to be subject to paragraphs 3.1 and 3.2, but such Stockholders may not combine paragraphs 3.1 and 3.2 with paragraph 3.3 for the purpose of increasing the eligible amount of Subject Stock that may be disposed of by such Stockholder pursuant to this Agreement.

     5. Legend/Stop Transfer Instructions. The Stockholder further agrees that the Company may instruct its transfer agent not to transfer the Subject Stock, may provide a copy of this Agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificates disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Subject Stock is subject to the terms of this Agreement and may issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for the Subject Stock.

     6. Equitable Remedy. The Stockholder agrees that any breach of this Agreement will cause the Company and the Third Party Beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Stockholder, the Stockholder agrees that the Company shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach.

     7.   Miscellaneous.

          7.1 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          7.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.
          7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          7.4 Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          7.8 Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

          7.9 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

          (c) References herein to "paragraphs", "subparagraphs" and other subdivisions without reference to a document are to designate paragraphs, subparagraphs and other subdivisions of this Agreement;

          (d) A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

          (e) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) The term "include" or "including" shall mean without limitation by reason of enumeration.

          7.10 Incorporation of Agreements. The agreements identified in this Agreement are incorporated herein by reference and made a part hereof.

     In Witness, the parties have duly executed this Agreement as of the date first above written.

WITNESS:                           SELLING STOCKHOLDER:


____________________               ________________________
Name:_______________               Name:___________________

WITNESS:                           COMPANY:

____________________               By:______________________
Name:_______________                  Justin P. DiNorscia,
                                        president

                                                       Exhibit C-3


                     SALES RESTRICTION AGREEMENT

     THIS SALES RESTRICTION AGREEMENT ("Agreement") is entered into as of the 8th day of February, 2005 by and between IPI
Fundraising, Inc., a Delaware corporation (the "Company"); and
__________________ ("Stockholder").

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement") dated February 8, 2005 between, inter alia, the Company; BF Acquisition Group III, Inc., a Florida corporation, FundraisingDirect.com, Inc., a Delaware corporation, and Imprints Plus, Inc., a Delaware corporation, on the "Closing Date" defined in Section 1.2 of the Merger Agreement, the Stockholder will acquire shares of Company common stock in exchange for his shares of FundraisingDirect.com, Inc. common stock.

     WHEREAS, the Stockholder agrees that among other reasons, in order to create and sustain an orderly public trading market for the Company's common stock after the Closing Date, that it is in the best interest of the Stockholder, the Company, and the Company's other stockholders (the "Third Party Beneficiaries") for the Stockholder not to transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, his shares of Company Stock owned beneficially or otherwise by him except pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
     1. Shares Subject to this Agreement. On the Closing Date, the Stockholder, directly or indirectly, shall own ________________ shares of the Company's common stock, which shall be subject to this Agreement and referred to herein as "Subject Stock".

     2. Sale Restriction. The Stockholder agrees for the benefit of himself, the Company and the Third Party Beneficiaries that he will not transfer, sell, contract to sell, devise, give, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, the Subject Stock except pursuant to the terms of this Agreement. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void. Notwithstanding the foregoing, the Stockholder may transfer any Subject Stock by will or intestacy, provided that any recipient of such Subject Stock must execute an agreement stating that the recipient is receiving or holding the Subject Stock subject to the provisions of this Agreement.

     3.   Sale Periods.

     3.1 Commencing on the Closing Date, and terminating thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall not be entitled to dispose of any shares of the Subject Stock.

     3.2 Commencing thirty (30) days after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), and terminating eighteen (18) months thereafter, during every calendar month, the Stockholder shall be entitled to dispose of up to the amount of Subject Stock that is equal to 10% of the Subject Stock held by the Stockholder on the Closing Date.

     3.3  Paragraphs 3.1 and 3.2 above shall not apply to any Subject
          Stock that was acquired by the Stockholder pursuant to the Imprints Plus, Inc. Rule 504 private offerings initiated during 2004, but instead, the following shall apply to any Subject Stock acquired by a Stockholder pursuant to such private offerings:
          Commencing on the Closing Date, and terminating eighteen (18) months after the date that a bid and an ask price for the Company's common stock is initiated on the over-the-counter bulletin board (or similar medium of exchange), the Stockholder shall be entitled to dispose of up to an aggregate of 20,000 shares of the Subject Stock every calendar month.
     4. No portion of Subject Stock that was not sold in any calendar month period, as described in paragraphs 3.2 and 3.3 above, shall be carried over into the next, or any other, calendar month for the purpose of increasing the eligible amount of Subject Stock that may be disposed of in any other given calendar month. Stockholders eligible to utilize the sales periods described in paragraph 3.3 may elect instead to be subject to paragraphs 3.1 and 3.2, but such Stockholders may not combine paragraphs 3.1 and 3.2 with paragraph 3.3 for the purpose of increasing the eligible amount of Subject Stock that may be disposed of by such Stockholder pursuant to this Agreement.

     5. Legend/Stop Transfer Instructions. The Stockholder further agrees that the Company may instruct its transfer agent not to transfer the Subject Stock, may provide a copy of this Agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificates disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Subject Stock is subject to the terms of this Agreement and may issue stop-transfer instructions to its transfer agent for the period contemplated by this Agreement for the Subject Stock.

     6. Equitable Remedy. The Stockholder agrees that any breach of this Agreement will cause the Company and the Third Party Beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this Agreement by the Stockholder, the Stockholder agrees that the Company shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach.

     7.   Miscellaneous.

          7.1 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          7.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

          7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          7.4 Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          7.8 Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

          7.9 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

          (c) References herein to "paragraphs", "subparagraphs" and other subdivisions without reference to a document are to designate paragraphs, subparagraphs and other subdivisions of this Agreement;

          (d) A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

          (e) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) The term "include" or "including" shall mean without limitation by reason of enumeration.
          7.10 Incorporation of Agreements. The agreements identified in this Agreement are incorporated herein by reference and made a part hereof.

     In Witness, the parties have duly executed this Agreement as of the date first above written.
WITNESS:                           SELLING STOCKHOLDER:


____________________               ________________________
Name:_______________               Name:___________________

WITNESS:                           COMPANY:


____________________               By:______________________
Name:_______________                  Justin P. DiNorscia,
                                        president

                                                             EXHIBIT D


         [LETTERHEAD OF CONNOLLY BOVE LODGE & HUTZ LLP]



Charles J. Durante
Partner



                        September 26, 2005


Board of Directors
IPI Fundraising, Inc.
4 Mill Park Court
Newark, Delaware 19713

          Re:  Merger Among BF Acquisition Group III, Inc.,
               FundraisingDirect.com, Inc.,
               Imprints Plus, Inc.; and IPI Fundraising, Inc.

Ladies and Gentlemen:

     We have been asked to render this opinion as special tax counsel in connection with the merger (the "Merger") among BF Acquisition Group III, Inc., a Florida corporation ("BF Acquisition Group"); Imprints Plus, Inc., a Delaware corporation ("Imprints Plus"); FundraisingDirect.com, Inc., a Delaware corporation ("FundraisingDirect"); and IPI Fundraising, Inc., a Delaware corporation ("IPI Fundraising" or the "Surviving Corporation").

     BF Acquisition Group, Imprints Plus and FundraisingDirect are referred to collectively as the "Disappearing Corporations," each a "Disappearing Corporation." The four corporation are collectively referred to herein as the "Constituent
Corporations," each a "Constituent Corporation."

     Under the Merger, BF Acquisition Group, FundraisingDirect and Imprints Plus are to be merged into IPI Fundraising.

     In that capacity, we have examined the following documents or copies thereof certified or otherwise identified to our satisfaction. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies.

  1.   Certified copy of the Articles of Incorporation of BF
       Acquisition, as filed with the Secretary of State of Florida on April 15, 1999.

  2. Certified copy of the Certificate of Incorporation of Fund raisingDirect, as filed with the Secretary of State of Delaware on January 7, 1999.

  3. Certified copy of the Certificate of Incorporation of Imprints Plus, as filed with the Secretary of State of Delaware on February 5, 1988.

  4.   Certified copy of the Certificate of Incorporation of IPI
       Fundraising, as filed with the Secretary of State of Delaware on December 6, 2004.

  5. Certificate of Good Standing for BF Acquisition, issued by the Secretary of State of Florida.

  6. Certificate of Good Standing for FundraisingDirect, issued by the Secretary of State of Delaware.

  7. Certificate of Good Standing for Imprints Plus, issued by the Secretary of State of Delaware.

  8. Certificate of Good Standing for IPI Fundraising, issued by the Secretary of State of Delaware.

  9. Bylaws of BF Acquisition, certified to be correct by the Secretary thereof.

  10. Bylaws of FundraisingDirect, certified to be correct by the Secretary thereof.

  11. Bylaws of Imprints Plus, certified to be correct by the Secretary thereof.

  12. Bylaws of IPI Fundraising, certified to be correct by the Secretary thereof.

  13. Certificate of Incumbency identifying the current officers and directors of BF Acquisition.

  14. Certificate of Incumbency identifying the current officers and directors of FundraisingDirect.

  15. Certificate of Incumbency identifying the current officers and directors of Imprints Plus.

  16. Certificate of Incumbency identifying the current officers and directors of IPI Fundraising.

  17. Agreement and Plan of Merger among, inter alia, the Constituent Corporations (the "Agreement of Merger").

  18.  Plan of Merger among the Constituent Corporations.

  19. Resolutions of directors of BF Acquisition authorizing the Agreement of Merger and the Plan of Merger.

  20. Resolution of shareholders of BF Acquisition adopting the Agreement of Merger and the Plan of Merger.

  21. Resolution of directors of FundraisingDirect authorizing the Agreement of Merger and the Plan of Merger.

  22. Resolution of shareholders of FundraisingDirect adopting the Agreement of Merger and the Plan of Merger.

  23. Resolution of directors of Imprints Plus authorizing the Agreement of Merger and the Plan of Merger.

  24. Resolution of shareholders of Imprints Plus adopting the Agreement of Merger and the Plan of Merger.

  25. Resolution of directors of IPI Fundraising authorizing the Agreement of Merger and the Plan of Merger.

  26. Resolution of shareholders of IPI Fundraising adopting the Agreement of Merger and the Plan of Merger.

  27. Form of Certificate of Merger, to be executed on behalf of the Surviving Corporation.

  28. Sales Restriction Agreements executed by persons identified on Page 58 of Registration Statement of IPI Fundraising.

     Items 1 to 16 above are collectively referred to as "Entity Documents." Items 17 to 28 are collectively referred to as "Merger Documents." Capitalized items not otherwise defined herein shall have the same meaning as ascribed in the foregoing documents.

     We have also relied on a Certificate, executed by each of the Constituent Corporations, representing to us that:

  1.   No consideration other than stock of the Constituent
       Corporations is being exchanged in the merger, except for dissenting shareholders.

  2. There is no plan or intention by any shareholder who owns five percent or more of the stock of any of the Constituent Corporations, and the management of each of the Constituent Corporations, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining shareholder or security holder of any of the Constituent Corporations, to exercise any dissenters' rights, as described in the Agreement of Merger.

  3. There is no plan or intention by any shareholder who owns five percent or more of the stock of any of the Constituent Corporations, and the management of each of the Constituent Corporations, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining shareholder or security holder of any of the Constituent Corporations, to sell, exchange, transfer by gift, or otherwise dispose of any stock in, or securities of the Surviving Corporation after the Merger.

  4. Although the Agreement and Plan of Merger provides for payment in cash to shareholders of the Disappearing Corporations who exercise their statutory right of appraisal under 8 Del. C. Section262, there is no reasonable likelihood that continuing interest through stock ownership in the Surviving Corporation on the part of the shareholders of each Disappearing Corporation will not equal in value, as of the effective date of the merger, at least 50 percent of the value of all of the formerly outstanding stock of each Disappearing Corporation as of the merger, taking into account any sales, redemptions and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of merger.

  5. The liabilities of the Disappearing Corporations assumed by the Surviving Corporation and the liabilities to which the transferred assets of the Disappearing Corporations are subject were incurred by the Disappearing Corporations in the ordinary course of business.

  6. Following the Merger, the Surviving Corporation will continue the business heretofore conducted by Imprints Plus and FundraisingDirect.

  7. There is no intercorporate indebtedness existing among the Constituent Corporations that was issued or acquired or will be settled at a discount.

  8. There is no plan or intention to liquidate the Surviving Corporation, to merge it with any other corporation or other entity (except pursuant to the Merger), or to sell or otherwise dispose of the assets of any of the Constituent Corporations after the Merger, except in the ordinary course of business.

  9. None of the Constituent Corporations derives more than 90 percent of its gross income from dividends, interest, payments with respect to securities loans, gains from dispositions of and other income from stock, securities or foreign currencies, and net income from an interest in publicly traded partnerships.

  10. None of the Constituent Corporations will elect to be treated as a real estate investment trust for any current or past tax year.

  11. None of the Constituent Corporations has assets of which 50 percent or more in value are stock and securities.

  12. None of the Constituent Corporations has assets of which 80 percent or more in value are assets held for investment.

  13. No party to the Merger is under the jurisdiction of a court in a case under title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

  14. The fair market value of the assets of each Disappearing Corporation will equal or exceed the sum of its liabilities assumed by the Surviving Corporation plus the amount of liabilities, if any, to which such assets are subject.

  15. No debt that will be assumed by the Surviving Corporation is personally guaranteed by any shareholder of any of the Disappearing Corporations.

  16. Before the Merger, the Surviving Corporation owned no shares of any of the Disappearing Corporations.

  17. None of the Disappearing Corporations accumulated its receivables nor made extraordinary payment of its payables in anticipation of the Merger.

  18. There has been no redemption of stock in any of the Disappearing Corporations in the year before the Merger.

     We have relied on resolutions of the Constituent
Corporations as to the due execution and delivery of all such documents and on Certificates with other representations made by the Constituent Corporations concerning the Merger.

     Capitalized items not otherwise defined herein shall have the same meaning as ascribed in the documents described thereof.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above and we have not reviewed any document that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the aforementioned documents and the actions stated therein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, and the statements and information set forth therein, all of which we have assumed to be true, complete and accurate in all material respects.

     We have undertaken no inquiry to verify the accuracy or completeness of the representations in any certificates. We have assumed that the Certificate of Merger will be duly recorded in the Office of the Secretary of State of Delaware and that all applicable fees imposed in connection therewith will be paid.

     We have not been engaged or undertaken to verify or review the execution, acknowledgment or delivery of the documents.

     With respect to all documents, examined by us, we have assumed that (a) all documents examined by us are executed by all necessary parties and all signatures on documents examined by us are genuine, (b) all documents submitted to us as originals are authentic and (c) all documents submitted to us as copies conform with the originals of those documents.

     We are relying upon a certificate from David M. Bovi, P.A., general counsel for the Merger, with respect to: (a) the authority of each of the parties to the documents to execute and deliver, and to perform its obligations under, such documents, (b) the due authorization, execution and delivery by all parties thereto of the documents, and (c) that each of the documents constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

     Based on our examination of the Documents and such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

     A. Upon the completion of all filings to effect the Merger as a statutory merger under the Delaware General Corporation Law and the Florida Business Corporation Act, the Merger will constitute a "merger" within the meaning of Section 368(a) of the Internal Revenue Code (the "Code").

     B. Each of the Constituent Corporations will be a "party to the merger" within the meaning of Section 368(b) of the Code.

     C. No gain or loss will be recognized by any of the Constituent Corporations as a result of the Merger.

     D. No sale or exchange upon which taxable gain or loss is recognized will occur for a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect who exchanges shares of stock of Imprints Plus, BF Acquisition Group or FundraisingDirect for IPI Fundraising stock under the Merger.

     E. The tax basis of the shares of stock of IPI Fundraising received by a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect under the Merger will be equal to the tax basis of such stock exchanged therefor.

     F. The holding period of the shares of stock of IPI Fundraising received by a shareholder of Imprints Plus, BF Acquisition Group or FundraisingDirect will include the holding period or periods of the such stock exchanged therefor, provided that such stock was held as a capital asset within the meaning of
Section 1221 of the Code at the effective time of the Merger.

     In addition to any exceptions, qualifications and assumptions noted hereinabove, the foregoing opinions are subject to the following exceptions, qualifications and assumptions:

     A. The opinions expressed herein are limited to the laws, rules and regulations of the Internal Revenue Code of the United States of America and of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware) now in effect, and we have not considered and express no opinion on any other laws, rules or regulations.

     B. We have assumed that all signatures of or on behalf of parties other than the Company on documents and instruments examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as copies conform with the originals, which assumptions we have not independently verified.

     C. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events or changes of the law that may occur subsequent to such date. We undertake no responsibility to advise you of changes in law or fact hereafter occurring.

     The opinions expressed in this letter are given solely for the benefit of the addressee and its shareholders as of the date hereof, and may be used in connection with the S-4 registration statement to filed on behalf of IPI Fundraising.

     We consent to the use of this opinion, including all legal conclusions expressed herein, in the Registration Statement of IPI Fundraising, Inc., including each applicable amendment thereto.


                              Very truly yours,


                              /s/CONNOLLY BOVE LODGE & HUTZ LLP
                              CONNOLLY BOVE LODGE & HUTZ LLP

                               ANNEX B

        Section 262 of Delaware General Corporation Law

Sec. 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Sec. 228 of this title shall be Sentitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sec. 251 (other than a merger effected pursuant to Sec. 251(g) of this title), Sec. 252, Sec. 254, Sec. 257, Sec. 258, Sec. 263 or Sec. 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Sec. 251 of this title.
(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to Sec. 228 or Sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             ANNEX C

        Sections 1301-1333 of Florida Business Corporation Act
607.1301 Appraisal rights; definitions.--The following definitions apply to ss. 607.1302-607.1333:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss.
607.1322-607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.


607.1302  Right of shareholders to appraisal.--

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.  Listed on the New York Stock Exchange or the American Stock
Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)  The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)  Was procured as a result of fraud or material misrepresentation.


607.1303  Assertion of rights by nominees and beneficial owners.--

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.


607.1320  Notice of appraisal rights.--

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
607.1321  Notice of intent to demand payment.--

(1)  If proposed corporate action requiring appraisal rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s.
607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)  A shareholder who does not satisfy the requirements of subsection

(1) is not entitled to payment under this chapter.


607.1322  Appraisal notice and form.--

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.  The shareholder's name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.  That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)  State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.  The corporation's estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)  Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.


607.1323  Perfection of rights; right to withdraw.--

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s.
607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324  Shareholder's acceptance of corporation's offer.--

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326  Procedure if shareholder is dissatisfied with offer.--

(1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.


607.1330  Court action.--

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.


607.1331  Court costs and counsel fees.--

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.


607.1332 Disposition of acquired shares.--Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.


607.1333  Limitation on corporate payment.--

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.